                                                                 DEFINITIVE COPY
                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         THE NEIMAN MARCUS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

THE                                                The Neiman Marcus Group, Inc.
NEIMAN                                             27 Boylston Street
MARCUS                                             Chestnut Hill, MA 02467
GROUP                                              (617) 232-0760


                                                      August 10, 1999

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of stockholders of The Neiman Marcus Group, Inc. ("Neiman Marcus" or the "Company") to be held on Wednesday, September 15, 1999, at 10:00 a.m., at the Company's headquarters, located at 27 Boylston Street (Route 9), Chestnut Hill, Massachusetts 02467. THIS IS AN IMPORTANT SPECIAL MEETING THAT AFFECTS YOUR INVESTMENT IN THE COMPANY.

     At the Special Meeting, you will be asked to consider and vote upon four proposals. The first of these proposals will facilitate the tax-free distribution by Harcourt General, Inc. ("Harcourt General") to its common stockholders of 21,440,960 shares of Neiman Marcus common stock held by Harcourt General (the "Distribution"), representing approximately 81% of the total shares held by Harcourt General. Harcourt General currently owns approximately 53.9% of the outstanding shares of Neiman Marcus common stock and following the Distribution will own approximately 10%.

     The Distribution is expected to benefit Neiman Marcus stockholders by:

     - putting control of Neiman Marcus in the hands of its public stockholders by eliminating Harcourt General as a majority stockholder;

     - increasing the liquidity and public float of Neiman Marcus common stock by nearly doubling the number of shares held by Neiman Marcus' public stockholders;

     - resulting in Neiman Marcus being more widely followed by the equity research community because of its broader stockholder base; and

     - facilitating the use of Neiman Marcus common stock as an acquisition currency and as a source of capital.

     In order for the Distribution to be tax-free to Harcourt General and its stockholders, current tax law requires that the shares of Neiman Marcus common stock to be distributed to Harcourt General's common stockholders in the Distribution have the right to elect at least 80% of the Neiman Marcus Board. Accordingly, the proposal provides for the recapitalization of Neiman Marcus (the "Recapitalization") so that Harcourt General will become the holder of all the shares of a new class of Neiman Marcus common stock, called Class B Common Stock, having the right to elect at least 82% of the Neiman Marcus Board. All the shares of Class B Common Stock will be distributed to Harcourt General's common stockholders as promptly as practicable following the Recapitalization. Except with respect to the election of directors, the Class B Common Stock will be substantially identical to the existing Neiman Marcus common stock.

     As a technical matter, you will be voting to adopt an agreement and plan of merger (the "Merger Agreement") as a means to effect the Recapitalization. Adoption of the Merger Agreement will constitute approval of amendments to Neiman Marcus' Restated Certificate of Incorporation that are necessary to effect the Recapitalization.

     You will also be asked to consider and vote upon certain governance and authorized capital amendments to the Restated Certificate of Incorporation, which are described in detail in the accompanying Proxy Statement. Neiman Marcus believes that the governance amendments are necessary to foster Neiman Marcus' long-term growth as an independent company following the Distribution and to protect Neiman Marcus stockholders from unsolicited takeover proposals at a price below Neiman Marcus' intrinsic value. The governance amendments would fix the size of the Neiman Marcus Board and require approval of two-thirds of the outstanding shares of Neiman Marcus common stock for certain business transactions (for the first five years following the Distribution). The authorized capital amendment would provide Neiman Marcus with enhanced financing flexibility by increasing Neiman Marcus' authorized capital stock and creating a new class of low-voting common stock.

     THE ACCOMPANYING PROXY STATEMENT PROVIDES DETAILED INFORMATION ABOUT THE PROPOSED TRANSACTIONS. THE NEIMAN MARCUS BOARD ENCOURAGES YOU TO READ THE ENTIRE PROXY STATEMENT AND THE APPENDICES CAREFULLY.

     Neiman Marcus has conditioned the Recapitalization on the approval of the Merger Agreement by the holders of two-thirds of the outstanding shares of Neiman Marcus common stock, including the 53.9% of the outstanding shares held by Harcourt General, and by the holders of a majority of the shares of Neiman Marcus common stock voting in person or by proxy at the Special Meeting, other than the shares held by Harcourt General. Each of the governance and authorized capital amendments requires the approval of a majority of the outstanding shares of Neiman Marcus common stock. The adoption of the governance and authorized capital amendments is assured because Harcourt General has agreed to vote its Neiman Marcus shares in favor of their adoption. The governance and authorized capital amendments will not be implemented, however, unless the Merger Agreement is approved.

     As many of you may know, my family and I currently own approximately 28% of the outstanding shares of Harcourt General. Following the Distribution, we will own approximately 28% of the Neiman Marcus Class B Common Stock and approximately 12% of the total equity of Neiman Marcus. We look forward to becoming stockholders of Neiman Marcus and participating with you in its future growth.

     THE NEIMAN MARCUS BOARD, INCLUDING A SPECIALLY CONSTITUTED COMMITTEE OF THE INDEPENDENT DIRECTORS OF NEIMAN MARCUS, HAS GIVEN FULL CONSIDERATION TO THE MERGER AGREEMENT AND THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS AND HAS DETERMINED THAT THEY ARE ADVISABLE AND FAVORABLE TO AND, THEREFORE, FAIR TO AND IN THE BEST INTERESTS OF NEIMAN MARCUS AND ITS STOCKHOLDERS OTHER THAN HARCOURT GENERAL AND HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS. THE NEIMAN MARCUS BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS AND URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE REPLY ENVELOPE AT YOUR EARLIEST CONVENIENCE.

     Thank you for your continued support.

                                          Very truly yours,
                                          /s/ Richard A. Smith
                                          RICHARD A. SMITH
                                          Chairman

------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ADOPTION OF EACH OF THE PROPOSALS. DO NOT SEND ANY STOCK CERTIFICATES OF THE NEIMAN MARCUS GROUP, INC. IN YOUR PROXY ENVELOPE.
------------------------------------------------------------------------------

THE                                                The Neiman Marcus Group, Inc.
NEIMAN                                             27 Boylston Street
MARCUS                                             Chestnut Hill, MA 02467
GROUP                                              (617) 232-0760


                                                                 August 10, 1999


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 15, 1999

     A special meeting of stockholders of The Neiman Marcus Group, Inc. ("Neiman Marcus" or the "Company") (including any adjournments or postponements thereof, the "Special Meeting") will be held at 10:00 a.m. on Wednesday, September 15, 1999, at the Company's headquarters, 27 Boylston Street (Route 9), Chestnut Hill, Massachusetts for the following purposes:

     1. Merger Agreement Proposal. To consider and vote upon a proposal to adopt an Amended and Restated Agreement and Plan of Merger dated as of July 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), among Neiman Marcus, Harcourt General, Inc. ("Harcourt General") and Spring Merger Corporation, a wholly owned subsidiary of Harcourt General ("Merger Sub"), providing for the merger of Merger Sub with and into Neiman Marcus, with Neiman Marcus as the surviving corporation (the "Merger"). As a result of the Merger, (i) Harcourt General will become the holder of 21,440,960 shares of a new class of Neiman Marcus common stock having the right to elect at least 82% of the Neiman Marcus Board, all of which shares will be distributed by Harcourt General to its common stockholders as promptly as practicable following the Merger, while all other shares of Neiman Marcus common stock will be entitled to elect up to 18% of the Neiman Marcus Board and (ii) the Company's Restated Certificate of Incorporation will be amended to incorporate the changes necessary to effect the recapitalization of Neiman Marcus described in the Proxy Statement accompanying this notice;

     2. Board Size Proposal. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to (i) increase the minimum number of directors on the Neiman Marcus Board from three to six, (ii) set forth the range of the number of directors permitted as between six and nine and (iii) require that the actual number of directors be determined exclusively by resolution of the Neiman Marcus Board;

     3. Supermajority Voting Proposal. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to include a provision requiring approval of 66- 2/3% of the total voting power of the outstanding shares of Neiman Marcus common stock to approve any merger or consolidation, any sale, lease, exchange or other disposition of all or substantially all of Neiman Marcus' assets and, unless approved by two-thirds of the members of the Neiman Marcus Board, any issuance of voting securities of Neiman Marcus that would require stockholder approval;

     4. Authorized Capital Proposal. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase Neiman Marcus' authorized capital from 200,000,000 shares of common stock to 250,000,000 shares of common stock (consisting of 100,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock and 50,000,000 shares of a new Class C Common Stock having one-tenth ( 1/10) of one vote per share) and 50,000,000 shares of preferred stock; and

     5. To transact such other business as may properly come before the Special Meeting.

     Holders of record on August 2, 1999 of the Company's common stock will be asked to consider and act upon the foregoing items.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                               Eric P. Geller
                                                 Secretary

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

SUMMARY.....................................................    1

THE SPECIAL MEETING.........................................    8

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................    9

CERTAIN CONSIDERATIONS......................................   10
  Potential Antitakeover Effects of the Governance
     Amendments and Rights Plan.............................   10
  Ownership of Neiman Marcus Common Stock by the Smith
     Family.................................................   10
  The Tax-free Distribution May Result in Significant
     Limitations on the Company's Ability to Engage in
     Certain Transactions...................................   10
  Stock Sales Following the Distribution May Affect the
     Company's Stock Price..................................   10

ADOPTION OF THE MERGER AGREEMENT............................   11
  Background of the Recapitalization and the Distribution...   11
  Description of the Recapitalization Amendments............   14
  Neiman Marcus' Reasons for the Recapitalization...........   15
  Recommendation of the Neiman Marcus Board.................   18
  Required Vote.............................................   18
  Interests of Certain Persons in the Recapitalization and
     the Governance and Authorized Capital Amendments.......   18
  Effects of the Recapitalization on Outstanding Shares.....   19
  Tax Matters...............................................   20
  The Retained Shares.......................................   21
  Neiman Marcus Board Following the Recapitalization and the
     Distribution...........................................   21
  Management of Neiman Marcus Following the Recapitalization
     and the Distribution...................................   21
  New York Stock Exchange Approvals.........................   22
  Federal Securities Law Consequences.......................   22
  No Appraisal Rights.......................................   22

THE MERGER AGREEMENT........................................   23
  The Merger................................................   23
  Conditions to the Merger..................................   23
  Termination...............................................   24

THE DISTRIBUTION AGREEMENT..................................   25
  The Distribution..........................................   25
  Conditions to the Distribution............................   25
  Other Agreements..........................................   26
  Indemnification Against Certain Tax and Other
     Liabilities............................................   28
  Other Matters.............................................   28
  Termination...............................................   29

                                                              PAGE
                                                              ----
ADOPTION OF THE GOVERNANCE AND AUTHORIZED CAPITAL
  AMENDMENTS................................................   30
  General...................................................   30
  Purpose and Effects of the Governance Amendments..........   30
  Purpose and Effects of the Authorized Capital Amendment...   31
  The Governance Amendments and the Authorized Capital
     Amendment..............................................   32
     Proposal Two: Board Size Proposal......................   32
     Proposal Three: Supermajority Voting Proposal..........   33
     Proposal Four: Authorized Capital Proposal.............   33
  Recommendation of the Neiman Marcus Board.................   34
  Required Vote.............................................   34
  Existing Charter and By-law Provisions with Possible
     Antitakeover Effects...................................   34
  Description of By-laws Amendment..........................   35
  No Vote Required..........................................   36
  Rights Plan...............................................   37

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  OF NEIMAN MARCUS..........................................   38

BOARD OF DIRECTORS AND MANAGEMENT OF NEIMAN MARCUS..........   42
  Board of Directors........................................   42
  Executive Officers........................................   43

STOCKHOLDER PROPOSALS.......................................   44

WHERE YOU CAN FIND MORE INFORMATION.........................   44

INDEX OF DEFINED TERMS......................................   45

Appendix A -- Amended and Restated Agreement and Plan of
  Merger....................................................  A-1

Appendix B -- Amended and Restated Distribution Agreement...  B-1

Appendix C -- Proposed Amended and Restated Certificate of
  Incorporation.............................................  C-1

Appendix D -- By-Laws Amendment.............................  D-1

                                    SUMMARY

     This summary is qualified by the more detailed information set forth in this Proxy Statement, which should be read in its entirety. Certain capitalized terms not defined herein are defined elsewhere in the Proxy Statement. See "Index of Defined Terms."

        THE NEIMAN MARCUS GROUP, INC. ("NEIMAN MARCUS" OR THE "COMPANY")

     Neiman Marcus is engaged in the high-end specialty retail business, operating through Neiman Marcus Stores, Bergdorf Goodman and NM Direct. The 31 Neiman Marcus stores in premier retail locations nationwide and the two Bergdorf Goodman stores on Fifth Avenue and 58(th) Street in Manhattan offer high-end fashion apparel and accessories primarily from leading designers. NM Direct, Neiman Marcus' direct marketing operation, offers a mix of apparel and home furnishings which is complementary to the Neiman Marcus Stores merchandise and also publishes Chef's Catalog, a leading direct marketer of gourmet cookware and high-end kitchenware. The principal executive offices of Neiman Marcus are located at 27 Boylston Street, Chestnut Hill, Massachusetts 02467, (617) 232-0760.

                  HARCOURT GENERAL, INC. ("HARCOURT GENERAL")

     Harcourt General, which owns approximately 53.9% of the outstanding Neiman Marcus common stock, is a leading global multiple-media publisher and service provider for the educational, assessment, training and professional information markets. Harcourt General's publishing and educational services businesses are organized into three main operating groups: Education; Lifelong Learning & Assessment; and Worldwide Scientific, Technical and Medical (STM). The Education Group consists of Harcourt General's K-12, supplemental and college education publishing operations and its trade publisher. The Lifelong Learning & Assessment Group includes testing, professional education, distance learning, career counseling and technology-based training for information technology and human resources professionals. The Worldwide STM Group is comprised of Harcourt General's scientific, technical and medical publishing businesses and its international publishing and distribution operations. The principal executive offices of Harcourt General are located at 27 Boylston Street, Chestnut Hill, Massachusetts 02467, (617) 232-8200.

                 ADOPTION OF THE MERGER AGREEMENT: PROPOSAL ONE

PROPOSAL ONE: ADOPTION OF THE
MERGER AGREEMENT..............   At the Special Meeting, the Neiman Marcus
                                 stockholders will be asked to consider and vote upon a proposal to adopt an Amended and Restated Agreement and Plan of Merger dated as of July 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), among Neiman Marcus,
                                 Harcourt General and Spring Merger Corporation, a wholly owned subsidiary of Harcourt General
                                 ("Merger Sub"), providing for the
                                 recapitalization (the "Recapitalization") of
                                 Neiman Marcus and the amendment of its Restated
                                 Certificate of Incorporation (the
                                 "Recapitalization Amendments"). The Merger
                                 Agreement is attached hereto as Appendix A. The purpose of the Recapitalization is to permit the tax-free distribution by Harcourt General to its common stockholders of 21,440,960 shares of Neiman Marcus common stock held by Harcourt
                                 General (the "Distribution"). The
                                 Recapitalization Amendments are necessary to effect the Recapitalization. Adoption of the Merger Agreement will constitute approval of the Recapitalization and the Recapitalization
                                 Amendments.

BENEFITS OF THE
TRANSACTIONS..................   The Recapitalization and the Distribution
                                 (collectively, and including the
                                 Recapitalization Amendments, the Governance

                                 Amendments (as defined below) and the
                                 Authorized Capital Amendment (as defined below), the "Transactions") are expected to, among other things (i) put control of Neiman Marcus in the hands of its public stockholders by eliminating Harcourt General as a majority stockholder; (ii) increase the liquidity and public float of Neiman Marcus common stock by increasing the shares held by the Company's public stockholders from approximately 23 million shares to approximately 44 million shares; (iii) result in Neiman Marcus being more widely followed by the equity research community because of its broader stockholder base; and (iv) facilitate the use of Neiman Marcus common stock as an acquisition currency and as a source of capital. See "Adoption of the Merger Agreement -- Neiman Marcus' Reasons for the Recapitalization."

THE RECAPITALIZATION..........   The Recapitalization is being effected because
                                 current tax law requires that in order for the Distribution to be tax-free to Harcourt General and its stockholders, Harcourt General is required to own, at the time of the Distribution, capital stock of Neiman Marcus having the right to elect at least 80% of the Neiman Marcus Board, and is required to distribute all of such stock to its stockholders in a single transaction. At this time, the shares held by Harcourt General represent approximately 53.9% of the total voting power of Neiman Marcus. Accordingly, Neiman Marcus' Restated Certificate of
                                 Incorporation will be amended to create a new class of common stock, called Class B Common
                                 Stock, par value $.01 per share (the "Class B
                                 Common Stock"), having the right to elect at least 82% of the Neiman Marcus Board. The Class
                                 B Common Stock will be issued to Harcourt
                                 General in exchange for 21,440,960 of the 26,429,502 shares of Neiman Marcus common stock held by Harcourt General, by means of the merger of Merger Sub with and into Neiman
                                 Marcus, with Neiman Marcus as the surviving corporation (the "Merger"). All other outstanding shares of Neiman Marcus common stock will be converted in the Merger into Class A Common Stock, par value $.01 per share, of Neiman Marcus (the "Class A Common Stock").
                                 Except for voting rights with respect to the election of directors, the Class B Common Stock will be substantially identical to the Class A
                                 Common Stock (including with respect to voting rights on fundamental transactions affecting
                                 Neiman Marcus).

THE DISTRIBUTION..............   Following the Recapitalization, Harcourt
                                 General will promptly distribute to its common stockholders, on a pro-rata basis, all of the shares of Class B Common Stock that it receives in the Recapitalization. The terms of the Distribution are set forth in the Amended and Restated Distribution Agreement, dated as of July 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Distribution Agreement"), between Neiman
                                 Marcus and Harcourt General, a copy of which is attached hereto as Appendix B. See "The
                                 Distribution Agreement."

RETAINED SHARES...............   Harcourt General will retain, through a wholly
                                 owned subsidiary, 4,988,542 shares of Class A
                                 Common Stock, or approximately 10% of the total outstanding shares of Neiman Marcus common stock following the Distribution (the "Retained
                                 Shares"). These shares will be retained by Harcourt General to preserve its flexibility to raise capital for general corporate purposes, including financing acquisitions and/or reducing indebtedness incurred in prior acquisitions. Harcourt General has agreed to vote the Retained Shares on all matters in proportion to the votes cast affirmatively or negatively by all other holders of Class A
                                 Common Stock. Harcourt General intends to, and has represented to the Internal Revenue Service that it will, dispose of the Retained Shares as market conditions permit and, in any event, within five years of the Distribution. Harcourt
                                 General has agreed, for a two year period following the Distribution, to provide Neiman
                                 Marcus with a right of first offer to purchase the Retained Shares in certain circumstances.
                                 See "The Distribution Agreement -- Other
                                 Agreements -- Right of First Offer with Respect to Retained Shares." In order to facilitate an orderly distribution of the Retained Shares, Neiman Marcus has agreed to provide Harcourt
                                 General with certain registration rights in respect of the Retained Shares.

OWNERSHIP OF NEIMAN MARCUS
  COMMON STOCK FOLLOWING THE
  DISTRIBUTION................   Richard A. Smith, Chairman of Neiman Marcus,
                                 and Robert A. Smith and Brian J. Knez, the
                                 Co-Chief Executive Officers of Neiman Marcus, and members of their families currently beneficially own in the aggregate approximately
                                 28% of the outstanding shares of Harcourt
                                 General, and will beneficially own the same percentage of the Class B Common Stock following the Distribution. The Smith family intends to enter into a stockholders' agreement with respect to the Class B Common Stock, effective upon the consummation of the Distribution, relating to the terms upon which they can dispose of their shares. Harcourt
                                 General has agreed with Neiman Marcus to use commercially reasonable best efforts to obtain the agreement by each member of the Smith family not to transfer such shares for a period of 180 days following the date of the Distribution. See "Adoption of the Merger
                                 Agreement -- Interests of Certain People in the
                                 Recapitalization and the Governance and
                                 Authorized Capital Amendments -- Description of
                                 Smith Family Stockholders Agreement."

     Adoption of the Merger Agreement will constitute approval of amendments to Neiman Marcus' Restated Certificate of Incorporation that are necessary to effect the Recapitalization. Following is a summary of the material terms of the Recapitalization Amendments.

THE RECAPITALIZATION AMENDMENTS:

  Authorization of
     Class A Common Stock and
     Class B Common Stock.....   As described above, the Neiman Marcus common
                                 stock will be reclassified into Class B Common
                                 Stock, having the right to elect at least 82% of the Neiman Marcus Board, and Class A Common
                                 Stock, having the right to elect up to 18% of the Neiman Marcus Board. See "Adoption of the
                                 Merger Agreement -- Description of the
                                 Recapitalization Amendments -- Authorization of
                                 Class A Common Stock and Class B Common Stock."

  Creation of Class A and
     Class B Directors........   The Neiman Marcus Board is separated into three
                                 classes (Class I, Class II and Class III), only one of which is scheduled for re-election each year. Following the Merger, in addition to this class designation, one director will be designated a "Class A Director" and the remaining seven directors will be designated
                                 "Class B Directors." Vincent M. O'Reilly, who is currently a Class III director, will become the Class A Director upon consummation of the Transactions. Thereafter, the Class A Director will be elected by the holders of the Class A
                                 Common Stock (and the holders of Class C Common
                                 Stock, par value $.01 per share, of Neiman
                                 Marcus (the "Class C Common Stock"), if any) and the Class B Directors will be elected by the holders of the Class B Common Stock. All directors will remain in the class of directors
                                 (Class I, Class II or Class III) of which such director is currently a member. This special class voting right may be discontinued at any time after five years following the Distribution upon a resolution of the Neiman
                                 Marcus Board and approval by the holders of a majority of the outstanding shares of the Class
                                 A Common Stock and the Class C Common Stock, voting together as a class, and of the Class B
                                 Common Stock, voting separately as a class. See
                                 "Adoption of the Merger
                                 Agreement -- Description of the
                                 Recapitalization Amendments -- Authorization of
                                 Class A Common Stock and Class B Common Stock" and "-- Creation of Class A and Class B
                                 Directors."

 Vacancies to be Filled Only
     by Class.................   The Company's Restated Certificate of
                                 Incorporation (as amended by the
                                 Recapitalization Amendments, the Governance
                                 Amendments and the Authorized Capital
                                 Amendment, the "Amended and Restated
                                 Certificate of Incorporation") will provide that any vacancy in the office of a Class A
                                 Director or Class B Director (each a "Class") may be filled only by the vote of the majority of the remaining directors in the Class in which such vacancy exists (or the sole remaining director in such Class), unless there are no such directors in such Class, in which case the vacancy will be filled by the vote of the stockholders of such Class. All newly-created directorships resulting from an increase in the authorized number of directors will first be allocated to a Class and then filled by the vote of the majority of the directors in the Class in which such newly-created directorships exist (or the sole remaining director in such Class), unless there are no such directors in such Class, in which case the newly-created directorships will be filled by the vote of the stockholders of such Class. See "Adoption of the Merger
                                 Agreement -- Description of the
                                 Recapitalization Amendments -- Vacancies to be
                                 Filled Only by Class; Only by Board."

 THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS: PROPOSAL TWO, PROPOSAL THREE
                               AND PROPOSAL FOUR

     The Governance Amendments include changes to the Restated Certificate of Incorporation that Neiman Marcus believes are necessary to foster Neiman Marcus' long-term growth as an independent company following the Distribution and to protect Neiman Marcus stockholders from unsolicited takeover proposals at a price below Neiman Marcus' intrinsic value. The Authorized Capital Amendment is intended to provide

Neiman Marcus with sufficient authorized capital stock for future issuances and otherwise to provide enhanced financing flexibility by creating a class of low-voting common stock. Following is a summary of the material terms of the Governance and Authorized Capital Amendments.

PROPOSAL TWO: BOARD SIZE
PROPOSAL......................   At the Special Meeting, you will be asked to
                                 consider and vote upon a proposal (the "Board
                                 Size Proposal") to amend the Company's Restated
                                 Certificate of Incorporation to increase the minimum number of directors on the Neiman
                                 Marcus Board from three to six, and to include a provision establishing the range of directors from six to nine. This provision will also state that the actual number of directors will be determined exclusively by resolution of the Neiman Marcus Board. This provision may not be altered or repealed without the vote of at least 66- 2/3% of the combined voting power of the Company's outstanding stock entitled to vote generally in the election of directors, voting together as a single class. The Board
                                 Size Proposal will ensure that the holders of the Class A Common Stock will have the right to elect at least one director. This change will also have the effect of making it more difficult for any person or group of persons to gain control of the Neiman Marcus Board by prohibiting such person or group of persons from increasing the size of the board and filling the newly created directorships without board approval. See "Adoption of the Governance and Authorized Capital Amendments -- The
                                 Governance Amendments and the Authorized
                                 Capital Amendment -- Proposal Two: Board Size
                                 Proposal."

PROPOSAL THREE: SUPERMAJORITY
VOTING PROPOSAL...............   At the Special Meeting you will be asked to
                                 consider and vote upon a proposal (the
                                 "Supermajority Voting Proposal") to amend the Company's Restated Certificate of Incorporation to include a provision requiring the approval of 66- 2/3% of the total voting power of the outstanding shares of Neiman Marcus stock entitled to vote generally in the election of directors to approve any merger or consolidation, any sale, lease, exchange or other disposition of all or substantially all of Neiman Marcus' assets and, unless approved by two-thirds of the members of the Neiman
                                 Marcus Board, any issuance of voting securities of Neiman Marcus that would require stockholder approval. This provision is intended to foster the long-term growth of the Company following the Distribution but will cease to be effective on the fifth anniversary of the Distribution.
                                 See "Adoption of the Governance and Authorized
                                 Capital Amendments -- The Governance Amendments and the Authorized Capital
                                 Amendment -- Proposal Three: Supermajority
                                 Voting Proposal."

                                 Each of the amendments that you are being asked to consider pursuant to Proposals Two and Three are collectively referred to herein as the "Governance Amendments."

PROPOSAL FOUR: AUTHORIZED
CAPITAL PROPOSAL..............   At the Special Meeting you will be asked to
                                 consider and vote upon a proposal (the
                                 "Authorized Capital Proposal") to amend the Company's Restated Certificate of Incorporation to increase Neiman Marcus' authorized capital from 200,000,000 to 250,000,000 shares of common stock (consisting of 100,000,000 shares of

                                 Class A Common Stock, 100,000,000 shares of
                                 Class B Common Stock and 50,000,000 shares of Class C Common Stock) and 50,000,000 shares of preferred stock. No Class C Common Stock will be issued and outstanding immediately following the Recapitalization. When and if issued, the Class C Common Stock will have one-tenth
                                 ( 1/10) of one vote per share, and will vote with the Class A Common Stock for the election of the Class A Director. The Neiman Marcus Board believes that such an increase in the Company's authorized capital will ensure that there remains a sufficient authorized number of shares of common stock and preferred stock after the Recapitalization for potential future stock splits, sales of the Company's securities to raise additional capital, acquisitions of other companies or their businesses or assets, establishing strategic relationships with third parties, or providing options or other stock incentives to Neiman Marcus employees, consultants or others. The Class C Common Stock is being authorized to provide Neiman Marcus with enhanced financing flexibility by enabling Neiman Marcus to issue equity to raise capital or to use as an acquisition currency with minimal dilution to the voting rights of existing stockholders. See "Adoption of the Governance and Authorized Capital
                                 Amendments -- The Governance Amendments and the Authorized Capital Amendment -- Proposal Four:
                                 Authorized Capital Proposal."
                                 The amendment that you are being asked to consider pursuant to Proposal Four is referred to herein as the "Authorized Capital Amendment" and, together with the Governance Amendments, the "Governance and Authorized Capital Amendments."

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF
SPECIAL MEETING...............   The special meeting of stockholders (including
                                 any adjournments or postponements thereof, the "Special Meeting") of The Neiman Marcus Group,
                                 Inc. will be held on Wednesday, September 15, 1999, at 10:00 a.m., at the Company's headquarters located at 27 Boylston Street
                                 (Route 9), Chestnut Hill, Massachusetts.

BOARD OF DIRECTORS
RECOMMENDATION................   The Neiman Marcus Board, upon the
                                 recommendation of a committee consisting of the directors of Neiman Marcus who are not affiliated with Harcourt General (the
                                 "Independent Committee"), has unanimously approved the Merger Agreement, the Merger and each of the Governance and Authorized Capital
                                 Amendments and has determined that the Merger
                                 Agreement, the Merger and each of the
                                 Governance and Authorized Capital Amendments are advisable and favorable to and, therefore, fair to and in the best interests of Neiman
                                 Marcus and its stockholders other than Harcourt
                                 General. THE NEIMAN MARCUS BOARD RECOMMENDS
                                 THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER
                                 AGREEMENT AND EACH OF THE GOVERNANCE AND
                                 AUTHORIZED CAPITAL AMENDMENTS.

RECORD DATE...................   August 2, 1999 (the "Record Date").

REQUIRED VOTE.................   Each outstanding share of Neiman Marcus common
                                 stock is entitled to one vote on each matter which may properly come before the Special
                                 Meeting. Because certain of the Recapitaliza-tion Amendments require approval by two-thirds of the outstanding shares of Neiman Marcus common stock, adoption of the Merger Agreement requires approval by two-thirds of the outstanding shares of Neiman Marcus common stock, including shares held by Harcourt
                                 General. Harcourt General currently owns approximately 53.9% of the Company's outstanding common stock and has agreed to vote such shares in favor of adoption of the Merger
                                 Agreement. In addition, although not required by law, the Neiman Marcus Board has required and Harcourt General has agreed that the Recapitalization will be implemented only if the Merger Agreement is also adopted by the holders of a majority of the shares of Neiman
                                 Marcus common stock, voting in person or by proxy at the Special Meeting, other than the shares held by Harcourt General.

                                 Approval of each of the Governance Amendments and the Authorized Capital Amendment requires the affirmative vote of a majority of the outstanding shares of Neiman Marcus common stock. The adoption of each of the Governance Amendments and the Authorized Capital Amendment is assured because Harcourt General, which owns approximately 53.9% of the outstanding shares of Neiman Marcus common stock, has agreed to vote its Neiman Marcus shares in favor of their adoption. Accordingly, no action by any other Neiman Marcus stockholder is necessary to approve the Governance Amendments and the Authorized Capital Amendment. The Governance Amendments and the Authorized Capital Amendment will not be implemented by the Company, however, unless the Merger Agreement is also approved.

NO EXCHANGE OF STOCK
CERTIFICATES..................   The stock certificates you currently hold will
                                 continue to represent an equal number of shares of Class A Common Stock of Neiman Marcus. No physical exchange of stock certificates is necessary.

                        WHO TO CALL FOR MORE INFORMATION

     If you have any questions about this Proxy Statement or its contents, please call:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                         Call Collect at (212) 929-5500
                        Call Toll Free at (800) 322-2885

                              THE SPECIAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Neiman Marcus Board for use at the Special Meeting to be held at 10:00 a.m. on Wednesday, September 15, 1999, at the Company's headquarters, 27 Boylston Street (Route 9), Chestnut Hill, Massachusetts, and at any adjournments or postponements thereof. All shares will be voted in accordance with the instructions contained in the proxy, but if the proxies which are signed and returned do not specify a vote for any Proposal, the proxies will be voted "FOR" the adoption of each of the Proposals described in this Proxy Statement. Any proxy may be revoked by a stockholder at any time before it is exercised by providing written notice of revocation to the Secretary of Neiman Marcus (at the address set forth above), by executing a proxy bearing a later date, or by voting in person at the Special Meeting. The mailing of this Proxy Statement and accompanying form of proxy is expected to commence on or about August 10, 1999.

     In addition to solicitations of proxies by mail, Neiman Marcus' officers, directors or employees may solicit proxies by telephone or personal communication. All costs of soliciting proxies, including reimbursement of fees of certain brokers, fiduciaries and nominees in obtaining voting instructions from beneficial owners, will be borne by Neiman Marcus. In addition, Neiman Marcus has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies and will pay such firm a fee estimated not to exceed $8,500, plus reimbursement of expenses.

     The Neiman Marcus Board has fixed the close of business on August 2, 1999 as the record date for determining the stockholders having the right to vote at the Special Meeting. At the meeting, each share of Neiman Marcus common stock is entitled to one vote. At the close of business on the Record Date, there were 49,039,035 shares of Neiman Marcus common stock outstanding and entitled to vote at the meeting.

     Pursuant to the Merger Agreement, the vote required for adoption of the Merger Agreement is (a) approval by two-thirds of the outstanding shares of Neiman Marcus common stock, including shares held by Harcourt General, and (b) approval by the holders of a majority of the shares of Neiman Marcus common stock present in person or by proxy at the Special Meeting and voting on such proposal, other than the shares held by Harcourt General. The vote required for adoption of each of the Governance Amendments and the Authorized Capital Amendment is approval by the holders of a majority of the outstanding shares of Neiman Marcus common stock. The approval of each of the Governance Amendments and the Authorized Capital Amendment is assured because Harcourt General, which owns approximately 53.9% of the outstanding shares of Neiman Marcus common stock, has agreed to vote its Neiman Marcus shares in favor of their adoption. Accordingly, no action by any other Neiman Marcus stockholder is necessary to approve the Governance Amendments and the Authorized Capital Amendment. The Governance Amendments and the Authorized Capital Amendment will not be implemented by the Company, however, unless the Merger Agreement is also approved as described above.

     The required quorum for the transaction of business at the Special Meeting is a majority of the issued and outstanding shares of Neiman Marcus common stock on the Record Date. Abstentions and broker non-votes each will be included in determining the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. Because Neiman Marcus is seeking the affirmative vote of the holders of two-thirds of the outstanding shares of Neiman Marcus common stock entitled to vote thereon to adopt the Merger Agreement and the affirmative vote of the holders of a majority of the outstanding shares of Neiman Marcus common stock to adopt each of the Governance Amendments and the Authorized Capital Amendment, abstentions and broker non-votes will have the same effect as votes against such matters. Neiman Marcus and Harcourt General have agreed that the adoption of the Merger Agreement will also require the approval by the holders of a majority of the shares of Neiman Marcus common stock, other than Harcourt General, that are present in person or by proxy at the Special Meeting and vote on such proposal. Abstentions and broker non-votes will not be counted in such vote and therefore will not have any effect on the ability to gain such approval.

     THE ACTIONS PROPOSED IN THIS PROXY STATEMENT ARE NOT MATTERS THAT CAN BE VOTED ON BY BROKERS HOLDING SHARES FOR BENEFICIAL OWNERS WITHOUT THE OWNER'S SPECIFIC INSTRUCTIONS. ACCORDINGLY, ALL BENEFICIAL OWNERS OF

NEIMAN MARCUS COMMON STOCK ARE URGED TO RETURN THE ENCLOSED PROXY CARD MARKED TO INDICATE THEIR VOTES OR TO CONTACT THEIR BROKERS TO DETERMINE HOW TO VOTE.

     As of the Record Date, Harcourt General owned 26,429,502 shares of Neiman Marcus common stock, representing approximately 53.9% of the shares outstanding as of such date. Harcourt General has agreed to vote its shares of Neiman Marcus common stock to adopt each of the Proposals described in this Proxy Statement. In addition, as of the Record Date executive officers and directors of the Company beneficially owned 368,737 shares of Neiman Marcus common stock, representing less than 1% of the shares outstanding as of such date, excluding beneficial ownership of such shares which may be deemed to be attributed to such executive officers and directors through their ownership interest in Harcourt General.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND THE ATTACHMENTS HERETO, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. NO PHYSICAL SUBSTITUTION OF STOCK CERTIFICATES WILL BE REQUIRED AS A RESULT OF THE RECAPITALIZATION, AND THE EXISTING CERTIFICATES WILL CONTINUE TO REPRESENT THE SHARES OF CLASS A COMMON STOCK AFTER THE RECAPITALIZATION.

     THE NEIMAN MARCUS BOARD, UPON THE RECOMMENDATION OF ITS INDEPENDENT COMMITTEE CONSISTING OF THE DIRECTORS OF NEIMAN MARCUS WHO ARE NOT AFFILIATED WITH HARCOURT GENERAL, HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT, THE MERGER AND EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS ARE ADVISABLE AND FAVORABLE TO AND, THEREFORE, FAIR TO AND IN THE BEST INTERESTS OF NEIMAN MARCUS AND ITS STOCKHOLDERS OTHER THAN HARCOURT GENERAL, HAS APPROVED THE MERGER AGREEMENT, THE MERGER AND EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS.

                          STOCKHOLDERS SHOULD NOT SEND
                 ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Statements in this proxy statement referring to the expected future plans and performance of the Company or statements preceded by, followed by or otherwise including the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions, are forward-looking statements. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual future results may differ materially from such statements. Factors that could affect future performance of the Company include, but are not limited to: changes in economic conditions or consumer confidence; changes in consumer preferences or fashion trends; delays in anticipated store openings; adverse weather conditions, particularly during peak selling seasons; changes in demographic or retail environments; competitive influences; failure of the Company or third parties to be Year 2000 compliant; significant increases in paper, printing and postage costs; and changes in the Company's relationships with designers and other resources. For more information see the Company's other filings with the Securities and Exchange Commission. See "Where You Can Find More Information."

                             CERTAIN CONSIDERATIONS

     Neiman Marcus stockholders should carefully consider the factors described below before voting on the Proposals set forth in this Proxy Statement.

POTENTIAL ANTITAKEOVER EFFECTS OF THE GOVERNANCE AMENDMENTS AND RIGHTS PLAN

     The Governance Amendments, together with the By-laws Amendment and the proposed stockholders' rights plan (the "Rights Plan") to be adopted by the Neiman Marcus Board, may discourage unsolicited takeover bids from third parties or efforts to remove incumbent management, or make such actions more difficult to accomplish. See "Adoption of the Governance and Authorized Capital
Amendments -- Purpose and Effects of the Governance Amendments," "-- Purpose and Effects of the Authorized Capital Amendment" and "Adoption of the Governance and Authorized Capital Amendments -- Rights Plan."

OWNERSHIP OF NEIMAN MARCUS COMMON STOCK BY THE SMITH FAMILY

     Richard A. Smith, Chairman of Neiman Marcus, and Robert A. Smith and Brian
J. Knez, the Co-Chief Executive Officers of Neiman Marcus, and members of their families currently hold approximately 28% of the equity securities of Harcourt General and will own the same percentage of the Class B Common Stock following the Distribution. As a result of the distribution of the Class B Common Stock to the Smith family and the adoption of the Governance and Authorized Capital Amendments, these individuals and their families may have the opportunity to exert substantial influence over the election of directors and certain other corporate actions of Neiman Marcus. See "Adoption of the Merger
Agreement -- Interests of Certain Persons in the Recapitalization and the Governance and Authorized Capital Amendments -- Ownership by the Smith Family Following the Distribution."

THE TAX-FREE DISTRIBUTION MAY RESULT IN SIGNIFICANT LIMITATIONS ON THE COMPANY'S ABILITY TO ENGAGE IN CERTAIN TRANSACTIONS

     Neiman Marcus has agreed that until two years after the Distribution, it will not merge or consolidate with or into any other corporation or take certain other actions which would have the effect of causing or permitting one or more persons to acquire stock representing a 50% or greater interest in Neiman Marcus, unless prior to taking any such action it obtains a legal opinion or an IRS ruling that such actions will not result in the Distribution failing to qualify as a tax-free distribution. In addition, Neiman Marcus has agreed to indemnify Harcourt General for additional taxes that may become payable by Harcourt General or its stockholders if attributable to any actions taken by it at any time, subject to certain exceptions. This indemnification obligation may render Neiman Marcus less attractive to a potential acquiror. Also as a result of this indemnification obligation, Neiman Marcus may be reluctant to undertake acquisitions using stock as consideration or effect a sale of the Company, particularly within the two-year period following the Distribution. Neiman Marcus expects, however, that the Governance Amendments and the Rights Plan will assist in ensuring that Neiman Marcus is not subject to an unsolicited transaction that would result in the indemnity being payable. See "-- Potential Antitakeover Effects of the Governance Amendments and Rights Plan" and "Adoption of the Merger Agreement -- Tax Matters."

STOCK SALES FOLLOWING THE DISTRIBUTION MAY AFFECT THE COMPANY'S STOCK PRICE

     Some of Harcourt General's common stockholders may sell all or a substantial portion of the shares of Class B Common Stock they receive in the Distribution in the public market which could result in downward pressure on the Company's stock price. In addition, Harcourt General intends to, and has represented to the Internal Revenue Service that it will, dispose of the Retained Shares as market conditions permit and, in any event, within five years of the Distribution. Although Harcourt General intends to dispose of such shares in a manner intended to mitigate the market impact of such sales, such additional sales could also impact the market adversely. See "Adoption of the Merger Agreement -- The Retained Shares."

                        ADOPTION OF THE MERGER AGREEMENT
                                 (PROPOSAL ONE)

BACKGROUND OF THE RECAPITALIZATION AND THE DISTRIBUTION

     Harcourt General has held a substantial equity position in Neiman Marcus since August 1987, when Neiman Marcus was formed. Since 1991, when it acquired Harcourt Brace Jovanovich (now known as Harcourt, Inc.), Harcourt General has been involved in the business of publishing educational, scientific and professional materials and providing educational services and resources. In 1993, Harcourt General completed the spin-off to its common stockholders of GC Companies, Inc., which operates a nationwide circuit of motion picture theaters under the "General Cinema" name.

     In early April 1999, Harcourt General senior management approached the members of the Neiman Marcus Board who are not affiliated with Harcourt General (the "Independent Directors") to advise them that Harcourt General was evaluating the possibility of distributing to its stockholders on a tax-free basis all or a portion of its equity interest in Neiman Marcus. Harcourt General senior management explained to the Independent Directors that it had considered alternatives to the Distribution, including a possible sale of Neiman Marcus (or its stake in Neiman Marcus) and maintaining the status quo with Neiman Marcus continuing as a majority-owned subsidiary of Harcourt General. Harcourt General senior management advised the Independent Directors that it was considering the Distribution because it would result in Harcourt General becoming a "pure play" company, with a greater ability to take advantage of the prospects for expansion and growth in the publishing and educational services industries. Harcourt General advised Neiman Marcus that it expects that the Distribution could both improve Harcourt General's ability to raise equity capital and provide Harcourt General with a more effective acquisition currency. Harcourt General also expressed its belief that the separation of Neiman Marcus from Harcourt General would improve the ability of Harcourt General and its affiliates to provide more attractive equity incentives to existing management and to better compete for top employees.

     Harcourt General further advised the Independent Directors that it believed that the Distribution could offer significant benefits to Neiman Marcus stockholders as well by: (i) putting control of Neiman Marcus in the hands of its public stockholders by eliminating Harcourt General as a majority stockholder; (ii) increasing the liquidity and public float of Neiman Marcus common stock by increasing the shares held by Neiman Marcus public stockholders from about 23 million shares to about 44 million shares; (iii) resulting in Neiman Marcus being more widely followed by the equity research community because of its broader stockholder base; and (iv) facilitating the use of Neiman Marcus common stock as an acquisition currency and as a source of capital.

     To ensure a full and fair evaluation of the proposed Transactions, the Neiman Marcus Board formed a committee of its independent directors consisting of Walter J. Salmon (Chairman), Matina S. Horner, Vincent M. O'Reilly and Jean Head Sisco. The Independent Committee retained the law firm of Choate, Hall & Stewart and the investment banking firm of J.P. Morgan Securities Inc. ("J.P. Morgan") to assist it in evaluating the proposed Transactions. J.P. Morgan provided to the Independent Committee certain advice and assistance with respect to the structuring and planning of the Transactions and advised the Independent Committee with respect to the negotiation of the principal terms and conditions of the Transactions. J.P. Morgan will receive customary fees for its services as financial advisor to the Independent Committee in connection with the Transactions. J.P. Morgan also provides advice to Neiman Marcus and Harcourt General from time to time on other matters, for which it receives customary fees.

     In mid-April 1999, Harcourt General delivered to the representatives of the Independent Committee a summary of the preliminary terms of the proposed Recapitalization and proposed Distribution, including a summary of certain proposed amendments to Neiman Marcus' Restated Certificate of Incorporation and By-laws and a proposed Rights Plan. Harcourt General advised these representatives of its belief that the amendments to the Restated Certificate of Incorporation and By-laws and the Rights Plan are intended to foster the long-term growth of Neiman Marcus as an independent corporation and to protect Neiman Marcus stockholders from unsolicited takeover proposals at a price below Neiman Marcus' intrinsic value. Following a series of telephone conversations, on April 27, 1999, representatives of Harcourt General, its legal advisors, Simpson Thacher & Bartlett, and its financial advisors, Lazard Freres & Co. LLC, met with representatives of the Independent Committee to discuss the terms of the proposed Transactions. At that meeting, Harcourt General also advised the representatives of the Independent Committee that Harcourt General was proposing that Harcourt General's stockholders adopt amendments to its charter authorizing a new class of common stock which would have one-tenth ( 1/10) of one vote per share in all matters. Harcourt General's management advised the Independent Committee that it was not prepared to consummate the Distribution unless it was conditioned upon receipt of the approval of Harcourt General's stockholders of the charter amendments authorizing the creation of such class.

     Following the April 27 meeting, representatives of Harcourt General delivered to the representatives of the Independent Committee drafts of the Merger Agreement dated as of May 14, 1999 (the "Original Merger Agreement"), the Distribution Agreement dated as of May 14, 1999 (the "Original Distribution Agreement"), proposed amendments to the Restated Certificate of Incorporation and By-laws, proposed amendments to Harcourt General's Restated Certificate of Incorporation and By-laws and a proposed Rights Plan. On May 6, 1999, Walter J. Salmon, Jean Head Sisco and Vincent M. O'Reilly met telephonically to discuss the proposed Transactions and the draft documents prepared by Harcourt General and its representatives. During the meeting, the legal and financial advisors to the Independent Committee made presentations concerning the proposed Transactions and responded to questions from the Independent Directors. On May 10, 1999, all four members of the Independent Committee met telephonically to discuss further the proposed Transactions. After a discussion of the proposed Transactions and a presentation by its advisors of certain issues raised by the draft documents, the members of the Independent Committee requested through their counsel, Choate, Hall & Stewart, that certain changes be made in the terms of the proposed Transactions.

     Over the next several days, representatives of the Independent Committee and representatives of Harcourt General negotiated regarding the terms of the proposed Transactions and agreed to the following changes from such proposed terms, among others:

     - Harcourt General agreed that the unqualified indemnity it sought from Neiman Marcus for any taxes imposed on Harcourt General and its consolidated group as a result of actions taken by Neiman Marcus following the Distribution would not apply if (i) Harcourt General or its executive officers or directors who are also executive officers and/or directors of Neiman Marcus ("Shared Representatives") were to solicit certain acquisition transactions and other business combinations involving Neiman Marcus for a two-year period following the date of the Distribution Agreement, (ii) any Shared Representative, upon receiving an unsolicited transaction proposal, did not either promptly reject such proposal or refer it to a member of the Independent Committee or (iii) Harcourt General breached any representations that it made in support of obtaining a legal opinion or a letter ruling from the Internal Revenue Service to the effect that any such actions taken by Neiman Marcus would not result in the Distribution being deemed to be taxable, unless in the case of (i) and (ii) the Independent Committee waived such action;

     - Neiman Marcus would disclose in a footnote to its annual audited financial statements the existence, scope and material terms of the indemnity obligation described above;

     - The Restated Certificate of Incorporation would be amended to increase the minimum number of directors on the Neiman Marcus Board to six to ensure that the holders of Class A Common Stock (voting with the holders of Class C Common Stock, if any) would be assured of having at least one representative on the Neiman Marcus Board;

     - The proposed terms of the Rights Plan, which would have provided for a definition of "Acquiring Person" as any person or group that became a holder of 15% or more of either (i) the Class B Common Stock or (ii) collectively, the voting power represented by the Class A Common Stock and the Class C Common Stock, would be modified so that part (ii) of the definition of Acquiring Person would relate to the voting power represented by the Class A Common Stock, Class B Common Stock and Class C

       Common Stock, thereby allowing a person or group to acquire up to 15% (rather than approximately 7 1/2%) of the total equity of Neiman Marcus without triggering the Rights Plan;

     - The proposed terms of the Rights Plan, which would have permitted the Smith family to acquire shares of Class B Common Stock representing an additional 10% of the total shares of outstanding Class B Common Stock and an unlimited additional amount of shares of Class A Common Stock and Class C Common Stock, would be modified so that the Smith family could not acquire more than an additional 6% of the total shares of outstanding Class B Common Stock and/or an additional 6% of the total voting power represented by the Class A Common Stock, Class B Common Stock and Class C Common Stock considered together;

     - Harcourt General agreed that, until the second anniversary of the Distribution Date, it would not sell, within any 60-day period, a portion of the Retained Shares representing more than 5% of the outstanding shares of Neiman Marcus common stock without giving Neiman Marcus a right of first offer;

     - Harcourt General agreed that it would use commercially reasonable best efforts to obtain the agreement of each member of the Smith family to refrain from selling any of the shares of Class B Common Stock acquired by them in the Distribution for a period of 180 days following the Distribution; and

     - Harcourt General agreed that it would vote all the shares of Neiman Marcus common stock owned by it in favor of the adoption of the Merger Agreement and each of the Governance Amendments and the Authorized Capital Amendment.

     On May 14, 1999, the Independent Committee met, together with representatives of Choate, Hall & Stewart and representatives of J.P. Morgan, to consider the Original Merger Agreement, including the Recapitalization Amendments, the Governance and Authorized Capital Amendments, the Original Distribution Agreement, the proposed Rights Plan and other matters related to the proposed Transactions. At this meeting, presentations were made by representatives of Choate, Hall & Stewart and J.P. Morgan regarding the proposed Transactions, and the Independent Directors had an opportunity to ask questions of the representatives regarding the proposed Transactions. After a careful evaluation of the proposed Transactions and their anticipated effect on the Company and its stockholders, the Independent Committee determined that the Original Merger Agreement, including the Recapitalization Amendments, and the Governance and Authorized Capital Amendments are advisable and favorable to and, therefore, fair to and in the best interests of the Company and its stockholders other than Harcourt General and approved the Original Merger Agreement, the Merger and the Governance and Authorized Capital Amendments.

     Upon the Independent Committee's recommendation, the Neiman Marcus Board unanimously determined that the Original Merger Agreement, the Merger and the Governance and Authorized Capital Amendments are advisable and favorable to and, therefore, fair to and in the best interests of the Company and its stockholders other than Harcourt General, and approved the Original Merger Agreement, the Merger and the Governance and Authorized Capital Amendments.

     Between June 14 and July 1, 1999 certain technical changes, which are described herein, were made to the Original Merger Agreement and the Original Distribution Agreement. Accordingly, the Independent Committee subsequently approved the Merger Agreement, and the Neiman Marcus Board, by unanimous written consent dated as of August 9, 1999, subsequently (i) determined that the Merger Agreement, the Merger and the Governance and Authorized Capital Amendments are advisable and favorable to and, therefore, fair to and in the best interests of Neiman Marcus and its stockholders other than Harcourt General, (ii) approved the Merger Agreement, the Merger and the Governance and Authorized Capital Amendments and (iii) determined to recommend that the Neiman Marcus stockholders vote "FOR" the adoption of the Merger Agreement and each of the Governance and Authorized Capital Amendments.

     The Harcourt General Board of Directors also met on May 14, 1999 to consider the Distribution and certain other matters and unanimously approved the Original Merger Agreement and the Original Distribution Agreement. As a result of these negotiations, on May 17, 1999, Neiman Marcus and Harcourt General announced the proposal to effect the Distribution on the terms set forth in this Proxy Statement.

DESCRIPTION OF THE RECAPITALIZATION AMENDMENTS

     If the stockholders of Neiman Marcus adopt the Merger Agreement, the Company's Restated Certificate of Incorporation will, upon filing of the certificate of merger relating to the Recapitalization (the "Certificate of Merger") with the Secretary of State of the State of Delaware, be amended and restated to incorporate the Recapitalization Amendments. As a result, adoption by the stockholders of the Merger Agreement will constitute approval of the Recapitalization Amendments. The Recapitalization Amendments include the changes necessary to permit the Distribution to be tax-free to Harcourt General and its stockholders.

     In order for the Distribution to be tax-free to Harcourt General and its stockholders, Harcourt General must own, at the time of the Distribution, capital stock of Neiman Marcus having the right to elect at least 80% of the Neiman Marcus Board, and Harcourt General must distribute all of such stock to its stockholders in a single transaction. The Recapitalization Amendments are technically necessary to effect the Distribution and (i) provide the holders of the Class B Common Stock with the power to elect at least 82% of the Neiman Marcus Board, (ii) provide for the designation of Class A Directors and Class B Directors and all matters relating thereto and (iii) provide that vacancies on the Neiman Marcus Board may be filled only by the directors (or if there are no such directors, by the stockholders) of the class in which such vacancy exists (Class A or Class B). Following is a discussion of the material terms of the Recapitalization Amendments.

     - Authorization of Class A Common Stock and Class B Common Stock. The 150,000,000 shares of authorized common stock of Neiman Marcus will be divided between 75,000,000 shares of Class A Common Stock and 75,000,000 shares of Class B Common Stock. The Class A Common Stock and the Class B Common Stock will be substantially identical except for the fact that the holders of Class A Common Stock (and the Class C Common Stock, if any) will have the power to elect 18% of the Neiman Marcus Board (or the next lowest whole number) and the holders of the Class B Common Stock will have the power to elect 82% of the Neiman Marcus Board (or the next highest whole number). This special class voting right of the Class A Common Stock and Class B Common Stock with respect to the election of directors may be terminated, if first approved by the Neiman Marcus Board, at any annual or special meeting of stockholders held at any time after the fifth anniversary of the Distribution, if then approved by a majority of the outstanding shares of the Class A Common Stock and the Class C Common Stock, voting together as a class, and a majority of the outstanding shares of the Class B Common Stock, voting separately as a class. Prior to the fifth anniversary of the Distribution, a vote of 66 2/3% of the Company's outstanding common stock, voting together as a class (together with the vote of a majority of the outstanding shares of each class voting separately as a class, as required by the Delaware General Corporation Law (the "DGCL")), would be required to amend this provision of the Amended and Restated Certificate of Incorporation. Except as described above and except as required by law, the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as one class on all other matters (including acquisitions and other fundamental transactions) with each share of Class A Common Stock and Class B Common Stock having one vote and each share of Class C Common Stock having one-tenth (1/10) of one vote.

     - Creation of Class A and Class B Directors. Currently, the Neiman Marcus Board is divided into three classes, designated Class I, Class II and Class III. The Amended and Restated Certificate of Incorporation will provide for a further classification of the Neiman Marcus Board into two additional classes, with Vincent M. O'Reilly, who is currently a Class III director, being designated the "Class A Director" and the remaining seven directors being designated "Class B Directors." Thereafter, the director designated a Class A Director will be elected by the holders of the Class A Common Stock and Class C Common Stock (if any) and the directors designated as Class B Directors will be elected by the holders of the Class B Common Stock. All directors will remain in the class of directors (Class I, Class II or Class III) of which they are currently members.

     - Vacancies to be Filled Only by Class; Only by Board. The Amended and Restated Certificate of Incorporation will provide that any vacancy in the office of a Class A Director or Class B Director will be filled only by the vote of the majority of the remaining directors in the Class in which such vacancy exists (or the sole remaining director in such Class), unless there are no such directors in such Class, in which case the vacancy will be filled by the vote of the stockholders entitled to elect the members of the Class in which the vacancy exists. All newly-created directorships resulting from an increase in the authorized number of directors will first be allocated to a Class and then filled only by the vote of the majority of the directors in the Class in which such newly-created directorships exist (or the sole remaining director in such Class), unless there are no such directors in such Class, in which case such newly created directorships will be filled by the vote of the stockholders of such Class. In the event that there is only one Class A Director and he or she resigns, dies or is removed for cause, it is possible that there will be no Class A Director until the next annual meeting of stockholders.

NEIMAN MARCUS' REASONS FOR THE RECAPITALIZATION

     The Neiman Marcus Board, upon the recommendation of the Independent Committee, has unanimously determined that the Merger Agreement, the Merger and the Governance and Authorized Capital Amendments are advisable and favorable to and, therefore, fair to and in the best interests of Neiman Marcus and its stockholders other than Harcourt General. In arriving at this determination, the Neiman Marcus Board and the Independent Committee considered a number of factors, which are listed below.

     Expected Benefits of the Transactions to Neiman Marcus and its Stockholders. The Independent Committee and the Neiman Marcus Board considered the following expected benefits of the Transactions:

     - The Independent Committee and the Neiman Marcus Board considered that the Transactions will put control of Neiman Marcus in the hands of its public stockholders by eliminating Harcourt General as a majority stockholder;

     - The Independent Committee and the Neiman Marcus Board considered that the Transactions will significantly increase the liquidity and public float of Neiman Marcus common stock by increasing the shares held by the Company's public stockholders from about 23 million shares to about 44 million shares;

     - The Independent Committee and the Neiman Marcus Board considered that the Transactions are expected to result in Neiman Marcus being more widely followed by the equity research community because of its broader stockholder base;

     - The Independent Committee and the Neiman Marcus Board considered that the Transactions are expected to facilitate the use of Neiman Marcus common stock as an acquisition currency and as a source of capital; and

     - The Independent Committee and the Neiman Marcus Board considered that, because the Board Size Proposal would increase the minimum number of directors on the Neiman Marcus Board from three to six, the holders of the Class A Common Stock (voting with the holders of Class C Common Stock, if any) will be assured of the right to elect at least one director.

     Economic and Financial Factors. The Independent Committee and the Neiman Marcus Board considered certain economic and financial factors associated with the Transactions, such as the effect of the Recapitalization and the Distribution on the expected trading price of both classes of Neiman Marcus common stock following the Distribution and the impact on Neiman Marcus' financial position following the Distribution. In this regard they considered the following factors:

     - The Independent Committee and the Neiman Marcus Board considered that the Transactions are structured to be tax-free to Neiman Marcus stockholders;

     - The Independent Committee considered the advice of J.P. Morgan that the Transactions and the adoption of the Rights Plan, taken as a whole, should be favorable to the stockholders of Neiman Marcus other than Harcourt General;

     - The Independent Committee considered advice from J.P. Morgan as to the potential effect of two classes of common stock and the potential volatility of the market for and liquidity of the Class A Common Stock;

     - The Independent Committee considered the advice from J.P. Morgan that, following the Transactions, Neiman Marcus would likely retain its credit rating from Standard & Poor's Corporation and would likely gain equity research coverage;

     - The Independent Committee and the Neiman Marcus Board considered the potential adverse impact on the market price of the Neiman Marcus common stock for an indeterminate period following the Distribution as a result of sales of the Class B Common Stock by stockholders of Harcourt General;

     - The Independent Committee and the Neiman Marcus Board considered the potential adverse market impact of sales by Harcourt General of the Retained Shares following the Distribution; and

     - The Independent Committee and the Neiman Marcus Board considered that Harcourt General has agreed (i) that until the second anniversary of the Distribution Date, it will not sell, in any 60-day period, shares of Class A Common Stock representing 5% or more of the outstanding Neiman Marcus common stock without first offering those shares to Neiman Marcus and (ii) to vote the Retained Shares on all matters in proportion to the votes cast affirmatively or negatively by all other holders of Class A Common Stock.

     Governance Matters. The Independent Committee and the Neiman Marcus Board considered that, as a result of the Recapitalization and the Distribution, Neiman Marcus might be more vulnerable to third parties seeking to acquire control of Neiman Marcus and/or the Neiman Marcus Board. In that regard they considered the following factors:

     - The Independent Committee and the Neiman Marcus Board considered the restrictions on the ability of the Company to undertake a sale or certain other transactions following the Distribution, which, if undertaken, could impair the tax-free status of the Distribution to Harcourt General and its stockholders, as well as the reduced likelihood of such a transaction because of the potential liability to Neiman Marcus associated with the loss of such status;

     - The Independent Committee and the Neiman Marcus Board considered the Company's obligation to indemnify Harcourt General in the event that Neiman Marcus takes any actions which result in the Distribution failing to qualify as a tax-free distribution, and the circumstances under which such indemnity would not apply, particularly if Harcourt General or its executive officers or directors that are also executive officers or directors of Neiman Marcus take certain actions as described under "-- Tax Matters" and "The Distribution Agreement -- Other Agreements -- No Solicitation;"

     - The Independent Committee considered the responses to the due diligence inquiries it made in determining that neither Harcourt General nor Neiman Marcus nor the executive officers and directors of Harcourt General that were also executive officers or directors of Neiman Marcus appeared to have had any contacts prior to entering into the Merger Agreement and the Distribution Agreement as part of a plan or intention to effect a sale of Neiman Marcus; see "-- Tax Matters;"

     - The Independent Committee and the Neiman Marcus Board considered the benefits of having the protections of certain of the Governance and Authorized Capital Amendments in place following the Distribution when the Company may be vulnerable to an unsolicited takeover proposal, particularly during the first two years following the Distribution, when the risk to Neiman Marcus of liability under the tax indemnity is greatest, as well as the potential impact of certain of the Recapitalization Amendments and the Governance and Authorized Capital Amendments and the proposed Rights Plan on the ability of a third party to acquire control of Neiman Marcus or the Neiman Marcus Board;

     - The Independent Committee and the Neiman Marcus Board considered the risk that the dual class structure could lead to a person or group gaining control of the Neiman Marcus Board by acquiring a majority of the Class B Common Stock, even though such person or group would require two or three annual elections to gain control;

     - The Independent Committee and the Neiman Marcus Board considered that the ability of the holders of Class B Common Stock to elect at least 82% of the Neiman Marcus Board will not provide such holders with materially different rights than Harcourt General currently possesses because Harcourt General presently has the ability to elect the entire Neiman Marcus Board; and

     - The Independent Committee considered that, although the vote of Harcourt General would be sufficient to approve each of the Governance and Authorized Capital Amendments, none of the Governance and Authorized Capital Amendments would be implemented unless the Merger Agreement was adopted as described under "-- Required Vote."

     Other Factors Considered. The Independent Committee and the Neiman Marcus Board considered other factors in making their determination that the Merger Agreement, the Merger and the Governance and Authorized Capital Amendments are advisable and favorable to and, therefore, fair to and in the best interests of Neiman Marcus and its stockholders other than Harcourt General:

     - The Independent Committee and the Neiman Marcus Board considered the fact that the Distribution would be conditioned upon approval by Harcourt General's common stockholders of the authorization of a class of low-voting common stock;

     - The Independent Committee and the Neiman Marcus Board considered that Harcourt General's senior management had considered and rejected (i) a possible sale of Neiman Marcus (or Harcourt General's stake in Neiman Marcus) because it was an inopportune time to sell and (ii) maintaining the status quo with Neiman Marcus continuing as a majority-owned subsidiary of Harcourt General because of Harcourt General's belief that the inherent differences in the industries in which Harcourt General and Neiman Marcus operate were negatively affecting the valuation of both companies;

     - The Independent Committee and the Neiman Marcus Board considered the limitations on seeking alternatives to the Distribution because of Harcourt General's control of a majority of the outstanding shares of Neiman Marcus common stock;

     - The Independent Committee and the Neiman Marcus Board considered the benefits to be realized by Richard A. Smith, Robert A. Smith and Brian J. Knez, together with their family members, as a result of the Transactions, including that each of Messrs. Smith, Smith and Knez would retain their positions as officers and directors of Neiman Marcus following the Distribution; see "-- Management of Neiman Marcus Following the Recapitalization and the Distribution" and "Certain Considerations -- Ownership of Neiman Marcus Common Stock by the Smith Family;"

     - The Independent Committee and the Neiman Marcus Board considered the management and director overlap between the Company and Harcourt General and the continuation of the accounting, financial, legal, tax, human resources and other corporate services provided by Harcourt General to NMG pursuant to the Intercompany Services Agreement; see "-- Management of Neiman Marcus Following the Recapitalization and the Distribution;" and

     - The Independent Committee and the Neiman Marcus Board considered the terms of the Merger Agreement, the Distribution Agreement, the Recapitalization Amendments, the Governance Amendments, the Authorized Capital Amendment and the By-laws Amendment, and the likelihood that the conditions to the Transactions would be satisfied.

     After a detailed consideration of these factors, the Independent Committee and the Neiman Marcus Board concluded that the Merger Agreement, the Merger and the Governance and Authorized Capital Amendments are advisable and favorable to and, therefore, fair to and in the best interests of Neiman Marcus and its stockholders other than Harcourt General. The discussion and factors described above were the factors considered by the Independent Committee and by the Neiman Marcus Board, as specified, in their assessment of the Transactions. The Independent Committee and the Neiman Marcus Board did not quantify or attach any particular weight to the various factors that they considered in reaching their respective determinations. Different members may have assigned different weights to different factors. In reaching their respective determinations, the Independent Committee and the Neiman Marcus Board took the various factors into account collectively and did not perform a factor-by-factor analysis.

RECOMMENDATION OF THE NEIMAN MARCUS BOARD

     THE NEIMAN MARCUS BOARD, UPON THE RECOMMENDATION OF THE INDEPENDENT COMMITTEE, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS AND HAS DETERMINED THAT THE MERGER AGREEMENT, THE MERGER AND EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS ARE ADVISABLE AND FAVORABLE TO AND, THEREFORE, FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS OTHER THAN HARCOURT GENERAL. THE NEIMAN MARCUS BOARD RECOMMENDS THAT THE STOCKHOLDERS OF NEIMAN MARCUS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS.

REQUIRED VOTE

     Each outstanding share of Neiman Marcus common stock is entitled to one vote on each matter which may properly come before the Special Meeting. Because certain of the Recapitalization Amendments require approval by two-thirds of the outstanding shares of Neiman Marcus common stock, adoption of the Merger Agreement requires approval by two-thirds of the outstanding shares of Neiman Marcus common stock, including shares held by Harcourt General. Harcourt General currently owns approximately 53.9% of the Company's outstanding common stock and has agreed to vote such shares in favor of adoption of the Merger Agreement. In addition, although not required by law, the Neiman Marcus Board has required and Harcourt General has agreed that the Recapitalization will be implemented only if the Merger Agreement is also adopted by the holders of a majority of the shares of Neiman Marcus common stock voting in person or by proxy at the Special Meeting, other than shares held by Harcourt General.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION AND THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS

     In considering the recommendation of the Neiman Marcus Board, the Company's stockholders should be aware that certain officers and directors of Neiman Marcus may have certain interests in the Recapitalization and the Governance and Authorized Capital Amendments that are or may be different from, or in addition to, the interests of the Neiman Marcus public stockholders:

          Ownership by the Smith Family Following the Distribution. Richard A. Smith, Robert A. Smith and Brian J. Knez and members of their family currently hold approximately 28% of the equity securities of Harcourt General and will own the same percentage of the Class B Common Stock following the Distribution and approximately 12% of the outstanding equity of Neiman Marcus. As a result, the Smith family can be expected to exert substantial influence over the election of Neiman Marcus directors following the Distribution. The Independent Committee and the Neiman Marcus Board approved the acquisition by the Smith family of these shares of Class B Common Stock in the Distribution, as well as any subsequent transaction that would cause the Smith family to become an "interested stockholder" for purposes of Section 203 of the DGCL, so that the Smith family will not be prohibited by Section 203 from engaging in certain business combinations with Neiman Marcus. The Smith family has advised Neiman Marcus that it does not have any present intention of effecting any such business combination. As a condition to the Distribution, Neiman Marcus has agreed to adopt the Rights Plan to improve the ability of the Neiman Marcus Board to protect and advance the interests of the Company and its stockholders in the event of an unsolicited proposal to acquire a significant interest in Neiman Marcus. The Rights Plan would grandfather the shares to be acquired by the Smith family in the Distribution so long as the Smith family does not collectively acquire shares that would, relative to their ownership on the date of the Distribution, represent approximately an additional 6% of the outstanding shares of Class B Common Stock or approximately an additional 6% of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of all common stock of Neiman Marcus then outstanding. The authorization of the Class C Common Stock, which will have only one-tenth (1/10) of one vote per share, will allow the Company to issue a substantial amount of equity without materially diluting the voting power of the current stockholders, including the Smith family.

          Description of Smith Family Stockholders Agreement. It is anticipated that certain members of the Smith family will enter into a stockholders agreement (the "Stockholders Agreement") prior to the consummation of the Transactions that will govern the shares of Class B Common Stock (the "Family Stock") received by the Smith family members in the Distribution. The Stockholders Agreement is expected to provide that the Family Stock will be subject to a three-year lock-up during which the Smith family will be prohibited from transferring such shares, subject to certain exceptions. Following the three-year lock-up period, the Family Stock will be subject to a right of first refusal pursuant to which any party to the Stockholders Agreement desiring to transfer shares of Family Stock (an "Offeror Stockholder"), either in response to an offer from a third party or on the open market, must first offer to sell such shares to the other parties to the Stockholders Agreement and, to the extent that such parties do not buy all the shares, then to the Company. If the desired transfer is in response to an offer from a third party and the other parties to the Stockholders Agreement and the Company do not collectively subscribe to the full amount of such shares in response to the right of first refusal, the Offeror Stockholder may sell all of the shares of Family Stock subject to the third party offer to such third party. If the Offeror Stockholder desires to sell shares on the open market, only the number of shares of Family Stock that the other parties to the Stockholders Agreement and the Company do not elect to purchase in response to the right of first refusal may be sold on the open market.

          The three-year lock-up and the right of first refusal will not apply in the case of: (i) transfers to certain Smith family members, corporations, or partnerships controlled by Smith family members, trusts for the benefit of holders of Family Stock or Smith family members and charitable organizations, so long as all transferees agree to be bound by the terms of the Stockholder's Agreement; (ii) transfers occurring as the result of the merger, consolidation or sale of substantially all of the stock of the Company with a non-affiliated company and (iii) redemptions of Family Stock by the Company. Upon the death of a party to the Stockholders Agreement, the Family Stock owned by such party will be free from the three-year lock-up, but will remain subject to the right of first refusal. Any charitable organization that acquires Family Stock would be free of both the three-year lock-up and the right of first refusal.

          Directors and Officers of Harcourt General and Neiman Marcus. Each of Richard A. Smith, Robert A. Smith and Brian J. Knez will remain directors of the Company following the Distribution. In addition, Richard A. Smith will continue to serve as Chairman of Neiman Marcus and Harcourt General, as well as Chief Executive Officer of Harcourt General. Robert A. Smith and Brian J. Knez will continue to serve as the Co-Chief Executive Officers of Neiman Marcus and President and Co-Chief Operating Officers of Harcourt General. On November 1, 1999, Richard A. Smith will step down as Chief Executive Officer of Harcourt General and will be succeeded by Robert A. Smith and Brian J. Knez as Co-Chief Executive Officers of Harcourt General. John R. Cook, a director and the Company's Senior Vice President and Chief Financial Officer is also the Senior Vice President and Chief Financial Officer of Harcourt General. Mr. Cook will retain his positions with both Harcourt General and the Company following the Distribution. All of the Company's officers who are also officers of Harcourt General will retain their current positions at both companies. See "Board of Directors and Management of Neiman Marcus."

EFFECTS OF THE RECAPITALIZATION ON OUTSTANDING SHARES

     The Company's Class A Common Stock and Class B Common Stock will be substantially identical in all respects except for voting rights with respect to the election of the Neiman Marcus Board. The holders of Class A Common Stock (together with any Class C Common Stock that may be issued in the future) will be entitled to elect that number of directors that constitutes 18% of the authorized number of members of the Neiman Marcus Board (or, if such 18% is not a whole number, then the nearest lower whole number). Each director elected by the holders of the Class A Common Stock and Class C Common Stock will be designated a "Class A Director." Each share of Class A Common Stock will have one vote in the election of the Class A Director and each share of Class C Common Stock will have one-tenth ( 1/10) of one vote in the election of the Class A Director. The holders of Class B Common Stock will be entitled to elect the remaining directors of the Company, each of which will be designated a "Class B Director."

TAX MATTERS

     Harcourt General has requested in a ruling request (the "Ruling Request") and expects to receive a ruling from the Internal Revenue Service (the "IRS Ruling") to the effect that, for U.S. federal income tax purposes, (i) the Recapitalization will be a tax-free transaction under Section 354 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the Distribution will be tax-free to Harcourt General and its stockholders under
Section 355 of the Code.

     Implementation of the Recapitalization will be tax-free for federal income tax purposes to Neiman Marcus and its stockholders based upon the facts and law as of the date of this Proxy Statement. To preserve the tax-free status of the Distribution, Neiman Marcus has agreed (i) to comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in the Ruling Request and (ii) that for a period of two years after the date of the Distribution, Neiman Marcus will maintain its status as a company engaged in the active conduct of a trade or business. If Neiman Marcus fails to comply with this obligation or takes or fails to take any other action (including those described below without regard to when such actions occur) and such failure, act or omission contributes to the Distribution not being tax-free to Harcourt General or its stockholders, Neiman Marcus will generally be required to indemnify Harcourt General and each member of the consolidated group of which Harcourt General is a member, for any taxes incurred by Harcourt General, any member of its group or any stockholder of Harcourt General, arising therefrom.

     Under Section 355(e) of the Code, the Distribution will be taxable to Harcourt General if the Distribution is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly stock representing a 50% or greater interest (based on either vote or value) in Harcourt General or Neiman Marcus. Acquisitions that occur during the two-year period before the Distribution or the two-year period after the Distribution are subject to a rebuttable presumption that they are "part of a plan." If Harcourt General becomes subject to tax under Section 355(e), its tax liability will be based upon the difference between the fair market value of the Class B Common Stock at the time of the Distribution and its adjusted basis in such stock at that time, and will be substantial.

     Accordingly, under the Distribution Agreement, Neiman Marcus has agreed that until two years after the Distribution Date, it will not (i) merge or consolidate with or into any other corporation, (ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any Neiman Marcus stock, other than in accordance with the Right of First Offer (see "The Distribution Agreement -- Other Agreements -- Right of First Offer with Respect to Retained Shares") or except as permitted under the Internal Revenue Service procedures applicable to spin-offs or (v) take any other action or actions which in the aggregate (and taking into account the Recapitalization) would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50% or greater interest (within the meaning of Section 355(e) of the Code) in Neiman Marcus, unless prior to taking any such action set forth in the foregoing clauses (i) through (v), Neiman Marcus has obtained (and provided to Harcourt General) a written opinion in form and substance reasonably acceptable to Harcourt General of a law firm reasonably acceptable to Harcourt General, or Harcourt General has obtained (at the reasonable request and at the expense of Neiman Marcus) a supplemental ruling from the Internal Revenue Service, that such action or actions will not result in (i) the Distribution failing to qualify under Section 355(a) of the Code or (ii) the Neiman Marcus shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of
Section 355(e) of the Code. Harcourt General has agreed to cooperate with Neiman Marcus in obtaining such opinion or, as the case may be, to use its commercially reasonable best efforts in obtaining any supplemental ruling reasonably requested by Neiman Marcus, including, where appropriate, by providing written representations as to factual events that transpired prior to the Distribution Date.

     In addition, under the Distribution Agreement, Harcourt General has agreed that neither it nor certain of its executive officers or directors will solicit offers or proposals regarding certain transaction proposals, including a merger of the Company and a sale of substantially all of its assets, for two years following the Distribution. If Harcourt General breaches this provision, it may lose the tax indemnification provided by Neiman Marcus. See "The Distribution Agreement -- Other Agreements -- No Solicitation."

THE RETAINED SHARES

     Harcourt General will retain, through a wholly owned subsidiary, 4,988,542 shares of Class A Common Stock, or approximately 10% of the total outstanding shares of Neiman Marcus common stock following the Distribution. These shares will be retained by Harcourt General to preserve its flexibility to raise capital for general corporate purposes, including financing acquisitions and/or reducing indebtedness incurred in prior acquisitions. Harcourt General has agreed to vote the Retained Shares on all matters in proportion to the votes cast affirmatively or negatively by all other holders of Class A Common Stock. Harcourt General intends to, and has represented to the Internal Revenue Service that it will, dispose of the Retained Shares as market conditions permit and, in any event, within five years of the Distribution. Harcourt General has agreed, for a two-year period following the Distribution, to provide Neiman Marcus with a right of first offer to purchase the Retained Shares under certain circumstances. See "The Distribution Agreement -- Other Agreements -- Right of First Offer with Respect to Retained Shares."

NEIMAN MARCUS BOARD FOLLOWING THE RECAPITALIZATION AND THE DISTRIBUTION

     Each member of the Neiman Marcus Board will remain a director of the Neiman Marcus Board following the consummation of the Transactions. Vincent M. O'Reilly will become the Class A Director upon consummation of the Transactions. The composition of the Neiman Marcus Board otherwise will not be affected by the Recapitalization or the Distribution. See "Board of Directors and Management of Neiman Marcus."

MANAGEMENT OF NEIMAN MARCUS FOLLOWING THE RECAPITALIZATION AND THE DISTRIBUTION

     At the same meeting at which it approved the Merger Agreement, the Neiman Marcus Board voted unanimously to elect Brian J. Knez as Co-Chief Executive Officer of Neiman Marcus, to serve along with Robert A. Smith. All persons who are presently executive officers of Neiman Marcus, many of whom are also executive officers of Harcourt General, are expected to continue to serve in such capacities following the consummation of the Transactions. See "Board of Directors and Management of Neiman Marcus."

     Under the terms of an intercompany services agreement (the "Intercompany Services Agreement"), which has been in place since 1987, Harcourt General provides certain accounting, financial, legal, tax, human resources and other corporate services to the Company, including the services of certain officers of Harcourt General who are also officers of the Company, in consideration of a fee based on Harcourt General's direct and indirect costs of providing the corporate services. The Intercompany Services Agreement can be terminated in whole or in part by either party upon 180 days' written notice. The termination of the agreement or any services provided thereunder, amendments to the agreement and determination as to the level of fees are subject to the approval of a committee of the Neiman Marcus Board consisting solely of directors who are independent of Harcourt General. The fees paid by the Company to Harcourt General pursuant to the Intercompany Services Agreement were $5.4 million in 1998, $5.7 million in 1997 and $6.9 million in 1996. The Distribution Agreement provides that Harcourt General and Neiman Marcus will enter into an Amended and Restated Intercompany Services Agreement pursuant to which Harcourt General will continue to provide corporate services to Neiman Marcus on substantially the same terms described above. The Amended and Restated Intercompany Services Agreement is expected to provide for certain indemnification provisions from each of Harcourt General and the Company to the other and to allow Harcourt General to terminate the agreement without notice if a change of control of the Company were to occur or if a third party were to acquire the right to elect a majority of the Neiman Marcus Board. See "-- Interests of Certain Persons in the Recapitalization and the Governance and Authorized Capital Amendments."

NEW YORK STOCK EXCHANGE APPROVALS

     Neiman Marcus is in the process of obtaining the necessary approval from the New York Stock Exchange, Inc. (the "NYSE") in order to effect the Recapitalization. The Neiman Marcus common stock is currently listed on the NYSE under the symbol "NMG." Following the Recapitalization and Distribution, the Class A Common Stock is expected to be listed on the NYSE under the symbol "NMG A" and the Class B Common Stock is expected to be listed on the NYSE under the symbol "NMG B."

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of Class B Common Stock received by stockholders of Harcourt General following the Recapitalization and Distribution will be freely transferable, except that shares of Class B Common Stock received by persons who are deemed to be affiliates of Neiman Marcus may be resold by them only in transactions permitted by the resale provision of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise in compliance with (or pursuant to an exemption from) the registration requirements of the Securities Act. Persons deemed to be affiliates of Neiman Marcus are those individuals or entities that control, are controlled by, or are under common control with, Neiman Marcus and generally include the executive officers and directors of Neiman Marcus, as well as certain members of the Smith family.

     Because Harcourt General is an affiliate of Neiman Marcus, and will continue to be following the Distribution due to its continued ownership of the Retained Shares and the overlap of certain officers and directors of the two companies, Harcourt General will not be able to freely sell the Retained Shares. Accordingly, Harcourt General has requested, and Neiman Marcus has agreed to provide, to ensure an orderly sale of the Retained Shares, two demand registration rights and two shelf registration rights with respect to the Retained Shares. The terms of such registration rights will be contained in a registration rights agreement having customary terms to be entered into between Harcourt General and Neiman Marcus on the Distribution Date.

NO APPRAISAL RIGHTS

     Holders of Neiman Marcus common stock are not entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger or any of the Transactions.

     THE NEIMAN MARCUS BOARD RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                              THE MERGER AGREEMENT

     The description of the Merger Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A. All stockholders are urged to read carefully the Merger Agreement in its entirety.

THE MERGER

     The Company, Harcourt General and Merger Sub have entered into the Merger Agreement pursuant to which the Recapitalization will be implemented. If the stockholders of the Company vote to adopt the Merger Agreement, the Company's Restated Certificate of Incorporation will automatically be amended, upon the filing of the Certificate of Merger, to implement the Recapitalization Amendments. In addition, the Merger Agreement provides that if stockholders of the Company holding a majority of the outstanding shares of Neiman Marcus common stock vote to adopt each of the Governance Amendments and the Authorized Capital Amendment, the Governance Amendments and the Authorized Capital Amendment will become effective upon the filing of the Certificate of Merger. The adoption of each of the Governance Amendments and the Authorized Capital Amendment is assured because Harcourt General, which owns approximately 53.9% of the Neiman Marcus common stock, has agreed to vote its Neiman Marcus shares in favor of their adoption. Accordingly, no action by any other Neiman Marcus stockholder is necessary to approve the Governance Amendments and the Authorized Capital Amendment. The Governance Amendments and the Authorized Capital Amendment will not be implemented by the Company, however, unless the Merger Agreement is adopted by the holders of Neiman Marcus common stock as described under "Adoption of the Merger Agreement -- Required Vote."

     The Merger Agreement provides that prior to the effective time of the Recapitalization (the "Effective Time"), Harcourt General will contribute 21,440,960 shares of Neiman Marcus common stock (the "Contributed Shares") to Merger Sub. As of the Effective Time, Merger Sub will be merged with and into the Company, its separate corporate existence will cease and the Company will be the surviving corporation. All of the shares of Merger Sub common stock outstanding immediately prior to the Effective Time will be converted into 21,440,960 fully paid and non-assessable shares of the Company's Class B Common Stock; each of the Contributed Shares will automatically be canceled and will cease to exist; and each other share of Neiman Marcus common stock other than the Contributed Shares will be converted into one share of Class A Common Stock. As a result of the Recapitalization, Harcourt General will own 21,440,960 shares of Class B Common Stock, all of which shares will be distributed by Harcourt General to its common stockholders as promptly as practicable following the Recapitalization, and 4,988,542 shares of Class A Common Stock. Each other stockholder of the Company will own the same number of shares of Class A Common Stock as the number of shares of Neiman Marcus common stock such stockholder owned prior to the Recapitalization.

CONDITIONS TO THE MERGER

     The obligations of the Company, Harcourt General and Merger Sub to consummate the Recapitalization are subject to the satisfaction (or waiver by each of them, except that the first condition below may not be waived) of the following conditions:

     - The Merger Agreement shall have been adopted by the holders of (i) a majority of the shares of Neiman Marcus common stock present in person or by proxy at the Special Meeting and voting on such proposal (other than shares held directly or indirectly by Harcourt General) and (ii) two-thirds of the shares of Neiman Marcus common stock outstanding and entitled to vote thereon (including shares held directly or indirectly by Harcourt General);

     - No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger and no proceeding challenging the Merger Agreement or the transactions contemplated thereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any governmental authority before any court, arbitrator or governmental body, agency or official and be pending;

     - All actions by or in respect of or filings with any governmental authority required to permit the consummation of the Merger shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on any party's ability to consummate the transactions contemplated by the Merger Agreement; and

     - All the conditions to the Distribution set forth in the Distribution Agreement, other than the consummation of the Merger, shall have been satisfied.

     The obligations of Harcourt General and Merger Sub to consummate the Recapitalization are also subject to the satisfaction (or waiver by Harcourt General) of the following conditions:

     - Harcourt General shall have received the IRS Ruling;

     - The common stockholders of Harcourt General shall have approved an amendment to Harcourt General's Restated Certificate of Incorporation authorizing a new class of common stock having one-tenth ( 1/10) of one vote per share; and

     - The Class B Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance.

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of the Company):

     - By mutual written consent of the Company and Harcourt General;

     - By either the Company or Harcourt General, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or Merger Sub from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

     - By the Company, Merger Sub or Harcourt General, if there shall be any law or regulation that makes consummation of the Distribution illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Harcourt General from consummating the Distribution is entered;

     - By Harcourt General or the Company in the event the Distribution Agreement is terminated, including termination of the Distribution Agreement by Harcourt General in its sole discretion;

     - By Harcourt General or the Company if the Company's stockholders do not vote to adopt the Merger Agreement, as described under "Adoption of the Merger Agreement -- Required Vote;" or

     - By Harcourt General if Harcourt General's common stockholders do not approve the amendment to Harcourt General's Restated Certificate of Incorporation discussed above.

     If the Merger Agreement is terminated, it shall become void and of no effect without any liability on the part of any party thereto.

                           THE DISTRIBUTION AGREEMENT

     The description of the Distribution Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement, a copy of which is attached hereto as Appendix B. All stockholders are urged to read carefully the Distribution Agreement in its entirety.

THE DISTRIBUTION

     The Board of Directors of Harcourt General will declare the Distribution on a date following the satisfaction or waiver of all conditions to the Distribution (the "Declaration Date"). Harcourt General will appoint a distribution agent to effect the Distribution (the "Distribution Agent") and will cause the Distribution Agent to distribute, on or as soon as practicable following the Declaration Date (the "Distribution Date"), on a pro-rata basis to the holders of record of Harcourt General common stock on the record date for the Distribution (the "Distribution Record Date"), all the shares of Class B Common Stock held by Harcourt General on the Distribution Date. In response to Neiman Marcus' requests that no fractional shares of Class B Common Stock be issued in the Distribution, the Distribution Agent will aggregate all fractional shares that would otherwise be distributed and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales, distribute a pro-rata portion of the net proceeds from such sales to each stockholder of Harcourt General who would otherwise have received a fractional share.

CONDITIONS TO THE DISTRIBUTION

     The Board of Directors of Harcourt General will declare the Distribution following the satisfaction or waiver by Harcourt General, as determined by Harcourt General in its sole discretion, of the conditions set forth below (conditions which have already been satisfied are not included):

     - The IRS Ruling shall have been obtained in form and substance satisfactory to Harcourt General in its sole discretion, and shall continue in effect; and Harcourt General and Neiman Marcus shall have complied with all conditions set forth in such ruling that are required to be complied with prior to the Distribution;

     - Any material governmental approvals and consents necessary to consummate the Distribution and the other transactions contemplated by the Distribution Agreement and by the Merger Agreement shall have been obtained and shall be in full force and effect;

     - No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution and the other transactions contemplated by the Distribution Agreement and by the Merger Agreement shall be in effect and no other event outside the control of Harcourt General shall have occurred or failed to occur that prevents the consummation of the Distribution;

     - The transactions contemplated by the Distribution Agreement shall be in compliance with applicable federal and state securities and other applicable laws;

     - Each of Neiman Marcus and Harcourt General shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as Harcourt General shall deem appropriate in connection with the completion of the Distribution or the transactions contemplated by the Distribution Agreement and the Merger Agreement;

     - The Recapitalization shall have been consummated;

     - A registration statement on Form 8-A in respect of the shares of Class B Common Stock shall have been filed with the Securities and Exchange Commission (the "Commission") and there shall be no impediment to the certification by the NYSE to the Commission of the listing of the Class B Common Stock;

     - The Class B Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

     - The common stockholders of Harcourt General shall have approved an amendment to the Harcourt General Certificate of Incorporation creating a class of low-voting common stock;

     - The Board of Directors of Harcourt General shall have received a customary opinion as to the legality of the dividend constituting the Distribution under Delaware law;

     - The Board of Directors of Harcourt General shall have received a customary opinion as to the Distribution not constituting a sale, lease, exchange or other disposition of all or substantially all of its assets;

     - Each of the representations and warranties of Neiman Marcus set forth in the Distribution Agreement shall have been true and correct when made and shall be true and correct as of the Declaration Date; and Neiman Marcus shall have performed or complied with all agreements and covenants required to be performed by it under the Distribution Agreement and the Merger Agreement at or prior to the Declaration Date; and Harcourt General shall have received a certificate of the chief financial officer of Neiman Marcus as to the foregoing;

     - All actions and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated by the Distribution Agreement shall have been taken or executed, as the case may be, in form and substance satisfactory to Harcourt General; and

     - No event or development shall have occurred which the Board of Directors of Harcourt General determines, in its sole discretion, makes the Distribution not in the best interests of Harcourt General and/or its stockholders.

     The foregoing conditions are for the sole benefit of Harcourt General and are not intended to give rise to or create any duty on the part of Harcourt General to waive or not waive any such condition. Even if all conditions are satisfied, the Board of Directors of Harcourt General has reserved the right to abandon or defer the Distribution.

     Each of Neiman Marcus and Harcourt General has agreed that the Declaration Date will occur as soon as reasonably practicable following the satisfaction or waiver of the conditions to the Distribution set forth above. The parties have agreed to cause their respective Boards of Directors to meet telephonically or at the same location on the Declaration Date and each will take such corporate action at such meeting as is required to effect the transactions contemplated by the Distribution Agreement and the Merger Agreement. Immediately following such meetings, Neiman Marcus is required to take all actions required to consummate the Recapitalization in accordance with the terms of the Merger Agreement, including the filing of the Certificate of Merger relating to the Recapitalization with the Secretary of State of the State of Delaware.

     In connection with the Distribution, Neiman Marcus and Harcourt General have agreed to take all reasonable steps necessary and appropriate to cause the conditions to the declaration of the Distribution to be satisfied on the Declaration Date, including actions with respect to securities or blue sky laws, the listing on the NYSE of the Class B Common Stock, the preparation and filing of the Form 8-A described above and the transactions contemplated by the Ruling Request.

OTHER AGREEMENTS

     The Distribution Agreement contains other agreements of Neiman Marcus and Harcourt General as outlined below:

     - Agreement to Vote. The Distribution Agreement provides that Harcourt General has agreed to vote, or cause to be voted, all shares of Neiman Marcus common stock owned directly or indirectly by it in favor of the adoption of the Merger Agreement and each of the Governance Amendments and the Authorized Capital Amendment.

     - Intercompany Services Agreement. The Distribution Agreement provides that Harcourt General and Neiman Marcus will enter into an Amended and Restated Intercompany Services Agreement, pursuant to which Harcourt General will continue to provide corporate services to Neiman Marcus.

       See "Adoption of the Merger Agreement -- Management of Neiman Marcus Following the Recapitalization and the Distribution."

     - No Solicitation. The Distribution Agreement provides that neither Harcourt General nor any Shared Representative may solicit any offers or proposals regarding (i) any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Neiman Marcus, (ii) any purchase or sale of all or substantially all of the assets of Neiman Marcus or (iii) any issuance or other sale or transfer of any equity interest in Neiman Marcus held by Harcourt General (collectively, a "Transaction Proposal"). The obligations set forth in clauses (i) and
       (ii) above will terminate two years following the Distribution Date and the obligations set forth in clause (iii) will terminate on the Distribution Date. Upon receipt of an unsolicited Transaction Proposal, Harcourt General or any Shared Representative, as the case may be, must, in Harcourt General's sole discretion, either (x) promptly reject such Transaction Proposal, subject to the fiduciary obligations of any Shared Representative to Neiman Marcus or its stockholders or to such Shared Representative's obligations as an executive officer of Neiman Marcus, or
       (y) refer such Transaction Proposal to an Independent Director and to the Independent Committee's counsel. In the event that the Independent Directors determine that such Transaction Proposal should be discussed further with the party making such Transaction Proposal, the Independent Directors will notify Harcourt General in writing, signed by a majority of the Independent Directors of Neiman Marcus. Harcourt General and the Shared Representatives will be permitted to take such steps as they deem appropriate, in their good faith judgment, in connection with such Transaction Proposal without being deemed to violate the no-solicitation covenant. The sole remedy for breach by Harcourt General or any of the Shared Representatives of the foregoing agreements shall be the elimination of the indemnity obligation of Neiman Marcus described under "Adoption of the Merger Agreement -- Tax Matters," unless such breach is waived by the Independent Directors.

     - Right of First Offer with Respect to Retained Shares. The Distribution Agreement provides that, until the second anniversary of the Distribution Date, Harcourt General shall not, and shall not permit any subsidiary to, sell, exchange or transfer ("Transfer") any Retained Shares, other than to a direct or indirect wholly owned subsidiary of Harcourt General, to Neiman Marcus or pursuant to a bona fide merger, tender offer, exchange offer, consolidation or other similar transaction in which the opportunity to Transfer shares is made available on the same basis to all holders of Class A Common Stock, a number of shares of Class A Common Stock in any 60-day period representing 5% or more of the outstanding shares of Class A Common Stock and Class B Common Stock, taken together, unless Harcourt General shall have given to Neiman Marcus at least ten days' prior written notice of such intended Transfer (the "Right of First Offer") that it or its subsidiary is considering effecting such a Transfer (a "Transferor's Notice"). Such notice must state (i) the number of shares of Class A Common Stock that Harcourt General or its subsidiary may Transfer (the "Offered Securities") and (ii) the price, if applicable, at which Harcourt General or its subsidiary would be willing to Transfer the Offered Securities, other than in a "block trade" or other public offering (a "Public Sale"), including to a third party (the "Private Price"), and/or if Harcourt General or its subsidiary anticipates the possibility of a Transfer of such shares in a Public Sale, a statement to such effect. Upon receipt of the Transferor's Notice, Neiman Marcus, acting through the Neiman Marcus Board, will have ten days (the "Offer Period") to elect to purchase the Offered Securities at a price in cash equal to (x) the Private Price or (y) if no Private Price has been stated by Harcourt General, the closing price on the NYSE Composite Transactions Tape (the "NYSE Tape") on the trading day immediately preceding the date of the Transferor's Notice. The foregoing Right of First Offer will not apply to any Transfer for shares of stock or other property, so long as the transferee in any such Transfer agrees in writing to be bound by these provisions of the Distribution Agreement. If Neiman Marcus does not exercise its Right of First Offer, then Harcourt General or its subsidiary will have the right, for a period ending upon the later of (i) 120 days from the expiration of the Offer Period, (ii) 45 days after such time as a registration statement filed with respect to such Offered Securities shall be declared effective by the Commission or (iii) 15 days after the expiration of such time as the parties to any transaction reasonably require to comply with applicable United States federal and state laws and regulations, to Transfer all or any portion of the Offered Securities at a price no less than (i) if the Transferor's Notice sets forth a Private Price, the Private Price or
       (ii) if the Transferor's Notice does not set forth a Private Price, (A) in a Public Sale, 90% of the low sales price on the NYSE Tape on the trading day on which such Transfer is made (as opposed to the settlement date of such Transfer) or (B) in a Transfer other than a Public Sale, the low sales price on the NYSE Tape on the trading day on which an agreement to Transfer is made. If Harcourt General or its subsidiary does not Transfer all or any portion of the Offered Securities within the time period provided for above, the Right of First Offer will again become applicable with respect to any Transfer of shares of Class A Common Stock by Harcourt General or its subsidiary.

     - Registration Rights Agreement. The Distribution Agreement provides that on the Distribution Date, Harcourt General and Neiman Marcus will enter into a registration rights agreement providing for two demand registration rights and two shelf registration rights with respect to the Retained Shares, and otherwise containing customary provisions reasonably acceptable to both Harcourt General and Neiman Marcus.

     - Smith Family. The Distribution Agreement provides that Harcourt General shall use its commercially reasonable best efforts to procure the agreement of each member of the Smith family currently reporting its ownership of Harcourt General Common Stock on Schedule 13D under the Securities Exchange Act of 1934 (the "Exchange Act") (the "Smith Stockholders") that, for a period of 180 days from the Distribution Date, such Smith Stockholder shall not Transfer any shares of Class B Common Stock held by such Smith Stockholder other than to any other Smith Stockholder or any other person to whom such Smith Stockholder would be permitted to transfer shares of Class B Stock of Harcourt General in accordance with Harcourt General's Restated Certificate of Incorporation (including for bona fide estate planning or charitable purposes); provided, however, that such Smith Stockholder shall be permitted to Transfer shares of Class B Common Stock pursuant to a bona fide tender offer, exchange offer, merger, consolidation or similar transaction in which the opportunity to Transfer shares is made available on the same basis to all holders of Class B Common Stock.

     - Disclosure of Indemnification Obligations. The Distribution Agreement provides that Neiman Marcus will disclose in its audited consolidated financial statements included in its Annual Report on Form 10-K, the existence, scope and material terms of its indemnification obligations in the Distribution Agreement, for a period commencing on the Distribution Date and ending on the earlier to occur of (i) the date that is five years from the Distribution Date and (ii) such time as the Independent Directors of Neiman Marcus determine such disclosure is no longer necessary.

INDEMNIFICATION AGAINST CERTAIN TAX AND OTHER LIABILITIES

     In addition to the tax indemnities described under "Adoption of the Merger Agreement -- Tax Matters," the Distribution Agreement provides for assumptions of liabilities and cross indemnities designed to allocate financial responsibility for former, current and future liabilities arising out of or in connection with the businesses of each respective party.

OTHER MATTERS

     - Under the Distribution Agreement, Neiman Marcus and Harcourt General have agreed to provide to the other party, subject to certain conditions, access to certain corporate records and information.

     - The Distribution Agreement provides that, except as specifically set forth in the Distribution Agreement or the Merger Agreement, all costs and expenses incurred in connection with the Distribution Agreement and the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses.

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TERMINATION

     Prior to the filing of the Certificate of Merger, the Distribution Agreement may be terminated:

     - By and in the sole discretion of Harcourt General without the approval of Neiman Marcus or its stockholders; however, if, at the time of such termination, Neiman Marcus is not in breach of any of its obligations under the Distribution Agreement or the Merger Agreement, Harcourt General will be obligated to pay the reasonable out-of-pocket expenses of Neiman Marcus incurred in connection with the Distribution Agreement, the Merger Agreement and the transactions contemplated thereby.

     - By Neiman Marcus only upon material breach by Harcourt General of a representation, warranty or covenant contained in the Distribution Agreement, which breach would have a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Neiman Marcus after giving effect to the Distribution.

     In the event of termination of the Distribution Agreement by either party, except as set forth above, no party will have any liability of any kind to any other party or any other person. After the filing of the Certificate of Merger, the Distribution Agreement may not be terminated except by an agreement in writing signed by both parties and a majority of the Independent Directors of Neiman Marcus.

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

          ADOPTION OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS
                (PROPOSAL TWO, PROPOSAL THREE AND PROPOSAL FOUR)

     The description of the Governance and Authorized Capital Amendments contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the proposed Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Appendix C. All stockholders are urged to read carefully the proposed Amended and Restated Certificate of Incorporation in its entirety.

GENERAL

     The Governance Amendments include changes to the Restated Certificate of Incorporation that Neiman Marcus believes are necessary to foster Neiman Marcus' long-term growth as an independent company following the Distribution and to protect Neiman Marcus stockholders from unsolicited takeover proposals at a price below Neiman Marcus' intrinsic value. The Authorized Capital Amendment includes changes to the Restated Certificate of Incorporation intended to provide Neiman Marcus with maximum financing flexibility.

     The Neiman Marcus Board has also approved amendments to Neiman Marcus' By-laws (the "By-laws Amendment"). Under the terms of the Company's Restated Certificate of Incorporation, the directors of the Company have the power to amend the By-laws without stockholder approval. As a result, no stockholder approval was required to effect the By-laws Amendment. The By-laws Amendment requires the stockholders of the Company to provide advance written notice to the Secretary of the Company, and to meet certain additional requirements, before bringing any business before an annual meeting of stockholders. The By-laws Amendment also contains a provision that no stockholder may bring any business to be considered at a special meeting other than that specified in the notice of special meeting. As described below, the By-laws Amendment contains changes necessary to conform the By-laws to the Company's Restated Certificate of Incorporation. These changes will become effective only if the Neiman Marcus stockholders vote to adopt the Merger Agreement and each of the Governance and Authorized Capital Amendments, and, in such event, will become effective immediately prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. See "-- Description of By-laws Amendment."

     Neiman Marcus has agreed to adopt the Rights Plan upon the consummation of the Distribution. The Rights Plan is expected to define an "Acquiring Person" thereunder as any person or group that becomes a holder of 15% or more of (a) the Class B Common Stock or (b) the total voting power represented by the Class A Common Stock, Class B Common Stock and, if any, Class C Common Stock outstanding. This may have the effect of discouraging third parties from acquiring or seeking to acquire substantial blocks of common stock of Neiman Marcus. In particular, it may discourage third parties from seeking to gain control of the Neiman Marcus Board by acquiring shares of Class B Common Stock or otherwise seeking to acquire or gain control of Neiman Marcus by means of a transaction which is not negotiated with the Neiman Marcus Board. See "-- Rights Plan."

PURPOSE AND EFFECTS OF THE GOVERNANCE AMENDMENTS

     The proposed Recapitalization and Distribution may make it easier for a single person or group of related persons to gain control over the Neiman Marcus Board. Prior to the Recapitalization and Distribution, a person seeking to elect a majority of the Neiman Marcus Board would need to hold or control the vote of a majority of the total outstanding shares of Neiman Marcus common stock. Because Harcourt General currently holds approximately 53.9% of the Neiman Marcus common stock, there is at present no possibility of a person other than Harcourt General gaining control of the Neiman Marcus Board without Harcourt General's consent. Following the Recapitalization and Distribution, however, holders of Class B Common Stock will have the right to elect 82% of the Neiman Marcus Board. Thus, a person or group of related persons could gain control of the Neiman Marcus Board by acquiring a majority of the outstanding Class B Common Stock (or the votes represented thereby), although such person or group would require two or three annual elections of directors to obtain such control. Since the outstanding Class B Common Stock will represent only 43.7% of the total outstanding shares of Neiman Marcus Common Stock, the special class voting right of the Class B Common Stock would permit a person or group to gain control of the Neiman Marcus Board by

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

acquiring only 21.9% of Neiman Marcus' total outstanding equity securities. In addition, Harcourt General will no longer be the majority stockholder of Neiman Marcus with effective control over the Company, and approximately 90% of the outstanding Neiman Marcus common stock will be publicly held following the Distribution. For these reasons, the Transactions could render Neiman Marcus more susceptible to unsolicited takeover bids from third parties, including offers below the intrinsic value of Neiman Marcus or other offers that would not be in the best interests of Neiman Marcus' stockholders.

     In order to mitigate the concerns described above, the Governance Amendments, together with the By-laws Amendment, are intended to make it more difficult for a potential acquiror of the Company to take advantage of Neiman Marcus' new capital structure to acquire Neiman Marcus by means of a transaction which is not negotiated with the Neiman Marcus Board, and thus reduce the vulnerability of the Company to an unsolicited takeover proposal. These amendments are designed to enable the Company, particularly in the initial years of its existence as a corporation independent from Harcourt General, to develop its business in a manner which will foster its long-term growth, with the threat of a takeover not deemed by the Neiman Marcus Board to be in the best interests of the Company and its stockholders, and the potential disruption entailed by such a threat, reduced to the extent practicable. Separating Neiman Marcus from Harcourt General as a result of the Distribution would, absent these amendments, increase the Company's vulnerability to such attempted takeovers. In addition, as discussed above under "Adoption of the Merger Agreement -- Tax Matters," the Company has agreed to indemnify Harcourt General for tax liabilities in certain circumstances if the Distribution becomes subject to Federal tax. The likelihood of the Distribution losing its tax-free status, and thus the likelihood of the Company being subject to liability under the tax indemnification provisions of the Distribution Agreement, increases if the Company is acquired. By making a takeover proposal more difficult, the Governance Amendments and the By-laws Amendment also protect the Company and its stockholders from potential liabilities resulting from the loss of the tax-free status of the Distribution.

     The Neiman Marcus Board believes that, when companies do not have measures in place to address unsolicited takeover bids, such companies can be and are acquired, and that changes in control of companies can and do occur, at prices below the best price that might otherwise be attainable. Many companies have put provisions in place which effectively require negotiations with the board of directors. Harcourt General has specifically advised the Independent Committee that it does not believe that it is now an appropriate time to sell Neiman Marcus, as it believes the current share price to be below the Company's intrinsic value. The Neiman Marcus Board desires to provide the Company with the flexibility to grow its business without being subject to either unsolicited takeover proposals at an inadequate price or unfair takeover tactics.

     The Governance Amendments, together with the By-laws Amendment and the proposed Rights Plan, may reduce the ability of stockholders to influence the governance of the Company (although they should not preclude proxy contests for election to the Neiman Marcus Board).

PURPOSE AND EFFECTS OF THE AUTHORIZED CAPITAL AMENDMENT

     The Authorized Capital Proposal would increase the Company's authorized capital and create a new class of low-voting stock. See "-- Proposal Four:
Authorized Capital Proposal." The increase in the number of authorized shares of the Company's Class A Common Stock and Class B Common Stock and any subsequent issuance of such shares also could have the effect of delaying or preventing a change in control without further action by the stockholders. Shares of the Company's authorized and unissued common stock could (within the limits imposed by applicable law and NYSE rules) be issued in one or more transactions that would make a change in control more difficult, and therefore less likely. The low-voting stock is being authorized to provide Neiman Marcus with sufficient authorized capital stock for future issuances and otherwise to provide enhanced financing flexibility and the ability to issue equity to raise capital or to use as an acquisition currency with minimal dilution to the voting rights of existing stockholders.

     If the Authorized Capital Proposal is adopted, the Neiman Marcus Board would be able to issue such additional shares without further stockholder approval, except as may be required by applicable law or exchange rules. In addition, Neiman Marcus stockholders have no statutory preemptive rights with respect to future issuances of Neiman Marcus common stock or preferred stock. The Neiman Marcus Board has no

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

present agreement or arrangement, plan or understanding with respect to the issuance of any such additional shares, other than under its existing employee benefits plans. The increase in the Company's authorized capital will not have any immediate effect on the rights of existing Neiman Marcus stockholders. To the extent that the additional authorized shares are issued in the future, however, they will decrease the then-existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the then-existing stockholders. In addition, because the Class C Common Stock will have only one-tenth ( 1/10) of one vote per share, the Company will be able to do each of the following without significantly diluting the relative voting interests of existing stockholders, including the Smith family:
(i) raise equity capital; (ii) make acquisitions using stock as consideration; and (iii) contribute to existing and future employee benefit and incentive plans, including stock option plans.

THE GOVERNANCE AMENDMENTS AND THE AUTHORIZED CAPITAL AMENDMENT

     In determining to approve the Governance Amendments, the Independent Committee and the Neiman Marcus Board determined that it would be beneficial to have the protections of the Rights Plan and the Governance Amendments in place following the Distribution when the Company may be vulnerable to an unsolicited takeover proposal, particularly during the first two years following the Distribution, when the risk to Neiman Marcus of liability under the tax indemnity is greatest. In determining to approve the Authorized Capital Amendment, the Independent Committee and the Neiman Marcus Board determined that it would be beneficial to provide Neiman Marcus with maximum financing flexibility following the Distribution. Following is a description of the material terms of each of the Governance and Authorized Capital Amendments.

     - Proposal Two: Board Size Proposal. In order to ensure that the holders of the Class A Common Stock will have the right to elect at least one director, if this proposal is adopted, the minimum number of directors on the Neiman Marcus Board will be increased from three to six, and the provision setting forth the range of directors will be included in Neiman Marcus' Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will provide that the Neiman Marcus Board will consist of not less than six nor more than nine persons and that the exact number of directors will be fixed from time to time exclusively by the Neiman Marcus Board pursuant to a resolution adopted by a majority of the Neiman Marcus Board. The effect of this provision is that the stockholders of Neiman Marcus, acting on their own, will no longer have the power, without first obtaining board approval, to amend the By-laws to increase the size of the board and fill the new directorships with their own representatives. The provisions currently set forth in the Restated Certificate of Incorporation and By-laws would allow such action, by vote of the holders of two-thirds of the outstanding shares of Neiman Marcus common stock. The Restated Certificate of Incorporation, without giving effect to the Board Size Proposal, would permit any new directorships so created to be filled by the stockholders by majority vote of those voting, if not first filled by the Neiman Marcus Board. Such a course of action will no longer be possible if the Board Size Proposal is adopted. In effect, this change will eliminate any opportunity of the Neiman Marcus stockholders to circumvent the Company's staggered board. Both the Independent Committee and the Neiman Marcus Board believe that it is important to support and reinforce the Company's staggered board in light of the increased vulnerability that Neiman Marcus will have to unsolicited takeover proposals following the Distribution. Preserving a staggered board will help ensure that the incumbent board of directors will be given the time and opportunity to evaluate any proposals for acquisition of control of the Company and assess and develop alternatives without the pressure created by the threat of imminent loss of control, in a manner consistent with their responsibility to the Company's stockholders. The Neiman Marcus Board believes, therefore, that removing the threat of imminent loss of control will permit it more effectively to represent the interests of all stockholders, including responding to demands or actions by any stockholder or group. This provision will require the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all the Neiman Marcus common stock, voting together as a single class, to alter, amend, rescind or repeal this provision of the Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent with such provision.

     - Proposal Three: Supermajority Voting Proposal. If this proposal is adopted, the Amended and Restated Certificate of Incorporation will include a provision requiring the approval of 66 2/3% of the total voting power of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, if any, voting together as a single class, to effect or consummate: (i) any merger or consolidation of the Company with or into any other corporation; (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company to or with any other person; or (iii) any issuance by the Company of any voting securities of the Company which issuance would require approval by the stockholders of the Company pursuant to the DGCL or the rules of any exchange on which the voting securities of the Company are listed, other than an issuance by the Company of voting securities as required by any stockholder rights plan adopted by the Company, unless such issuance has been approved by a resolution adopted by not less than two-thirds of all the directors then in office. The foregoing requirement will not apply, and the provisions of the DGCL relating to the requisite percentage of stockholder approval, if any, will apply to any merger or other transaction described in the preceding subparagraphs (i), (ii) or (iii) if the other party to the merger or other transaction is a subsidiary of the Company. A subsidiary of the Company is defined as any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Company. Stockholders should note that the Smith family will own approximately 12% of the outstanding equity securities of Neiman Marcus following the Recapitalization and would have the ability to own as much as 18% without triggering the Rights Plan. As a result, the Smith family could have significant influence with respect to any transaction subject to the supermajority voting provisions. See "-- Rights Plan." Stockholders should also note that, while Harcourt General will continue to hold the Retained Shares representing approximately 10% of equity securities of Neiman Marcus, Harcourt General has agreed to vote such shares in proportion to the votes cast by the other stockholders of Class A Common Stock, and thus the Retained Shares would not provide Harcourt General with power to block transactions to which the supermajority voting provisions apply.

     - Proposal Four: Authorized Capital Proposal. If this proposal is adopted the Amended and Restated Certificate of Incorporation will provide for an increase in the authorized number of shares of common stock and preferred stock which Neiman Marcus may issue. Currently the Company's Restated Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock and 50,000,000 shares of preferred stock. If the Merger Agreement (including the Recapitalization Amendments) is adopted by the holders of the Neiman Marcus common stock, the 150,000,000 shares of common stock would be divided between 75,000,000 shares of Class A Common Stock and 75,000,000 shares of Class B Common Stock. If the Authorized Capital Proposal is adopted, the Amended and Restated Certificate of Incorporation will increase the authorized capitalization of the Company to 250,000,000 shares of common stock (consisting of 100,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock and 50,000,000 shares of Class C Common Stock) and 50,000,000 shares of preferred stock. The Neiman Marcus Board believes that such an increase in the authorized number of shares of Class A Common Stock and Class B Common Stock will ensure that there remains a sufficient authorized number of shares after the Recapitalization for potential future stock splits, sales of the Company's securities to raise additional capital, acquisitions of other companies or their businesses or assets, establishing strategic relationships with third parties, or providing options or other stock incentives to Neiman Marcus employees, consultants or others. The purpose of authorizing the Class C Common Stock is to permit the Company to do each of the following without significantly diluting the relative voting interests of existing stockholders: (i) raise equity capital; (ii) make acquisitions using stock as consideration; and (iii) contribute to existing and future employee benefit and incentive plans, including stock option plans. Stockholders should note that the Smith family currently holds approximately 28% of the equity securities of Harcourt General and will own the same percentage of the Class B Common Stock following the Recapitalization, which will represent approximately 12% of the total voting power of Neiman Marcus. The issuance of any Class C Common Stock would have the effect of diluting the equity interest of the Smith family along with all other equity holders without substantially diluting the Smith family's voting power with respect to the election of directors or otherwise.

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

RECOMMENDATION OF THE NEIMAN MARCUS BOARD

     THE NEIMAN MARCUS BOARD, UPON THE RECOMMENDATION OF THE INDEPENDENT COMMITTEE, HAS UNANIMOUSLY APPROVED EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS AND HAS DETERMINED THAT EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS IS ADVISABLE AND FAVORABLE TO AND, THEREFORE, FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS OTHER THAN HARCOURT GENERAL. THE NEIMAN MARCUS BOARD RECOMMENDS THAT THE STOCKHOLDERS OF NEIMAN MARCUS VOTE "FOR" THE ADOPTION OF EACH OF THE GOVERNANCE AND AUTHORIZED CAPITAL AMENDMENTS.

REQUIRED VOTE

     The stockholders of Neiman Marcus are being asked to adopt the Board Size Proposal, the Super-majority Voting Proposal and the Authorized Capital Proposal at the Special Meeting. Approval of each of these Proposals requires the affirmative vote of a majority of the outstanding shares of Neiman Marcus common stock. The adoption of each of the Governance Amendments and the Authorized Capital Amendment is assured because Harcourt General, which owns approximately 53.9% of the outstanding shares of Neiman Marcus common stock, has agreed to vote its Neiman Marcus shares in favor of their adoption. Accordingly, no action by any other Neiman Marcus stockholder is necessary to approve the Governance Amendments and the Authorized Capital Amendment. Unless the Merger Agreement is adopted by the holders of Neiman Marcus common stock as described under "Adoption of the Merger Agreement -- Required Vote," however, the Governance Amendments and the Authorized Capital Amendment will not be implemented by the Company.

EXISTING CHARTER AND BY-LAW PROVISIONS WITH POSSIBLE ANTITAKEOVER EFFECTS

     Stockholders should note that, in addition to certain provisions contained in the Governance Amendments and the By-laws Amendment, the Company's current Restated Certificate of Incorporation and By-laws contain the following provisions that may discourage unsolicited takeover bids from third parties or efforts to remove incumbent management, or make such actions more difficult to accomplish.

     - The Restated Certificate of Incorporation authorizes the Company to issue 50,000,000 shares of preferred stock, and empowers the Neiman Marcus Board to set the voting and other rights of the preferred stockholders. Such "blank check" preferred stock is available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any exchange on which the securities may be listed. Such "blank check" preferred stock could discourage a person from acquiring the Company's common stock because of the possibility that the Neiman Marcus Board would issue such preferred stock with terms that significantly disadvantage the rights of the Company's common stockholders.

     - The Restated Certificate of Incorporation provides that the Neiman Marcus Board be divided into three classes of directors, only one which is scheduled for re-election each year. Because a person considering the acquisition of voting control of the Company would be entitled to replace only one-third of the Neiman Marcus Board at each annual meeting, such a person might be dissuaded from seeking the substantial equity position required for voting control without the ability to install a board which would be responsive to such person's wishes during the period immediately following such person's acquisition of control. In addition, because of the Company's classified board, the DGCL requires that directors may only be removed for cause, thus making it more difficult for a third party to oust current directors.

     - Both the Restated Certificate of Incorporation and the By-laws (with respect to the By-laws) provide that the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the securities of the Company which are entitled to vote generally for the election of directors of the Company, voting together as a single class, is required to alter, amend, rescind or repeal certain provisions of the Restated Certificate of Incorporation or the By-laws or to adopt any provision inconsistent therewith. These provisions in the Restated Certificate of Incorporation are: (i) Article Seventh concerning the ability of stockholders to call special meetings of the stockholders; (ii) Article

       Eighth concerning the ability of stockholders to take action by written consent; (iii) Article Ninth concerning the creation of a staggered board and the filling of board vacancies; and (iv) Article Eleventh concerning the ability of stockholders to amend provisions of the Restated Certificate of Incorporation and By-laws. These provisions in the By-laws are: (i) Section 3 of Article II concerning special meetings of the stockholders; (ii) Sections 1, 2 and 10 of Article III concerning the number, election, vacancies and nomination of directors; (iii) Article VIII concerning indemnification; and (iv) Article IX concerning amendment of the By-laws. Such "supermajority" voting requirements may discourage or deter a person from attempting to obtain control of the Company by making it more difficult to amend the Company's Restated Certificate of Incorporation or By-laws to eliminate provisions that have an antitakeover effect or that protect the interests of minority stockholders.

     - The Restated Certificate of Incorporation provides that any action required or which may be taken by the holders of the Company's common stock may not be taken by written consent. This provision precludes a majority stockholder from taking unannounced action. The inability of a majority stockholder to act without a meeting might impact upon such person's decision to purchase voting securities of the Company. For example, a person may be discouraged or deterred from attempting to obtain control of the Company if a necessary ingredient of such action is to take action immediately and without any prior notice.

     - The By-laws provide that for a stockholder to nominate a person for a directorship, the stockholder must provide written notice to the Company's Secretary of the stockholder's intention, no later than (i) with respect to an election to be held at an annual meeting of the stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. This By-laws provision may have the effect of precluding the conduct of business at a particular stockholders meeting if the proper procedures are not followed, and may discourage or deter a third party from attempting to obtain control, even if such attempt might be beneficial to the Company and its stockholders.

     - The Restated Certificate of Incorporation provides that special meetings of the stockholders of the Company may not be called by stockholders. The inability of a stockholder to call a special meeting might impact upon a person's decision to purchase voting securities of the Company. For example, a person may be discouraged or deterred from attempting to obtain control of the Company if a necessary ingredient of such action is to take action immediately at a special meeting and without waiting until an annual meeting.

DESCRIPTION OF BY-LAWS AMENDMENT

     The Neiman Marcus Board has unanimously approved the By-laws Amendment. Reference is made to the full text of the amendment to the Company's By-laws, which is attached hereto as Appendix D. The following summary is qualified in its entirety by such reference.

     The By-laws Amendment requires that, at any Annual Meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Neiman Marcus Board or (iii) by a stockholder of the Company who is a stockholder of record at the time of giving of the notice provided for in the By-laws, who is entitled to vote at such meeting and who complies with the notice procedures set forth below.

     For business to be properly brought before an Annual Meeting of stockholders pursuant to clause (c) above, the stockholder must have given written notice thereof to, either by personal delivery or by United States mail, postage prepaid, and such notice must have been received by, the Secretary of the Company, not later than ninety days prior to the anniversary date of the immediately preceding Annual Meeting. Such notice shall set forth:

     - The name and address, as they appear on the Company's books, of the stockholder who is proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

     - The number and class of shares of stock of the Company that are beneficially owned on the date of such notice by the stockholder, or the beneficial owner on whose behalf the proposal is made;

     - A representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

     - A description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

     - Any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such business; and

     - A statement as to whether such stockholder of record, and the beneficial owner, if any, intend to solicit proxies in support of such proposal.

     The presiding officer of the meeting shall determine and declare to the meeting whether or not such business was properly brought before the meeting in accordance with the procedures described above, and at such officer's discretion, may declare such business not properly brought before the meeting and shall not recognize the bringing of such business.

     The By-laws Amendment also provides that at any special meeting of the stockholders of Neiman Marcus, only such business as is specified in the notice of special meeting may be brought before such meeting. Accordingly, the stockholders of Neiman Marcus may not raise any other matters for consideration at the Special Meeting.

     The By-laws Amendment contains provisions necessary to conform the By-laws to the Company's Restated Certificate of Incorporation. These changes will become effective only if the Neiman Marcus stockholders vote to adopt the Merger Agreement and each of the Governance and Authorized Capital Amendments. Specifically, the By-laws Amendment increases the minimum number of directors on the Neiman Marcus Board from three to six.

     In addition, the By-laws Amendment provides that, except as otherwise fixed pursuant to the provisions of Article Fourth or Article Ninth of the Company's Restated Certificate of Incorporation, any vacancy in the office of a Class A Director or Class B Director will be filled only by the vote of the majority of the remaining directors in the Class in which such vacancy exists (or the sole remaining director in such Class), unless there are no such directors in such Class, in which case the vacancy will be filled by the vote of the stockholders entitled to elect the members of the Class in which the vacancy exists. All newly-created directorships resulting from an increase in the authorized number of directors will first be allocated to a Class and then filled only by the vote of the majority of the directors in the Class in which such newly-created directorships exist (or the sole remaining director in such Class), unless there are no such directors in such Class, in which case such newly-created directorships will be filled by the vote of the stockholders of such Class.

NO VOTE REQUIRED

     The provisions of the By-laws Amendment not subject to the adoption by the stockholders of the Merger Agreement were adopted by the Neiman Marcus Board at its May 14, 1999 meeting, and are already effective. The other provisions of the By-laws Amendment will become effective immediately prior to the filing of the Certificate of Merger. The By-laws Amendment does not require stockholder approval. A description of the By-laws Amendment is included in this Proxy Statement for informational purposes only.

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

RIGHTS PLAN

     Neiman Marcus has agreed that upon consummation of the Distribution, it will adopt the Rights Plan in order to improve the ability of the Neiman Marcus Board to protect and advance the interests of Neiman Marcus and its stockholders in the event of an unsolicited proposal to acquire a significant interest in the Company. The Rights Plan is expected to provide that a Right (a "Right") to purchase one share of Neiman Marcus common stock will be issued by the Company to holders of the Company's outstanding common stock in the form of a dividend of one Right for each share of common stock. The Rights also will be attached to all future issuances of common stock until the Rights Distribution Date (as defined below). Rights become exercisable on the date (the "Rights Distribution Date") that is the earlier of: (i) the tenth day following the public announcement that a person or group (an "Acquiring Person") has acquired beneficial ownership of 15% or more of (a) the Class B Common Stock or (b) the total voting power represented by the Class A Common Stock, Class B Common Stock and, if any, Class C Common Stock outstanding (the "Trigger Percentage") or (ii) the tenth business day (or such later date as may be determined by the Neiman Marcus Board) following the commencement or announcement of an intention to make a tender offer or exchange offer by any person which would result in such person owning at least the Trigger Percentage. Rights will be redeemable at a price of $.01 per Right, by the vote of the Neiman Marcus Board, at any time prior to the time a person becomes an Acquiring Person.

     In the event that any person becomes an Acquiring Person, each holder of a Right (other than Rights held by the Acquiring Person, which will thereupon become void) will thereafter have the right to receive upon exercise of the Right at the then-current exercise price that number of shares of the class of the Company's common stock to which such Right relates having a market value on that date of two times the exercise price of the Right (the "flip-in right"). If the flip-in right is exercised, the Acquiring Person's voting and economic interest in the Company would be dramatically diluted by the issuance by the Company of large numbers of its shares of common stock to its current stockholders other than the Acquiring Person at a reduced price.

     The Rights Plan will grandfather the shares to be acquired by the Smith family in the Distribution so long as the Smith family does not collectively acquire shares that would, relative to their ownership on the date of the Distribution, represent approximately an additional 6% of the outstanding shares of Class B Common Stock or approximately an additional 6% of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of all classes of common stock of Neiman Marcus then outstanding.

                STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                          MANAGEMENT OF NEIMAN MARCUS

     The following table sets forth information as of August 2, 1999 (except as indicated in Notes 5 through 11 below) with respect to the beneficial ownership of Neiman Marcus common stock prior to and after the Transactions by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Neiman Marcus common stock or Harcourt General common stock, (ii) each executive officer named in the Summary Compensation Table included in the Company's proxy statement for its Annual Meeting of Stockholders held on January 15, 1999, (iii) each director of the Company, and (iv) all current executive officers and directors as a group. There may be other persons that own shares of both Neiman Marcus common stock and Harcourt General common stock who would own, collectively, following the Distribution, in excess of 5% of the total voting power of Class A Common Stock and Class B Common Stock.

                               NUMBER OF
                                SHARES         PERCENT OF             NUMBER OF              PERCENT OF TOTAL
                                 OWNED        COMMON STOCK       SHARES AND PERCENT            COMMON STOCK
                             PRIOR TO THE     PRIOR TO THE         OF CLASS OWNED                 OWNED
 NAME OF BENEFICIAL OWNER   TRANSACTIONS(1)   TRANSACTIONS     AFTER THE TRANSACTIONS     AFTER THE TRANSACTIONS
 ------------------------   ---------------   ------------    -------------------------   ----------------------
                                                               CLASS A        CLASS B**
                                                              ---------       ---------
Harcourt General, Inc.(2)
27 Boylston Street                                            4,988,542/
Chestnut Hill, MA 02467...    26,429,502          53.9%            18.1%             --            10.2%
Smith Family
Group(2)(3)(4)(17)
c/o Richard A. Smith
Harcourt General, Inc.
27 Boylston Street
Chestnut Hill, MA 02467...            --            --               --       6,012,557/28.0%      12.3%
Richard A.
Smith(2)(3)(4)(17)........            --              *               *       4,139,425/19.3%       8.4%
Nancy L. Marks(2)(3)(4)
c/o Harcourt General, Inc.
27 Boylston Street
Chestnut Hill, MA 02467...            --            --               --       3,028,812/14.1%       6.2%
Gabelli Funds, Inc.(5)
One Corporate Center                                          4,475,000/
Rye, NY 10580.............     4,475,500           9.1%            16.2%             --             9.1%
PRIMECAP Management
Company
225 South Lake Avenue                                         4,069,100(6)/   1,110,420(10)/
Pasadena, CA 91101........     4,069,100(6)        8.3%            14.7%            5.2%           10.6%
Neuberger Berman, LLC
605 Third Avenue                                              1,951,550(7)/   1,179,215(11)/
New York, NY 10158........     1,951,550(7)        4.0%             7.1%            5.5%            6.4%
FMR Corp. (8)
82 Devonshire Street
Boston, MA 02109..........            --            --               --       1,310,940/6.1%        2.7%
Boston Partners Asset
Management L.P. (9)
One Financial Center
Boston, MA 02111..........            --            --               --       1,249,200/5.8%        2.5%
Burton M. Tansky(12)......       151,980              *         151,980/*            --                *
Gerald A. Sampson(13).....        73,158              *          73,158/*            --                *
Stephen Elkin(14).........        98,648              *          98,648/*            --                *
Dawn Mello(15)............        24,880              *          24,880/*            --                *
Matina S. Horner(16)......         3,688              *           3,688/*            --                *
Vincent M. O'Reilly(16)...         1,779              *           1,779/*            --                *
Walter J. Salmon(16)......        10,921              *          10,921/*            --                *
Jean Head Sisco(16).......         3,683              *           3,683/*            --                *

                               NUMBER OF
                                SHARES         PERCENT OF             NUMBER OF              PERCENT OF TOTAL
                                 OWNED        COMMON STOCK       SHARES AND PERCENT            COMMON STOCK
                             PRIOR TO THE     PRIOR TO THE         OF CLASS OWNED                 OWNED
 NAME OF BENEFICIAL OWNER   TRANSACTIONS(1)   TRANSACTIONS     AFTER THE TRANSACTIONS     AFTER THE TRANSACTIONS
 ------------------------   ---------------   ------------    -------------------------   ----------------------
                                                               CLASS A        CLASS B**
                                                              ---------       ---------
Robert A. Smith(2)(3)(4)
  (17)(18)................            --              *               *         301,004/1.4%              *
Brian J. Knez(2)(3)(4)
  (17)(19)................            --              *               *         228,878/1.1%              *
John R. Cook(20)..........            --              *               *          5,190/*                  *
All current executive
officers and directors as
a group (20
persons)(21)..............       368,737              *         368,737/1.3%  4,696,516/21.9%          10.3%

---------------

   * Less than 1%.

  ** Assumes a distribution ratio of three-tenths ( 3/10) of a share of Class B
     Common Stock for each share of Harcourt General common stock.

 (1) Unless otherwise indicated in the following footnotes, each stockholder referred to above has sole voting and dispositive power with respect to the shares listed.

 (2) Richard A. Smith, Chairman of the Company and Chairman and Chief Executive Officer of Harcourt General, his sister, Nancy L. Marks, and certain members of their families (including Robert A. Smith, Co-Chief Executive Officer and a director of the Company and President and Co-Chief Operating Officer of Harcourt General, and Brian J. Knez, a director and Co-Chief Executive Officer of the Company and President and Co-Chief Operating Officer of Harcourt General) may be regarded as controlling persons of Harcourt General, and therefore of the Company. The shares of Harcourt General Class B Stock and Harcourt General Common Stock beneficially owned by the Smith family constitute approximately 28% of the aggregate number of outstanding equity securities of Harcourt General. Each share of Harcourt General voting stock entitles the holder thereof to one vote on all matters submitted to Harcourt General's stockholders, except that each share of Harcourt General Class B Stock (virtually all of which is beneficially owned by the Smith family) entitles the holder thereof to ten votes on the election of directors at any Harcourt General stockholders' meeting under certain circumstances. Accordingly, as to any elections in which the Harcourt General Class B Stock would carry ten votes per share at a Harcourt General stockholders' meeting, the Smith family would have approximately 80% of the combined voting power of the Harcourt General voting securities.

     Under the definition of "beneficial ownership" in Rule 13d-3 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, the Smith family and the members of Harcourt General's Board of Directors may be deemed to be the beneficial owners of the securities of the Company beneficially owned by Harcourt General in that they may be deemed to share with Harcourt General the power to direct the voting and/or disposition of such securities. However, this information should not be deemed to constitute an admission that any such person or group of persons is the beneficial owner of such securities.

 (3) Certain of the shares included in the table have been counted more than once because of certain rules and regulations of the Commission. The total number of shares owned by, or for the benefit of, Richard A. Smith, Nancy
     L. Marks and members of their families is as shown for the "Smith Family Group". See Note 4.

 (4) The Smith Family Group includes Richard A. Smith, Chairman of the Company and Chairman and Chief Executive Officer of Harcourt General; Nancy L. Marks, Mr. Smith's sister; Robert A. Smith, Co-Chief Executive Officer and a director of the Company and President and Co-Chief Operating Officer of Harcourt General and Brian J. Knez, a director and Co-Chief Executive Officer of the Company and President and Co-Chief Operating Officer of Harcourt General, who are, respectively, the son and son-in-law of Richard
     A. Smith; Jeffrey R. Lurie, a director of Harcourt General and the son of Nancy L. Marks; other members of their families and various family corporations, trusts and charitable foundations. It is anticipated that certain members of the Smith Family Group will enter into the

     Stockholders Agreement prior to the consummation of the Transactions. See "Adoption of the Merger Agreement -- Interests of Certain Persons in the Recapitalization and the Governance and Authorized Capital Amendments."

     Some shares of Class B Common Stock owned beneficially by the members of the Smith Family Group may not be subject to the Stockholders Agreement. The total number of shares held by the Smith Family Group and as to which the Smith Family Group is deemed to be the beneficial owner is 6,012,557 shares of Class B Common Stock. Based on the total number of shares of Common Stock outstanding as of August 2, 1999, the 6,012,557 shares of Class B Common Stock would constitute 28.0% of the outstanding shares of Class B Common Stock and would constitute 12.3% of the outstanding shares of Common Stock. Members of the Smith Family Group possess sole or shared voting power over all of the shares shown in the table.

 (5) The information reported is based on a Schedule 13D dated August 18, 1997 filed with the Commission by the Gabelli Funds, Inc. and its affiliates (collectively, the "Gabelli Affiliates"). The Gabelli Affiliates have sole voting power with respect to 4,372,500 shares, and sole dispositive power with respect to all of the shares, reported in the table.

 (6) The information reported is based on a Schedule 13G dated September 9, 1998 filed with the Commission by PRIMECAP Management Company with respect to its ownership of Neiman Marcus common stock. PRIMECAP Management Company has sole voting and shared dispositive power with respect to all of the shares reported in the table.

 (7) The information reported is based on a Schedule 13G dated February 9, 1999 filed with the Commission by Neuberger Berman, LLC with respect to its ownership of Neiman Marcus common stock. Neuberger Berman, LLC has sole voting power with respect to 880,450 shares reported in the table, and shared dispositive power with respect to all of the shares reported in the table.

 (8) The information reported is based on a Schedule 13G dated February 12, 1999 filed with the Commission by FMR Corp. with respect to its ownership of Harcourt General common stock. FMR Corp. has sole voting power with respect to 260,052 shares and sole dispositive power with respect to all of the shares reported in the table.

 (9) The information reported is based on a Schedule 13G dated February 12, 1999 filed with the Commission by Boston Partners Asset Management L.P. with respect to its ownership of Harcourt General common stock. Boston Partners Asset Management L.P. has shared voting and dispositive power with respect to all of the shares reported in the table.

(10) The information reported is based on a Schedule 13G dated September 9, 1998 filed with the Commission by PRIMECAP Management Company with respect to its ownership of Harcourt General common stock. PRIMECAP Management Company has sole voting power and dispositive power with respect to 781,400 shares and shared dispositive power with respect to 2,929,000 shares reported in the table.

(11) The information reported is based on information provided by Neuberger Berman, LLC as of February 11, 1999 with respect to its ownership of Harcourt General common stock. Neuberger Berman, LLC has sole voting power with respect to 20,020,643 shares, shared voting power with respect to 1,686,500 shares, and shared dispositive power with respect to all of the shares reported in the table.

(12) Includes 106,580 shares of Common Stock which are subject to outstanding options exercisable within 60 days of August 2, 1999. Also includes 21,900 shares of restricted stock over which Mr. Tansky has voting but not dispositive power.

(13) Includes 29,840 shares of Common Stock which are subject to outstanding options exercisable within 60 days of August 2, 1999. Also includes 9,600 shares of restricted stock over which Mr. Sampson has voting but not dispositive power.

(14) Includes 64,840 shares of Common Stock which are subject to outstanding options exercisable within 60 days of August 2, 1999. Also includes 11,600 shares of restricted stock over which Mr. Elkin has voting but not dispositive power. Also includes 7,531 shares of Common Stock allocated to Mr. Elkin under the Company's Employee Savings Plan ("ESP") as to which Mr. Elkin shares voting power with the trustee of the ESP.

(15) Includes 11,480 shares of Common Stock which are subject to outstanding options exercisable within 60 days of August 2, 1999. Also includes 5,200 shares of restricted stock over which Ms. Mello has voting but not dispositive power.

(16) Dr. Horner, Mr. O'Reilly, Mr. Salmon and Mrs. Sisco hold, respectively, 3,688, 979, 979, and 2,549 Common Stock based units which are included in the table. These directors do not have voting or dispositive power with respect to these Common Stock based units.

(17) The members of the Board of Directors of Harcourt General, including Richard A. Smith, Robert A. Smith, and Brian J. Knez, may be deemed to be the beneficial owners of the securities of the Company owned by Harcourt General. However, this information should not be deemed to be an admission that any such person or group is the beneficial owner of such securities.

(18) Includes shares of Class B Common Stock distributable on 14,600 shares of restricted Harcourt General Common Stock over which Mr. Knez has voting but not dispositive power. All of the shares reported for Mr. Knez are included in the shares owned by the Smith Family Group. See Note 4.

(19) Includes shares of Class B Common Stock distributable on 14,600 shares of restricted Harcourt General Common Stock over which Mr. Smith has voting but not dispositive power. All of the shares reported for Mr. Smith are included in the shares owned by the Smith Family Group. See Note 4.

(20) Includes shares of Class B Common Stock distributable on 7,300 shares of restricted Harcourt General Common Stock over which Mr. Cook has voting but not dispositive power.

(21) Excludes the beneficial ownership of securities of the Company which may be deemed to be attributed to Richard A. Smith, Robert A. Smith, and Brian J. Knez (see Notes 2, 3, 4 and 17 above). Includes (i) 212,740 shares of Common Stock which are subject to outstanding options exercisable within 60 days of August 2, 1999, (ii) 48,300 shares of restricted stock over which individuals in the group have voting but not dispositive power, (iii) 7,531 shares of Common Stock allocated to individuals in the group under the ESP as to which such individuals share voting power with the trustee of the ESP, and (iv) the 8,195 Common Stock based units referred to in Note 16 above.

               BOARD OF DIRECTORS AND MANAGEMENT OF NEIMAN MARCUS

BOARD OF DIRECTORS

     Set forth below are the names, ages at August 2, 1999, and principal occupations for the last five years of each director of the Company.

NAME                                   AGE                     PRINCIPAL OCCUPATION
----                                   ---                     --------------------
Richard A. Smith.....................  74    Chairman of the Company and Chairman and Chief Executive
                                               Officer of Harcourt General.

Robert A. Smith......................  40    Co-Chief Executive Officer of the Company; President and
                                             Co-Chief Operating Officer of Harcourt General.

Matina S. Horner, Ph.D...............  60    Executive Vice President of the Teachers Insurance and
                                               Annuity Association - College Retirement Equities Fund
                                               (TIAA-CREF) and President Emerita of Radcliffe
                                               College.

Brian J. Knez........................  41    Co-Chief Executive Officer of the Company; President and
                                               Co-Chief Operating Officer of Harcourt General.

Walter J. Salmon.....................  68    Stanley Roth Sr. Professor of Retailing (Emeritus since
                                               1997), Graduate School of Business Administration,
                                               Harvard University.

John R. Cook.........................  58    Senior Vice President and Chief Financial Officer of the
                                               Company and of Harcourt General.

Jean Head Sisco......................  74    Partner in Sisco Associates, international management
                                               consultants.

Vincent M. O'Reilly..................  62    Distinguished Senior Lecturer, Carroll School of
                                               Management, Boston College.

  Class I Directors -- Terms expire at 2001 Annual Meeting of Stockholders

     RICHARD A. SMITH -- Director since 1987; Chairman of the Company and of Harcourt General; Chief Executive Officer of the Company (until December 1998) and of Harcourt General since January 1997 and prior to December 1991; Chairman, President (until November 1995) and Chief Executive Officer of GC Companies, Inc. since December 1993; Director of Harcourt General and GC Companies, Inc. Mr. Smith is the father of Robert A. Smith and the father-in-law of Brian J. Knez. To become a Class B Director.

     ROBERT A. SMITH -- Director since 1997; Co-Chief Executive Officer of the Company since May 1999; Chief Executive Officer of the Company from December 1998 until May 1999; President and Chief Operating Officer of the Company from January 1997 to December 1998; President and Co-Chief Operating Officer of Harcourt General since January 1997; Group Vice President of the Company and of Harcourt General prior to January 1997; President and Chief Operating Officer of GC Companies, Inc. since November 1995; Director of Harcourt General. Mr. Smith is the son of Richard A. Smith and the brother-in-law of Brian J. Knez. To become a Class B Director.

  Class II Directors -- Terms expire at 2002 Annual Meeting of Stockholders

     MATINA S. HORNER, PH.D. -- Director since 1993; Executive Vice President of the Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF) and President Emerita of Radcliffe College since 1989; Director of Boston Edison Company. To become a Class B director.

     BRIAN J. KNEZ -- Director since 1998; Co-Chief Executive Officer of the Company since May 1999; President and Co-Chief Operating Officer of Harcourt General since January 1997; President (until November 1998) and Chief Executive Officer of Harcourt, Inc. since May 1995; President of the Scientific, Technical, Medical and Professional Group of Harcourt, Inc. prior thereto; Director of Harcourt General. Mr. Knez is the son-in-law of Richard A. Smith and the brother-in-law of Robert A. Smith. To become a Class B Director.

     WALTER J. SALMON -- Director since 1987; Stanley Roth Sr. Professor of Retailing (Emeritus since 1997), Graduate School of Business Administration, Harvard University; Director of Hannaford Bros. Co., The Quaker Oats Company, Circuit City Stores, Inc., Luby's Cafeterias, Inc., Harrah's Entertainment, Inc., Cole National Corporation and PetsMart, Inc. To become a Class B Director.

  Class III Directors -- Terms expire at 2000 Annual Meeting of Stockholders

     JOHN R. COOK -- Director since 1998; Senior Vice President and Chief Financial Officer of the Company and of Harcourt General. To become a Class B Director.

     JEAN HEAD SISCO -- Director since 1987; Partner in Sisco Associates, international management consultants; Director of Textron, Inc., Newmont Mining Corporation and its principal subsidiary, Newmont Gold Company, Washington Mutual Investors Fund, Chiquita Brands International, Inc., The American Funds Tax-Exempt Series I and K-Tron International, Inc. To become a Class B Director.

     VINCENT M. O'REILLY -- Director since 1997; Distinguished Senior Lecturer, Carroll School of Management, Boston College since October 1997; Executive Vice Chairman of Coopers & Lybrand from October 1994 until October 1997; Chief Operating Officer or Deputy Chairman of Coopers & Lybrand from 1988 to October 1994; Director of EatonVance Corp. and Teradyne, Inc. To become a Class A Director.

EXECUTIVE OFFICERS

     Set forth below are the names, ages at August 2, 1999 and principal occupations of each executive officer of the Company who is not also a director of the Company. All such persons have been elected to serve until the next annual election of officers and their successors are elected or until their earlier resignation or removal.

NAME                                   AGE                            TITLE
----                                   ---                            -----
Burton M. Tansky.....................  61    President of the Company and Chairman and Chief
                                               Executive Officer of Neiman Marcus Stores.

Gerald A. Sampson....................  58    President and Chief Operating Officer of Neiman Marcus
                                               Stores.

Stephen C. Elkin.....................  56    Chairman and Chief Executive Officer of Bergdorf
                                               Goodman.

Dawn Mello...........................  67    President of Bergdorf Goodman.

Eric P. Geller.......................  52    Senior Vice President, General Counsel and Secretary of
                                               the Company and Harcourt General.

Peter Farwell........................  56    Vice President - Corporate Relations of the Company and
                                               Harcourt General.

Paul F. Gibbons......................  47    Vice President and Treasurer of the Company and Harcourt
                                               General.

Gerald T. Hughes.....................  42    Vice President - Human Resources of the Company and
                                               Harcourt General.

Catherine N. Janowski................  38    Vice President and Controller of the Company and
                                               Harcourt General.

Gail S. Mann.........................  48    Vice President - Corporate Law of the Company and
                                               Harcourt General.

Michael F. Panutich..................  51    Vice President - General Auditor of the Company and
                                               Harcourt General.

Paul J. Robershotte..................  45    Vice President - Strategy and Business Development of
                                               the Company and Harcourt General.

                             STOCKHOLDER PROPOSALS

     The Neiman Marcus Board knows of no other matters which are likely to be brought before the meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     In order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Exchange Act to be considered by the Company for inclusion in the proxy material for the Annual Meeting of stockholders to be held in January 2000 (the "Annual Meeting"), they must be received by the Secretary of the Company by August 10, 1999. For proposals that stockholders intend to present at the Annual Meeting outside the processes of Rule 14a-8 of the Exchange Act, unless the stockholder notifies the Secretary of the Company of such intent by October 25, 1999, any proxy that management solicits for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

     In order for suggestions by stockholders for nominees for director to be considered by the Nominating Committee, they must be received by the Secretary of the Company by October 18, 1999.

     All such communications to the Secretary of the Company must be in writing and must be received by the Company at its principal executive offices (27 Boylston Street, Chestnut Hill, Massachusetts 02467) by the applicable date.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by the Company at the Commission's public reference facilities located at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Neiman Marcus common stock is listed on the NYSE under the symbol "NMG," and such material relating to the Company may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005. Certain of such reports, statements and other information filed by the Company are also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov.

                             INDEX OF DEFINED TERMS

TERM                                                          PAGE
----                                                          ----
Amended and Restated Certificate of Incorporation...........     4
Annual Meeting..............................................    44
Acquiring Person............................................    37
Authorized Capital Amendment................................     6
Authorized Capital Proposal.................................     5
Board Size Proposal.........................................     5
By-laws Amendment...........................................    30
Certificate of Merger.......................................    14
Class.......................................................     4
Class A Common Stock........................................     2
Class B Common Stock........................................     2
Class C Common Stock........................................     4
Code........................................................    20
Commission..................................................    25
Company.....................................................     1
Contributed Shares..........................................    23
Declaration Date............................................    25
DGCL........................................................    14
Distribution................................................     1
Distribution Agent..........................................    25
Distribution Agreement......................................     2
Distribution Date...........................................    25
Distribution Record Date....................................    25
Effective Time..............................................    23
ESP.........................................................    41
Exchange Act................................................    28
Family Stock................................................    19
flip-in right...............................................    37
Governance Amendments.......................................     5
Governance and Authorized Capital Amendments................     6
Harcourt General............................................     1
Independent Committee.......................................     6
Independent Directors.......................................    11
Intercompany Services Agreement.............................    21
IRS Ruling..................................................    20
J.P. Morgan.................................................    11
Merger......................................................     2
Merger Agreement............................................     1
Merger Sub..................................................     1
Neiman Marcus...............................................     1
NYSE........................................................    22
NYSE Tape...................................................    27
Offered Securities..........................................    27
Offer Period................................................    27

TERM                                                          PAGE
----                                                          ----
Offeror Stockholder.........................................    19
Original Distribution Agreement.............................    12
Original Merger Agreement...................................    12
Private Price...............................................    27
Public Sale.................................................    27
Recapitalization............................................     1
Recapitalization Amendments.................................     1
Record Date.................................................     6
Retained Shares.............................................     3
Right.......................................................    37
Right of First Offer........................................    27
Rights Distribution Date....................................    37
Rights Plan.................................................    10
Ruling Request..............................................    20
Securities Act..............................................    22
Shared Representatives......................................    12
Smith Stockholders..........................................    28
Special Meeting.............................................     6
Stockholders Agreement......................................    19
Supermajority Voting Proposal...............................     5
Transaction Proposal........................................    27
Transactions................................................     2
Transfer....................................................    27
Transferor's Notice.........................................    27
Trigger Percentage..........................................    37

                                                                      APPENDIX A
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 1, 1999, amending and restating the AGREEMENT AND PLAN OF MERGER dated as of May 14, 1999 (this "Agreement"), among THE NEIMAN MARCUS GROUP, INC., a Delaware corporation (the "Company"), HARCOURT GENERAL, INC., a Delaware corporation ("Harcourt General") and SPRING MERGER CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Harcourt General ("Merger Sub").

     WHEREAS, Harcourt General will own 21,440,960 shares of common stock, par value $.01 per share, of the Company ("Common Stock") immediately prior to the Merger (as defined below), and Harcourt General will own through HGI Investment Trust, a wholly owned subsidiary of Harcourt General ("HGI"), 4,988,542 shares of Common Stock (the "Retained Shares") immediately prior to the Merger, totaling 26,429,502 shares of Common Stock;

     WHEREAS, Harcourt General owns all of the issued and outstanding shares of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock");

     WHEREAS, prior to the effectiveness of the Merger, Harcourt General plans to contribute to Merger Sub 21,440,960 of its 26,429,502 shares of Common Stock (the "Contributed Shares");

     WHEREAS, Harcourt General and the Company desire that Merger Sub merge with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), pursuant to which all the issued and outstanding shares of Merger Sub Common Stock shall be converted into shares of a new class of common stock designated as Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock") and all the issued and outstanding shares of Common Stock (other than the Contributed Shares held by Merger Sub, which shall be canceled with no securities or other consideration issued in exchange therefor) shall be converted into Class A Common Stock ("Class A Common Stock") and shall remain issued and outstanding;

     WHEREAS, Harcourt General has announced its intention, subject to the satisfaction of certain conditions, to distribute all the shares of Class B Common Stock, on a pro rata basis, to the holders of the common stock of Harcourt General following consummation of the Merger (the "Distribution");

     WHEREAS, simultaneously with the execution hereof, the Company and Harcourt General are entering into a Distribution Agreement dated as of the date hereof (the "Distribution Agreement"), which provides for the Distribution and certain other matters;

     WHEREAS, the Boards of Directors of the Company and Merger Sub by resolutions duly adopted have approved the terms of this Agreement and of the Merger, have declared the advisability of this Agreement and of the Merger and determined them to be fair to and in the best interests of the Company and Merger Sub and their respective subsidiaries, and have directed the submission of this Agreement to their respective stockholders for approval; and

     WHEREAS, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE in consideration of the premises and the mutual agreements and provisions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (b) Following satisfaction or waiver of all conditions to the Merger, the Company and Merger Sub shall file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

     (c) At and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the DGCL.

     SECTION 1.2.  Effect on Capital Stock.  At the Effective Time:

     (a) All of the shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted in the aggregate into and become 21,440,960 fully paid and non-assessable shares of Class B Common Stock of the Surviving Corporation, and shall have the rights and privileges as set forth in the Surviving Corporation Certificate of Incorporation (as defined in Section 2.1);

     (b) Each of the Contributed Shares shall automatically be canceled and shall cease to exist and no stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor; and

     (c) Each share of Common Stock (other than the Contributed Shares to be canceled in accordance with Section 1.2(b)), including shares held in the treasury, if any, and shares held by HGI, shall be converted into "Class A Common Stock."

     SECTION 1.3. Share Certificates. (a) As soon as practicable after the Effective Time:

          (i) the Surviving Corporation shall deliver, or cause to be delivered, to Harcourt General a number of certificates issued in the names of such persons, in each case, as Harcourt General shall direct, representing in the aggregate 21,440,960 shares of Class B Common Stock which Harcourt General has the right to receive upon conversion of shares of Merger Sub Common Stock pursuant to the provisions of Section 1.2(a) hereof;

          (ii) the Surviving Corporation shall cancel the share certificate or certificates representing the shares of Common Stock owned directly by Merger Sub; and

          (iii) the share certificates representing shares of Common Stock that remain issued and outstanding under Section 1.2(c) hereof or that remain treasury shares under Section 1.2(c) hereof shall not be exchanged and shall continue to represent an equal number of shares of Class A Common Stock of the Surviving Corporation without physical substitution of share certificates of the Surviving Corporation for existing share certificates of the Company.

     (b) Any dividend or other distribution declared or made with respect to any shares of capital stock of the Company, whether the record date for such dividend or distribution is before or after the Effective Time, shall be paid to the holder of record of such shares of capital stock on such record date, regardless of whether such holder has surrendered its certificates representing Class A Common Stock or received certificates representing Class B Common Stock pursuant to Section 1.3(a)(i).

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     SECTION 2.1. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that such Certificate of Incorporation shall be amended as set forth in Exhibit A-1 hereto, with such changes thereto as are set forth in Exhibit A-1 to reflect, if approved by the vote of the holders of a majority of the outstanding Common Stock, each of the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment (as defined in Section 3.1 below). The Certificate of Incorporation of the Surviving Corporation that becomes effective pursuant to this Section 2.1 is herein referred to as the "Surviving Corporation Certificate of Incorporation."

     SECTION 2.2. By-Laws. (a) At the Effective Time, the By-Laws of the Company as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation. The By-Laws of the Surviving Corporation are herein referred to as the "Surviving Corporation By-Laws."

     SECTION 2.3. Directors and Officers. (a) The Surviving Corporation's Board of Directors initially shall consist of eight members as identified on Exhibit B-1 hereto. From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly elected or appointed and qualified in accordance with applicable law, the directors of the Surviving Corporation shall consist of the directors of the Company in office at the Effective Time. At the Effective Time, the directors of the Surviving Corporation shall be divided into two classes pursuant to the Surviving Corporation Certificate of Incorporation. One director of the Surviving Corporation shall be designated a "Class A Director" and will remain in the class of which such director is currently a member that designates the expiration of such director's term. Each of the remaining seven directors of the Surviving Corporation shall be designated a "Class B Director" and each will remain in the class of which each such director is currently a member that designates the expiration of such director's term. The director of the Company that is expected to be designated as the "Class A Director" shall be identified by the Board of Directors of the Company from the directors of the Company that are not affiliated with Harcourt General on or prior to the date on which the Proxy Statement referred to in Section 3.2 is mailed to the Company's stockholders.

     (b) From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly appointed and qualified in accordance with applicable law and the Surviving Corporation By-Laws, the officers of the Company shall be the officers of the Surviving Corporation.

                                  ARTICLE III

                                   COVENANTS

     SECTION 3.1. Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its stockholders (the "Stockholders Meeting") for the purpose of considering, as four separate proposals, (i) the adoption of this Agreement; (ii) the approval of an amendment to the Certificate of Incorporation of the Company establishing a range for the number of directors on the Surviving Corporation's Board of Directors from six to nine, the actual number to be determined exclusively by resolution of the Surviving Corporation's Board of Directors, a provision that prohibits the alteration or repeal of this provision without the vote of at least 66- 2/3% of the total voting power of the outstanding shares of the Surviving Corporation's voting stock, voting together as a single class, and related provisions in Article Twelfth of the Certificate of Incorporation as set forth in Exhibit A-1 hereto to become effective in the Merger at the Effective Time (the "Board Size Amendment"); (iii) the approval of an amendment to the Certificate of Incorporation of the Company providing for a requirement that the approval of 66- 2/3% of the total voting power of the outstanding shares of the Surviving Corporation's common stock is necessary to approve any merger or consolidation, any sale, lease, exchange or other disposition of all or substantially all of the Surviving Corporation's assets and, unless approved by two-thirds of the Surviving Corporation's Board of Directors, any issuance of voting securities of the Surviving Corporation that would require stockholder approval and related provisions in Article Thirteenth of the Certificate of Incorporation as set forth in Exhibit A-1 hereto to become effective in the Merger at the Effective Time (the "Supermajority Voting Amendment") and (iv) the approval of an amendment to the Certificate of Incorporation of the Company providing for an increase in authorized capital and the creation of a new Class C Common Stock having one-tenth ( 1/10) of one vote per share and related provisions in Article Fourth of the Certificate of Incorporation as set forth in Exhibit A-1 hereto to become effective in the Merger at the Effective Time (the "Authorized Capital Amendment"). The Company hereby represents and warrants to Harcourt General that a committee of independent directors of the Company's Board of Directors has approved the Merger, this

Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment, has determined that the Merger, this Agreement, the transactions contemplated by the Distribution Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment are advisable and favorable to and, therefore, fair to and in the best interests of the stockholders of the Company other than Harcourt General, and has recommended that the stockholders of the Company vote in favor of the adoption of this Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment. The Company shall, through a committee of independent directors of its Board of Directors, continue to recommend to its stockholders adoption of this Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment and shall not withdraw such recommendation.

     SECTION 3.2. Filings; Other Actions. (a) Subject to the provisions of this Agreement and the Distribution Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") as soon as reasonably possible following the execution hereof a proxy statement for the solicitation of proxies in favor of (i) the adoption of this Agreement, (ii) the approval of the Board Size Amendment as an amendment to the Certificate of Incorporation of the Company to become effective in the Merger at the Effective Time, (iii) the approval of the Supermajority Voting Amendment as an amendment to the Certificate of Incorporation of the Company to become effective in the Merger at the Effective Time and (iv) the approval of the Authorized Capital Amendment as an amendment to the Certificate of Incorporation of the Company to become effective in the Merger at the Effective Time (the "Proxy Statement"). The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC for mailing in definitive form as promptly as practicable after such filing. The Company and Harcourt General shall cooperate with each other in the preparation of the Proxy Statement and any amendment or supplement thereto, and the Company shall notify Harcourt General of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Harcourt General promptly copies of all correspondence between the SEC and the Company or any of its advisors with respect to the Proxy Statement. The Company shall give Harcourt General and its counsel appropriate advance opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC, and shall incorporate therein any comments Harcourt General may deliver to the Company with respect thereto, before such Proxy Statement, response or reply is filed with or sent to the SEC. The Company agrees to use its best efforts, after consultation with Harcourt General and its advisors, to respond promptly to all such comments of, and requests by, the SEC and to cause the Proxy Statement to be mailed to the holders of its common stock entitled to vote at the Stockholders Meetings at such time as shall be requested by Harcourt General.

     (b) The Company agrees promptly to furnish to Harcourt General all copies of written communications (and summaries of the substance of all oral communications) received by it, or any of its affiliates or representatives from, or delivered by any of the foregoing to, any federal, state or local or international court, commission, governmental body, agency, authority, tribunal, board or other governmental entity (each a "Governmental Entity") in respect of the transactions contemplated hereby.

     SECTION 3.3. Best Efforts. Except in the case of Harcourt General to the extent that it shall have exercised its right to terminate the Distribution Agreement in accordance with the terms thereof, upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Distribution Agreement, including, but not limited to (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and (v) taking such other actions as are necessary, including agreeing to such other amendments to or modifications of this Agreement to obtain a favorable tax ruling from the Internal Revenue Service as to the Federal income tax consequences of the Merger and Distribution.

     SECTION 3.4. Merger Sub Approval. The Board of Directors of Merger Sub has approved and declared advisable the Merger and this Agreement, has determined that the Merger is fair to and in the best interests of its stockholders and has recommended that its stockholders adopt this Agreement. As promptly as possible following the execution of this Agreement, Harcourt General, as sole stockholder of Merger Sub, shall execute a written consent adopting this Agreement.

     SECTION 3.5. Harcourt General Approval. Harcourt General agrees to vote, or cause to be voted, all of the shares of Common Stock owned by it and any of its subsidiaries in favor of the adoption of this Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment.

     SECTION 3.6. Stockholders Rights Plan. The Company agrees that prior to the Distribution, it will adopt a stockholders rights plan substantially in the form attached hereto as Exhibit D-1.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

     SECTION 4.1. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, except that the condition set forth in Section 4.1(a) may not be waived) of the following conditions:

          (a) a proposal to adopt this Agreement has been approved by the holders of (i) two-thirds of the shares of Common Stock outstanding and entitled to vote thereon and (ii) a majority of the shares of Common Stock (other than shares held directly or indirectly by Harcourt General) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

          (b) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the Distribution and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger or the Distribution shall have been instituted by any Governmental Entity before any court, arbitrator or governmental body, agency or official and be pending;

          (c) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on any party's ability to consummate the transactions contemplated by this Agreement; and

          (d) all the conditions to the Distribution set forth in the Distribution Agreement, other than the consummation of the Merger, shall have been satisfied.

     SECTION 4.2. Conditions to the Obligations of Harcourt General and Merger Sub. The obligations of Harcourt General and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Merger Sub, except that the condition set forth in Section 4.2(a) may not be waived) of the following conditions:

          (a) a proposal to adopt this Agreement has been approved by the holders of (i) two-thirds of the shares of Common Stock outstanding and entitled to vote thereon and (ii) a majority of the shares of Common Stock (other than shares held directly or indirectly by Harcourt General) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

          (b) Harcourt General shall have received a favorable tax ruling from the Internal Revenue Service as to the Federal income tax consequences of the Merger and the Distribution;

          (c) no court, arbitrator or Governmental Entity shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the Distribution and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger or the Distribution shall have been instituted by any Governmental Entity before any court, arbitrator or governmental body, agency or official and be pending;

          (d) the Class B Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

          (e) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger and the Distribution shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on any party's ability to consummate the transactions contemplated by this Agreement;

          (f) the stockholders of Harcourt General shall have approved the amendment to Harcourt General's Restated Certificate of Incorporation attached hereto as Exhibit C-1; and

          (g) all the conditions to the Distribution set forth in the Distribution Agreement, other than the consummation of the Merger, shall have been satisfied.

                                   ARTICLE V

                                  TERMINATION

     SECTION 5.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

          (a) by mutual written consent of the Company and Harcourt General;

          (b) by either the Company or Harcourt General, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or Merger Sub from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (c) by the Company, Merger Sub or Harcourt General, if there shall be any law or regulation that makes consummation of the Distribution illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Harcourt General from consummating the Distribution is entered;

          (d) by Harcourt General or the Company in the event the Distribution Agreement is terminated;

          (e) by Harcourt General or the Company if, after a vote on the matter by the Company's stockholders at the Stockholders Meeting, the condition set forth in Sections 4.1(a) and 4.2(a) is not satisfied; or

          (f) by Harcourt General if, after a vote on the matter by Harcourt General's stockholders at a meeting called for such purpose, the condition set forth in Section 4.2(f) is not satisfied.

     SECTION 5.2. Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.1. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

        To Harcourt General or Merger Sub:

        c/o Harcourt General, Inc.
        27 Boylston Street
        Chestnut Hill, Massachusetts 02467
        Telecopy: (617) 278-5567
        Attn: Chief Executive Officer

        with a copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, New York 10017
        Telecopy: (212) 455-2502
        Attn: John G. Finley, Esq.

        To the Company:

        The Neiman Marcus Group, Inc.
        27 Boylston Street
        Chestnut Hill, Massachusetts 02467
        Telecopy: (617) 278-5567
        Attn: Chief Executive Officer

        and:

        The Independent Directors of the Company
        c/o The Secretary of the Company
        The Neiman Marcus Group, Inc.
        27 Boylston Street
        Chestnut Hill, Massachusetts 02467
        Telecopy: (617) 278-5567

        with a copy to:

        Choate Hall & Stewart
        Exchange Place
        53 State Street
        Boston, Massachusetts 02109
        Telecopy: (617) 248-4000
        Attn: Andrew L. Nichols, Esq.

     SECTION 6.2. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Merger Sub may at any time prior to the mailing of the Proxy Statement assign all of its rights and obligations under this Agreement to any other wholly-owned subsidiary of Harcourt General, and in the case of such assignment, the parties hereto agree to amend this Agreement to so provide.

     SECTION 6.3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     SECTION 6.4. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          THE NEIMAN MARCUS GROUP, INC.

                                          By /s/ ERIC P. GELLER
                                            ------------------------------------
                                            Name: Eric P. Geller
                                            Title: Senior Vice President,
                                             General Counsel and Secretary

                                          HARCOURT GENERAL, INC.

                                          By /s/ JOHN R. COOK
                                            ------------------------------------
                                            Name: John R. Cook
                                            Title: Senior Vice President and
                                             Chief Financial Officer

                                          SPRING MERGER CORPORATION

                                          By /s/ JOHN R. COOK
                                            ------------------------------------
                                            Name: John R. Cook
                                            Title: President

                                                                      APPENDIX B
                                                                  EXECUTION COPY

                  AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                                    BETWEEN

                             HARCOURT GENERAL, INC.

                                      AND

                         THE NEIMAN MARCUS GROUP, INC.

                            DATED AS OF JULY 1, 1999

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I.     DEFINITIONS.................................................     B-2
  SECTION 1.1  General.....................................................     B-2
  SECTION 1.2  References; Interpretation..................................     B-5

ARTICLE II.    DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS......     B-5
  SECTION 2.1  The Distribution and Other Transactions.....................     B-5
  SECTION 2.2  Declaration Date; Further Assurances........................     B-8
  SECTION 2.3  Representations and Warranties..............................     B-8
  SECTION 2.4  Certain Post-Distribution Transactions......................    B-10
  SECTION 2.5  Certain Limitations on Actions by Harcourt General..........    B-11
  SECTION 2.6  Right of First Offer........................................    B-11
  SECTION 2.7  Smith Family................................................    B-12

ARTICLE III.   INDEMNIFICATION.............................................    B-12
  SECTION 3.1  Indemnification by Neiman Marcus............................    B-12
  SECTION 3.2  Indemnification by Harcourt General.........................    B-12
  SECTION 3.3  Procedures for Indemnification..............................    B-12
  SECTION 3.4  Indemnification Payments....................................    B-14

ARTICLE IV.    COVENANTS...................................................    B-14
  SECTION 4.1  Access to Information.......................................    B-14
  SECTION 4.2  Confidentiality.............................................    B-14
  SECTION 4.3  Retention of Records........................................    B-14
  SECTION 4.4  Litigation Cooperation......................................    B-15
  SECTION 4.5  Other Matters...............................................    B-15
  SECTION 4.6  No Solicitation.............................................    B-15
  SECTION 4.7  Registration Rights Agreement...............................    B-15
  SECTION 4.8  Disclosure of Indemnification Obligations...................    B-15

ARTICLE V.     MISCELLANEOUS...............................................    B-16
  SECTION 5.1  Complete Agreement; Construction............................    B-16
  SECTION 5.2  Counterparts................................................    B-16
  SECTION 5.3  Survival of Agreements......................................    B-16
  SECTION 5.4  Expenses....................................................    B-16
  SECTION 5.5  Notices.....................................................    B-16
  SECTION 5.6  Waivers.....................................................    B-17
  SECTION 5.7  Amendments..................................................    B-17
  SECTION 5.8  Assignment..................................................    B-17
  SECTION 5.9  Successors and Assigns......................................    B-17
  SECTION 5.10 Termination.................................................    B-17
  SECTION 5.11 Subsidiaries................................................    B-17
  SECTION 5.12 Third Party Beneficiaries...................................    B-17
  SECTION 5.13 Title and Headings..........................................    B-18
  SECTION 5.14 Exhibits and Schedules......................................    B-18
  SECTION 5.15 GOVERNING LAW...............................................    B-18
  SECTION 5.16 Consent to Jurisdiction.....................................    B-18
  SECTION 5.17 Severability................................................    B-18


                  AMENDED AND RESTATED DISTRIBUTION AGREEMENT

     AMENDED AND RESTATED DISTRIBUTION AGREEMENT, dated as of July 1, 1999, amending and restating the DISTRIBUTION AGREEMENT, dated as of May 14, 1999 (this "Agreement"), between HARCOURT GENERAL, INC., a Delaware corporation ("Harcourt General"), and THE NEIMAN MARCUS GROUP, INC., a Delaware corporation ("Neiman Marcus").

     WHEREAS, Harcourt General will own, immediately prior to the Recapitalization (as defined below), 21,440,960 shares of Common Stock, par value $.01 per share, of Neiman Marcus ("Common Stock") and HGI Investment Trust, a wholly-owned subsidiary of Harcourt General ("HGI"), will own 4,988,542 shares of Common Stock (the "Retained Shares");

     WHEREAS, simultaneously with the execution hereof, Neiman Marcus and Spring Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Harcourt General ("Merger Sub"), are entering into an Amended and Restated Agreement and Plan of Merger dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Recapitalization Agreement"), pursuant to which, among other things, Merger Sub will merge with and into Neiman Marcus with the following consequent capital stock changes: (i) 21,440,960 shares of the Common Stock held by Harcourt General will be contributed to Merger Sub and, as of the Declaration Date (as defined herein), will automatically be canceled and retired with no securities or other consideration issued in exchange therefor, (ii) all of the common stock of Merger Sub, owned by Harcourt General, will be converted into 21,440,960 shares of a new Class B Common Stock, par value $.01 per share, of Neiman Marcus ("Class B Common Stock" and, together with the Class A Common Stock, the "Neiman Marcus Common Stock"), which class of stock will be entitled to elect at least 82% of the members of the board of directors of Neiman Marcus and in all other respects will be substantially identical to the Class A Common Stock and (iii) all other shares of Common Stock will be converted into Class A Common Stock, par value $.01 per share, of Neiman Marcus ("Class A Common Stock"), including 4,988,542 shares of Common Stock held by HGI, which class of stock shall be entitled to elect up to 18% of the members of the board of directors of Neiman Marcus (the "Recapitalization");

     WHEREAS, the Board of Directors of Harcourt General has determined that it is appropriate, desirable and in the best interests of Harcourt General and its stockholders to distribute on the Distribution Date all the shares of Class B Common Stock that Harcourt General will receive in the Recapitalization, on the terms and subject to the conditions set forth in this Agreement, to the holders of record of the Common Stock, par value $1.00 per share, of Harcourt General and the Class B Stock, par value $1.00 per share, of Harcourt General (collectively, "Harcourt General Common Stock"), as of the Distribution Record Date (as defined herein), on a pro rata basis (the "Distribution");

     WHEREAS, Harcourt General will submit a request for a ruling (as it may be amended from time to time, the "Ruling Request") from the Internal Revenue Service to the effect that the Distribution will be a tax-free distribution within the meaning of Section 355 of the Code (as defined herein);

     WHEREAS, each of Harcourt General and Neiman Marcus has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and the Recapitalization and to set forth other agreements that will govern certain other matters following the Distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     SECTION 1.1 General. As used in this Agreement, the following terms shall have the following meanings:

          (a) "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

          (b) "Affiliate" shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

          (c) "Assets" shall mean assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

          (d) "Authorized Capital Amendment" shall mean an amendment to the Neiman Marcus Certificate of Incorporation providing for an increase in authorized capital and the creation of a new class of low-vote common stock having one-tenth (1/10) of one vote per share.

          (e) "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

          (f) "Class A Common Stock" shall have the meaning set forth in the recitals hereto.

          (g) "Class B Common Stock" shall have the meaning set forth in the recitals hereto.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

          (i) "Commission" shall mean the U.S. Securities and Exchange
     Commission.

          (j) "Declaration Date" shall mean the date on which (i) the Harcourt General Board of Directors shall declare the dividend constituting the Distribution and (ii) the certificate of merger effecting the Recapitalization shall be filed with the Secretary of State of the State of Delaware.

          (k) "DGCL" shall mean the General Corporation Law of the State of Delaware.

          (l) "Distribution" shall have the meaning set forth in the recitals hereto.

          (m) "Distribution Agent" shall mean the distribution agent selected by Harcourt General to effect the Distribution.

          (n) "Distribution Date" shall mean the date determined by the Board of Directors of Harcourt General following the consummation of the Recapitalization for the mailing of certificates of Class B Common Stock to stockholders of Harcourt General in the Distribution.

          (o) "Distribution Record Date" shall mean the date determined by the Board of Directors of Harcourt General as the record date for the determination of the holders of record of Harcourt General Common Stock entitled to receive shares of Class B Common Stock in the Distribution.

          (p) "Effective Time" shall mean immediately prior to the midnight, New York time, that ends the 24-hour period comprising the Distribution Date.

          (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (r) "Form 8-A" shall mean a Neiman Marcus registration statement on Form 8-A pursuant to which the Class B Common Stock shall be registered under the Exchange Act, including all amendments thereto.

          (s) "Governance Amendments" shall mean (i) an amendment to the Neiman Marcus Certificate of Incorporation establishing a range for the number of directors on the Neiman Marcus Board of Directors from six to nine, the actual number to be determined exclusively by resolution of the Neiman Marcus Board of Directors, and a provision that prohibits the alteration or repeal of this provision without the vote of 66 2/3% of the total voting power of the outstanding shares of Neiman Marcus voting stock voting together as a single class and (ii) an amendment to the Neiman Marcus Certificate of Incorporation providing for a requirement that the approval of 66 2/3% of the total voting power of the outstanding shares of Neiman Marcus is necessary to approve any merger or consolidation, any sale, lease, exchange or other disposition of all or substantially all of Neiman Marcus' assets and unless approved by two-thirds of the Neiman Marcus Board of Directors, any issuance of voting securities of Neiman Marcus that would require stockholder approval.

          (t) "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

          (u) "Harcourt General Business" shall mean each and every business conducted at any time by Harcourt General or any Subsidiary of Harcourt General (other than Neiman Marcus and its subsidiaries) prior to the Effective Time, except the Neiman Marcus Business.

          (v) "Harcourt General Common Stock" shall have the meaning set forth in the recitals hereto.

          (w) "Harcourt General Group" shall mean Harcourt General and each Person (other than any member of the Neiman Marcus Group) that is a Subsidiary of Harcourt General immediately prior to the Effective Time.

          (x) "Harcourt General Indemnitees" shall mean Harcourt General, each member of the Harcourt General Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing except Neiman Marcus Indemnitees; provided that any Person who is a present or former director, officer, employee or agent (or is an heir, executor, successor or assign of such Person) of Harcourt General or any member of the Harcourt General Group (excluding the Neiman Marcus Group) shall be covered by this definition in such capacity.

          (y) "Harcourt General Liabilities" shall mean collectively, all Liabilities of Harcourt General or any Subsidiary of Harcourt General (other than Neiman Marcus and its Subsidiaries) immediately prior to the Effective Time, except the Neiman Marcus Liabilities.

          (z) "Indemnifiable Losses" shall mean any and all losses, Liabilities, claims, damages, demands, costs or expenses (including reasonable attorneys' fees and any and all out-of-pocket expenses) reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in settling any Action or potential Action or in satisfying any judgment, fine or penalty rendered in or resulting from any Action.

          (aa) "Indemnifying Party" shall have the meaning set forth in Section 3.3.

          (bb) "Indemnitee" shall have the meaning set forth in Section 3.3.

          (cc) "Intercompany Services Agreement" shall mean the agreement, dated as of July 24, 1987, between Harcourt General (formerly General Cinema Corporation) and The Neiman Marcus Group, Inc.

          (dd) "IRS Ruling" shall have the meaning set forth in Section
     2.1(b)(i).

          (ee) "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or the Recapitalization Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

          (ff) "Material Adverse Effect" shall mean, with respect to any Person, any change, effect, event, occurrence or development that is, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of such Person.

          (gg) "Neiman Marcus" shall have the meaning set forth in the heading of this Agreement.

          (hh) "Neiman Marcus Business" shall mean each and every business conducted at any time prior to, on or after the Effective Time by Neiman Marcus or any Subsidiary of Neiman Marcus or other Business Entity controlled by Neiman Marcus, whether or not such Subsidiary is a Subsidiary of Neiman Marcus or such Business Entity is controlled by Neiman Marcus on the date hereof.

          (ii) "Neiman Marcus Group" shall mean Neiman Marcus and each Person that is a Subsidiary of Neiman Marcus immediately prior to the Effective Time.

          (jj) "Neiman Marcus Indemnitees" shall mean Neiman Marcus, each member of the Neiman Marcus Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

          (kk) "Neiman Marcus Liabilities" shall mean, collectively, any and all Liabilities whatsoever that arise out of, result from, are related to, or are enforceable against, Neiman Marcus or any Subsidiary of Neiman Marcus or any Business Entity controlled by Neiman Marcus, whether or not such Subsidiary was a Subsidiary of Neiman Marcus or such Business Entity was controlled by Neiman Marcus prior to, on or after the date hereof, or the ownership or operation of the Neiman Marcus Business, whether such Liabilities arise before, on or after the Effective Time and whether known or unknown, fixed or contingent, including:

             (i) any and all Liabilities arising from or based upon "controlling person" liability relating to the Proxy Statement (or any amendment thereto) or any other report or document filed by Neiman Marcus with the Commission at any time before, on or after the Effective Time; and

             (ii) any and all Liabilities that are expressly contemplated by this Agreement or the Recapitalization Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Neiman Marcus or any member of the Neiman Marcus Group or to remain with Neiman Marcus or any member of the Neiman Marcus Group, and all Liabilities of Neiman Marcus under this Agreement and the Recapitalization Agreement.

          (ll) "NYSE" shall mean the New York Stock Exchange, Inc.

          (mm) "Person" shall mean any natural person, Business Entity, corporation, business trust, joint venture, association, company, partnership, other entity or government, or any agency or political subdivision thereof.

          (nn) "Proxy Statement" shall have the meaning set forth in the Recapitalization Agreement.

          (oo) "Recapitalization" shall have the meaning set forth in the recitals hereto.

          (pp) "Recapitalization Agreement" shall have the meaning set forth in the recitals hereto.

          (qq) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (rr) "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

          (ss) "Third Party Claim" shall have the meaning set forth in Section 3.3.

     SECTION 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, such Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                                  ARTICLE II.

                      DISTRIBUTION AND OTHER TRANSACTIONS;
                               CERTAIN COVENANTS

     SECTION 2.1  The Distribution and Other Transactions.

     (a) The Distribution. Subject to the conditions set forth in Section 2.1(b) of this Agreement, on the Declaration Date the Board of Directors of Harcourt General shall declare the Distribution upon the terms set forth in this Agreement. To effect the Distribution, Harcourt General shall cause the Distribution Agent to distribute, on the Distribution Date, on a pro rata basis and taking into account Section 2.1(c), to the holders of record of Harcourt General Common Stock on the Distribution Record Date, all shares of Class B Common Stock held by Harcourt General on the Distribution Date. During the period commencing on the date the certificates representing shares of Class B Common Stock are delivered to the Distribution Agent and ending upon the date(s) on which certificates evidencing such shares are mailed to holders of record of Harcourt General Common Stock on the Distribution Record Date or on which fractional shares of Class B Common Stock are sold on behalf of such holders, the Distribution Agent shall hold the certificates representing shares of Class B Common Stock on behalf of such holders. Harcourt General shall deliver to the Distribution Agent the share certificates representing the shares of Class B Common Stock held by Harcourt General which are to be distributed to the holders of Harcourt General Common Stock in the Distribution. Neiman Marcus agrees, if required by Harcourt General, to provide all certificates evidencing shares of Class B Common Stock that Harcourt General shall require in order to effect the Distribution.

     (b) Conditions to the Distribution. The Harcourt General Board of Directors shall declare a dividend constituting the Distribution on the Declaration Date following the satisfaction or waiver by Harcourt General, as determined by Harcourt General in its sole discretion, of the conditions set forth below:

          (i) A private letter ruling from the Internal Revenue Service shall have been obtained, and shall continue in effect, providing that, among other things, the Recapitalization and the Distribution will qualify as tax-free transactions for federal income tax purposes under Sections 354 and 355 of the Code (the "IRS Ruling"); such ruling shall be in form and substance satisfactory to Harcourt General in its sole discretion; and Harcourt General and Neiman Marcus shall have complied with all conditions set forth in such ruling that are required to be complied with prior to the Distribution;

          (ii) Any material governmental approvals and consents necessary to consummate the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement shall have been obtained and shall be in full force and effect;

          (iii) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement shall be in effect and no other event outside the control of Harcourt General shall have occurred or failed to occur that prevents the consummation of the Distribution;

          (iv) The transactions contemplated hereby shall be in compliance with applicable federal and state securities and other applicable laws;

          (v) Each of Neiman Marcus and Harcourt General shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as Harcourt General shall deem appropriate in connection with the completion of the Distribution or the transactions contemplated by this Agreement and the Recapitalization Agreement;

          (vi) The Recapitalization shall have been consummated;

          (vii) The Form 8-A shall have been filed with the Commission and there shall be no impediment to the certification by the NYSE to the Commission of the listing of the Class B Common Stock;

          (viii) The Class B Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (ix) The stockholders of Harcourt General shall have approved an amendment to the Harcourt General Certificate of Incorporation creating a class of low-vote common stock;

          (x) The Board of Directors of Harcourt General shall have received an opinion of Lazard Freres as to the fairness of the Distribution to the Harcourt General stockholders from a financial point of view;

          (xi) The Board of Directors of Harcourt General shall have received a customary opinion as to the legality of the dividend constituting the Distribution under Delaware law;

          (xii) The Board of Directors of Harcourt General shall have received a customary opinion as to the Distribution not constituting a sale, lease, exchange or other disposition of all or substantially all of its assets;

          (xiii) Each of the representations and warranties of Neiman Marcus set forth in this Agreement shall have been true and correct when made and shall be true and correct as of the Declaration Date; and Neiman Marcus shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement and the Recapitalization Agreement at or prior to the Declaration Date; and Harcourt General shall have received a certificate of the chief financial officer of Neiman Marcus as to the foregoing;

          (xiv) All actions and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to Harcourt General; and

          (xv) No event or development shall have occurred which the Board of Directors of Harcourt General determines, in its sole discretion, makes the Distribution not in the best interests of Harcourt General and/or its stockholders.

The foregoing conditions are for the sole benefit of Harcourt General and shall not give rise to or create any duty on the part of Harcourt General to waive or not waive any such condition.

     (c) Sale of Fractional Shares. In response to the request of Neiman Marcus that no fractional shares of Class B Common Stock be distributed in the Distribution, Harcourt General shall appoint the Distribution Agent as agent for each holder of record of Harcourt General Common Stock who would receive in the Distribution any fractional share of Class B Common Stock. The Distribution Agent shall aggregate all such fractional shares and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales, distribute a pro rata portion of the net proceeds from such sales, based upon the gross selling price of all such fractional shares, to each shareholder of Harcourt General who would otherwise have received a fractional share. Harcourt General shall reimburse the Distribution Agent for its reasonable costs, expenses and fees (including selling expenses) in connection with the sale of fractional shares of Class B Common Stock and the distribution of the proceeds thereof in accordance with this Section 2.1(c).

     (d) Other Actions. (i) Harcourt General and Neiman Marcus shall prepare and mail, at such time as determined by Harcourt General, to the holders of Harcourt General Common Stock, such information concerning Neiman Marcus, its business, operations and management, the Distribution and the tax consequences thereof and such other matters as Harcourt General shall reasonably determine or as may be required by law. Neiman Marcus agrees to cooperate with Harcourt General in the preparation of, and provide any information reasonably requested by Harcourt General for inclusion in, such mailing. Harcourt General and Neiman Marcus will prepare, and Neiman Marcus will, to the extent required under applicable law, file with the Commission any such documentation, including any no action letters or other requests for interpretive or regulatory assistance, if any, which Harcourt General determines are necessary or desirable to effectuate the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement and Harcourt General and Neiman Marcus shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

     (ii) Harcourt General and Neiman Marcus shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement.

     (iii) Neiman Marcus shall prepare and file, and shall use its reasonable best efforts to have approved, subject to official notice of issuance, an application for the listing on the NYSE of the Class B Common Stock to be distributed in the Distribution.

     (iv) Subject to Section 2.1(d)(vii), Neiman Marcus shall prepare and file the Form 8-A (which may include or incorporate by reference information contained in the Proxy Statement) with the Commission as promptly as practicable following the execution hereof, and shall use its best efforts to cause the Form 8-A to become effective under the Exchange Act immediately following the consummation of the Recapitalization on the Declaration Date or as soon thereafter as practicable.

     (v) On or prior to the Distribution Date, each of Harcourt General and Neiman Marcus shall consummate those other transactions in connection with the Distribution (including the Recapitalization) that are contemplated by the Ruling Request and any related submissions by Harcourt General to the Internal Revenue Service.

     (vi) In addition to those matters specifically set forth above, Harcourt General and Neiman Marcus also shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 2.1(b) to be satisfied and to effect the Distribution on the Distribution Date.

     (vii) Neiman Marcus agrees that it shall not file with the Commission any report or other document that contains any disclosure relating to the Distribution, this Agreement, the Recapitalization Agreement or any of the transactions contemplated hereby or thereby without the prior written consent of Harcourt General with respect to such disclosure, which consent shall not be unreasonably withheld.

     (viii) Prior to the Distribution Date, Neiman Marcus shall not amend, and the Neiman Marcus Board of Directors shall not approve any amendment to, Neiman Marcus's restated Certificate of Incorporation, other than the Governance Amendments, the Authorized Capital Amendment and the amendments to the Certificate of Incorporation that will take effect upon the filing of the certificate of merger with the Secretary of State of the State of Delaware in connection with the Recapitalization in accordance with the terms of the Recapitalization Agreement.

     (ix) Harcourt General agrees to vote, or cause to be voted, all shares of Neiman Marcus Common Stock owned by it in favor of the adoption of the Recapitalization Agreement, the Governance Amendments and the Authorized Capital Amendment.

     (x) Harcourt General and Neiman Marcus shall enter into an Amended and Restated Intercompany Services Agreement, pursuant to which Harcourt General will continue to provide corporate services to Neiman Marcus.

     (xi) Except as set forth above in clause (x), all agreements and arrangements existing on the date hereof between Harcourt General or any of its Subsidiaries on the one hand and Neiman Marcus and any of its Subsidiaries on the other hand, whether written or oral, shall continue in full force and effect in accordance with their terms and consistent with past practice from the date hereof, through the Distribution Date and thereafter.

     SECTION 2.2 Declaration Date; Further Assurances. (a) The parties agree that the Declaration Date shall occur as soon as reasonably practicable following the satisfaction or waiver of the conditions to the declaration of the Distribution set forth in Section 2.1(b). To the extent any action of the Board of Directors of Neiman Marcus or Harcourt General is necessary to consummate the Distribution, the parties shall cause their respective Boards of Directors to meet telephonically or at the same location on the Declaration Date and each shall take such corporate action at such meeting as shall be required to effect the transactions contemplated hereby and by the Recapitalization Agreement. Immediately following such meetings, Neiman Marcus shall take all actions required to consummate the Recapitalization in accordance with the terms of the Recapitalization Agreement, including the filing of the certificate of merger relating to the Recapitalization with the Secretary of State of the State of Delaware.

     (b) Subject to Harcourt General's right to terminate this Agreement in accordance with Section 5.10, in case at any time after the date hereof any further action is reasonably necessary or desirable to carry out the Recapitalization or Distribution or any other purpose of this Agreement or the Recapitalization Agreement, the proper officers of each party to this Agreement shall take all such necessary action, and shall execute and deliver all necessary instruments related thereto. Without limiting the foregoing, and subject as aforesaid, Harcourt General and Neiman Marcus shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, promptly to obtain all consents and approvals, to enter into all amendatory agreements (including, without limitation, agreeing to such other amendments or modifications of this Agreement in order to obtain the IRS Ruling), to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Recapitalization Agreement, including all applicable governmental and regulatory filings, and to permit each other to review and comment on all correspondence and filings related to the foregoing.

     SECTION 2.3 Representations and Warranties. (a) Neiman Marcus hereby represents and warrants to Harcourt General as follows:

          (i) Organization; Good Standing. Neiman Marcus is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the transactions contemplated hereby and by the Recapitalization Agreement.

          (ii) Authorization. The execution, delivery and performance by Neiman Marcus of this Agreement and the Recapitalization Agreement and the consummation by Neiman Marcus of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Neiman Marcus, other than the approval of the Recapitalization by the stockholders of Neiman Marcus. Each of this Agreement and the Recapitalization Agreement constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by Neiman Marcus pursuant to this Agreement or the Recapitalization Agreement will, upon such execution and delivery, constitute a legal, valid and binding obligation of Neiman Marcus, enforceable against Neiman Marcus in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (iii) Consents and Filings. Except (w) for the filing of a certificate of merger in connection with the Recapitalization and any other filings required to be made with the Secretary of State of the State of Delaware, (x) for the IRS Ruling, (y) for the filing of the Proxy Statement and the Form 8-A and any other reports or documents required to be filed under the Exchange Act and (z) for any filings required to be made with the NYSE, no consent of, or filing with, any Governmental Entity which has not been obtained or made is required for or in connection with the execution and delivery of this Agreement or the Recapitalization Agreement by Neiman Marcus, and the consummation by Neiman Marcus of the transactions contemplated hereby or thereby.

          (iv) Noncontravention. Except in the case of any consents that will be obtained prior to the Distribution Date, the execution, delivery and performance of this Agreement and the Recapitalization Agreement by Neiman Marcus does not, and the consummation by Neiman Marcus of the transactions contemplated hereby and thereby will not, (i) violate any applicable federal, state or local statute, law, rule or regulation, (ii) violate any provision of the Certificate of Incorporation or By-Laws of Neiman Marcus or (iii) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which Neiman Marcus or any of its Subsidiaries is a party or by which any of them are bound, except for, in the case of clause (iii) above, such violations that would not result in a Material Adverse Effect with respect to Neiman Marcus or prevent Harcourt General from complying with the terms and provisions of this Agreement or the Recapitalization Agreement in any material respect.

          (v) Litigation. There are no actions or suits against Neiman Marcus pending, or to the knowledge of Neiman Marcus, threatened which seek to, and Neiman Marcus is not subject to any judgments, decrees or orders which, enjoin or rescind the transactions contemplated by this Agreement or the Recapitalization Agreement or otherwise prevent Neiman Marcus from complying with the terms and provisions of this Agreement or the Recapitalization Agreement in any material respect.

          (vi) Change of Control Adjustments. Except as would not result in a Material Adverse Effect with respect to Neiman Marcus and except in the case of any consents that will be obtained prior to the Distribution Date, neither the Recapitalization nor the Distribution nor any of the other transactions contemplated hereby or by the Recapitalization Agreement will
     (x) constitute a "change of control" or otherwise result in the increase or acceleration of any benefits, including to employees of Neiman Marcus, under any agreement to which Neiman Marcus or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound, or (y) result in any adjustment of the number of shares subject to, or the terms of, including exercise price, any outstanding employee stock options of Neiman Marcus.

     (b) Harcourt General hereby represents and warrants to Neiman Marcus as follows:

          (i) Organization; Good Standing. Harcourt General is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the transactions contemplated hereby.

          (ii) Authorization. The execution, delivery and performance by Harcourt General of this Agreement and the consummation by Harcourt General of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Harcourt General, other than the formal declaration of the Distribution. This Agreement constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by Harcourt General pursuant to this Agreement will, upon such execution and delivery, constitute, a legal, valid and binding obligation of Harcourt General, enforceable against Harcourt General in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (iii) Consents and Filings. Except (w) for the filing of a certificate of merger in connection with the Recapitalization, a certificate of amendment to the Harcourt General Certificate of Incorporation and any other filings required to be made with the Secretary of State of the State of Delaware, (x) for the IRS Ruling, (y) for the filing of the Proxy Statement, the Form 8-A and a proxy statement in respect of the proposed amendment to Harcourt General's Certificate of Incorporation referred to in Section 2.1(b)(ix) and any other reports or documents required to be filed under the Exchange Act and (z) for any filings required to be made with the NYSE, no material consent of, or filing with, any Governmental Entity which has not been obtained or made is required for or in connection with the execution and delivery of this Agreement by Harcourt General, and the consummation by Harcourt General of the transactions contemplated hereby.

          (iv) Noncontravention. Except in the case of any consents that will be obtained prior to the Distribution Date, the execution, delivery and performance of this Agreement and the Recapitalization Agreement by Harcourt General does not, and the consummation by Harcourt General of the transactions contemplated hereby and thereby will not, (i) violate any applicable federal, state or local statute, law, rule or regulation, or
     (ii) violate any provision of the Certificate of Incorporation or By-Laws of Harcourt General or (iii) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which Harcourt General or any of its Subsidiaries is a party or by which any of them are bound, except for, in the case of clause (iii) above, such violations that would not prevent Harcourt General from complying with the terms and provisions of this Agreement or the Recapitalization Agreement in any material respect.

     SECTION 2.4 Certain Post-Distribution Transactions. (a)(i) Neiman Marcus shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in connection with the request by Harcourt General for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution and (ii) until two years after the Distribution Date, Neiman Marcus will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

     (b) Neiman Marcus agrees that until two years after the Distribution Date, it will not (i) merge or consolidate with or into any other corporation, (ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets (within the meaning of Rev. Proc. 77-37, 1977-2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any Neiman Marcus stock (other than as described in Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), or (v) take any other action or actions which in the aggregate (and taking into account the Recapitalization) would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in Neiman Marcus, unless prior to taking any such action set forth in the foregoing clauses (i) through
(v), Neiman Marcus has obtained (and provided to Harcourt General) a written opinion in form and substance reasonably acceptable to Harcourt General of a law firm reasonably acceptable to Harcourt General, or Harcourt General has obtained (at the reasonable request and at the expense of Neiman Marcus) a supplemental ruling from the Internal Revenue Service, that such action or actions will not result in (i) the Distribution failing to qualify under Section 355(a) of the Code or (ii) the Neiman Marcus shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code. Harcourt General agrees to cooperate with Neiman Marcus in obtaining such opinion or, as the case may be, to use its commercially reasonable best efforts in obtaining any supplemental ruling reasonably requested by Neiman Marcus, including, where appropriate, by providing written representations as to factual events that transpired prior to the Distribution Date.

     (c) Notwithstanding anything to the contrary herein, if Neiman Marcus (or any of its Subsidiaries) fails to comply with any of its obligations under Sections 2.4(a) and 2.4(b) above or takes or fails to take any action (including any action referred to in Section 2.4(a) or clauses (i) through (v) of Section 2.4(b) without regard to when such action occurs) on or after the Distribution Date, and such failure to comply, action or omission contributes to a determination that (i) the Distribution fails to qualify under Section 355(a) of the Code or (ii) the Neiman Marcus shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code, then Neiman Marcus shall indemnify and hold harmless Harcourt General and each member of the consolidated group of which Harcourt General is a member from and against any and all federal, state and local taxes, including any interest, penalties or additions to tax, imposed upon or incurred by Harcourt General, any member of its group or any stockholder of Harcourt General as a result of the failure of the Distribution to qualify under Section 355(a) of the Code or the application of Section 355(e) (including any taxes payable by reason of any payment made pursuant to this Section 2.4(c)). The obligation of Neiman Marcus to indemnify Harcourt General pursuant to the preceding sentence shall not be affected by the delivery of any legal opinion or supplemental ruling under
Section 2.4(b), unless the circumstances described in clause (i) or (ii) of this
Section 2.4(c) shall occur solely by reason of (x) the failure of a representation made by Harcourt General pursuant to the last sentence of Section 2.4(b) to be true and correct in all material respects, (y) a material omission in any such representation or (z) a breach by Harcourt General or any of the Shared Representatives (as defined in Section 4.6) of any of the covenants contained in Section 4.6; provided, however, that in the event that Harcourt General or any of the Shared Representatives shall have breached any of such covenants, which breach shall have been disclosed to a director of Neiman Marcus that is not affiliated with Harcourt General (an "Independent Director"), and notwithstanding such breach, a majority of the Independent Directors shall determine (as evidenced in writing) to proceed with a Transaction Proposal (as defined in Section 4.6), the indemnity provided by this Section 2.4(c) shall not be affected.

     SECTION 2.5 Certain Limitations on Actions by Harcourt General. Subject to the representations and undertakings required by Harcourt General to be made in order to obtain the IRS Ruling, following the Distribution, in matters requiring a vote of the holders of Class A Common Stock, for such time as Harcourt General holds the Retained Shares, Harcourt General will vote the Retained Shares in proportion to the votes cast affirmatively or negatively by all other holders of Class A Common Stock voting.

     SECTION 2.6 Right of First Offer. (a) Commencing immediately after the consummation of the Distribution, and prior to the second anniversary of the Distribution Date, Harcourt General shall not, and shall not permit any Subsidiary to, sell, exchange or transfer ("Transfer"), other than to a direct or indirect wholly owned Subsidiary of Harcourt General, Neiman Marcus or pursuant to a bona fide merger, tender offer, exchange offer, consolidation or other similar transaction in which the opportunity to Transfer shares is made available on the same basis to all holders of Class A Common Stock, a number of shares of Class A Common Stock in any 60-day period representing 5% or more of the outstanding shares of Class A Common Stock and Class B Common Stock, taken together, unless Harcourt General shall have given to Neiman Marcus at least ten days' prior written notice (the "Right of First Offer") that it or its Subsidiary is considering effecting such a Transfer (a "Transferor's Notice"). Such notice shall state (i) the number of shares of Class A Common Stock that Harcourt General or its Subsidiary may Transfer (the "Offered Securities") and
(ii) the price, if applicable, at which Harcourt General or its Subsidiary would be willing to Transfer the Offered Securities, other than in a "block trade" or other public offering (a "Public Sale"), including to a third party (the "Private Price"), and/or if Harcourt General or its Subsidiary anticipates the possibility of a Transfer of such shares in a Public Sale, a statement to such effect. Upon receipt of the Transferor's Notice, Neiman Marcus, acting through its Board of Directors, shall have ten days (the "Offer Period") to elect to purchase the Offered Securities at a price in cash equal to (x) the Private Price or (y) if no Private Price has been stated by Harcourt General, the closing price on the New York Stock Exchange

Composite Transactions Tape (the "NYSE Tape") on the trading day immediately preceding the date of the Transferor's Notice. The foregoing Right of First Offer shall not apply to any Transfer for shares of stock or other property, so long as the transferee in any such Transfer shall agree in writing to be bound by the provisions of this Section 2.6.

     (b) If Neiman Marcus does not exercise its Right of First Offer, then Harcourt General or its Subsidiary shall have the right, for a period ending upon the later of (i) 120 days from the expiration of the Offer Period, (ii) 45 days after such time as a registration statement filed with respect to such Offered Securities shall be declared effective by the Commission or (iii) 15 days after the expiration of such time as the parties to any transaction reasonably require to comply with applicable United States federal and state laws and regulations, to Transfer or, in the case of Harcourt General, cause its Subsidiary to Transfer all or any portion of the Offered Securities at a price no less than (i) if the Transferor's Notice sets forth a Private Price, the Private Price or (ii) if the Transferor's Notice does not set forth a Private Price, (A) in a Public Sale, 90% of the low sales price on the NYSE Tape on the trading day on which such Transfer is made (as opposed to the settlement date of such Transfer) or (B) in a Transfer other than a Public Sale, the low sales price on the NYSE Tape on the trading day on which an agreement to Transfer is made. If Harcourt General or its Subsidiary does not Transfer or, in the case of Harcourt General, cause its Subsidiary to Transfer all or any portion of the Offered Securities within the time period provided for in this Section 2.6(b), the Right of First Offer in this Section 2.6 shall again become applicable with respect to any Transfer of shares of Class A Common Stock by Harcourt General or its Subsidiary.

     (c) If Neiman Marcus exercises its Right of First Offer, the closing of the purchase of the Offered Securities with respect to which such right has been exercised shall take place on the 15th day after the later of (i) the date Neiman Marcus gives notice of such exercise and (ii) the expiration of such time as the parties may reasonably require in order to comply with applicable United States federal and state laws and regulations, which in no event shall be more than 45 days after the date specified in clause (c)(i).

     (d) Upon exercise by Neiman Marcus of its Right of First Offer under this
Section 2.6, Neiman Marcus and Harcourt General or, if applicable, its Subsidiary, shall be legally obligated to consummate the purchase contemplated thereby and shall use their respective reasonable best efforts to make all necessary filings and to secure any approvals required and to comply as soon as practicable with all applicable United States federal and state laws and regulations in connection therewith; provided, however, that Harcourt General or its Subsidiary may determine, at any time prior to the consummation of a Transfer to Neiman Marcus, not to Transfer or, in the case of Harcourt General, cause its Subsidiary to Transfer the Offered Securities, in which case all of the provisions of this Section 2.6 shall again become applicable with respect to any Transfer of shares of Class A Common Stock by Harcourt General or its Subsidiary.

     SECTION 2.7 Smith Family. Harcourt General shall use its commercially reasonable best efforts to procure the agreement of each member of the Smith family currently reporting its ownership of Harcourt General Common Stock on
Schedule 13D under the Exchange Act (the "Smith Stockholders") that, for a period of 180 days from the Distribution Date, such Smith Stockholder shall not Transfer any shares of Class B Common Stock held by such Smith Stockholder other than to any other Smith Stockholder or any other Person to whom such Smith Stockholder would be permitted to transfer shares of Class B Stock of Harcourt General in accordance with the Harcourt General Certificate of Incorporation (including for bona fide estate planning or charitable purposes); provided, however, that such Smith Stockholder shall be permitted to Transfer shares of Class B Common Stock pursuant to a bona fide tender offer, exchange offer, merger, consolidation or similar transaction in which the opportunity to Transfer shares is made available on the same basis to all holders of Class B Common Stock.

                                  ARTICLE III.

                                INDEMNIFICATION

     SECTION 3.1 Indemnification by Neiman Marcus. Except as otherwise specifically set forth in any provision of this Agreement, Neiman Marcus shall indemnify, defend and hold harmless the Harcourt General Indemnitees from and against any and all Indemnifiable Losses of the Harcourt General Indemnitees arising out of, by reason of or otherwise in connection with the Neiman Marcus Liabilities or alleged Neiman Marcus Liabilities, including any breach by Neiman Marcus of any representation, warranty, covenant or other provision of this Agreement or the Recapitalization Agreement.

     SECTION 3.2 Indemnification by Harcourt General. Except as otherwise specifically set forth in any provision of this Agreement, Harcourt General shall indemnify, defend and hold harmless the Neiman Marcus Indemnitees from and against any and all Indemnifiable Losses of the Neiman Marcus Indemnitees arising out of, by reason of or otherwise in connection with the Harcourt General Liabilities or alleged Harcourt General Liabilities, including any breach by Harcourt General of any representation, warranty, covenant or other provision of this Agreement or the Recapitalization Agreement.

     SECTION 3.3  Procedures for Indemnification.

     (a) Third Party Claims. If a claim or demand is made against a Neiman Marcus Indemnitee or a Harcourt General Indemnitee (each, an "Indemnitee") by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to the terms hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. Any Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution of any Third Party Claim, including by providing or causing to be provided records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

     If a Third Party Claim is made against an Indemnitee with respect to which a claim for indemnification is made pursuant to Section 3.1 or Section 3.2 hereof, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

     If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent (which shall not be unreasonably withheld); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if (i) the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim, (ii) such settlement, compromise or discharge is solely for money damages and would not otherwise adversely affect the Indemnifying Party and (iii) such settlement, compromise or discharge does not subject the Indemnifying Party to any equitable remedy. If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, the Indemnifying Party shall be permitted to enter into, and the Indemnitee shall agree to, any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee or subject the Indemnitee to any equitable remedy; provided, however, that the Indemnitee may refuse to agree to any such proposed settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such proposed settlement, compromise or discharge; and provided further that the Indemnifying Party shall not agree to any other settlement, compromise or discharge of a Third Party Claim not described above without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim.

     (b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     (c) The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     SECTION 3.4  Indemnification Payments.  Indemnification required by this
Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

                                  ARTICLE IV.

                                   COVENANTS

     SECTION 4.1 Access to Information. (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), from and after the Distribution Date, each of Neiman Marcus and Harcourt General shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to such other party's performance of its obligations under this Agreement or the Recapitalization Agreement or such party's financial, tax and other reporting obligations.

     (b) A party providing information or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such information or access to information.

     SECTION 4.2 Confidentiality. Each of Neiman Marcus and its Subsidiaries and Harcourt General and its Subsidiaries shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or (B) such information has been later lawfully acquired from other sources by such party or (C) this Agreement or the Recapitalization Agreement or any other agreement entered into pursuant hereto or thereto permits the use or disclosure of such information) to the extent such information (i) relates to or was acquired during the period up to the Effective Time or pursuant to Section 4.1, or (ii) is based upon or is derived from information described in the preceding clause (i), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

     SECTION 4.3 Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall preserve and retain all information relating to the other party's business in accordance with the record retention policies of such party as may be in effect from time to time. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any information at any time; provided that prior to such destruction or disposal (i) such party shall provide no less than 90 days prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and (ii) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

     SECTION 4.4 Litigation Cooperation. Each of Harcourt General and Neiman Marcus shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action arising out of (i) the business of such other party and its predecessors, if any, in which the requesting party may from time to time be involved, provided, that such Action does not involve a claim between either of Harcourt General or Neiman Marcus against the other or (ii) the matters contained in
Section 2.4 hereof.

     SECTION 4.5 Other Matters. Each of Harcourt General and Neiman Marcus shall negotiate in good faith to execute prior to the Distribution Date such further certificates, agreements and other documents (including, without limitation, with respect to transition services, intellectual property, employee benefits and insurance matters) which are necessary or appropriate to consummate or implement the transactions contemplated hereby and by the Recapitalization Agreement.

     SECTION 4.6 No Solicitation. (a) Harcourt General agrees that neither it nor any executive officer of Harcourt General named on Schedule 4.6 to this Agreement or any director of Harcourt General who is also an executive officer or director of Neiman Marcus (a "Shared Representative") shall solicit any offers or proposals regarding (i) any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Neiman Marcus, (ii) any purchase or sale of all or substantially all of the assets of Neiman Marcus or (iii) any issuance or other sale or transfer of any equity interest in Neiman Marcus held by Harcourt General (collectively, a "Transaction Proposal"). The obligations set forth in clauses (i) and (ii) of this Section 4.6(a) shall terminate on the date that is two years following the Distribution Date and the obligations set forth in clause (iii) of this Section 4.6(a) shall terminate on the Distribution Date.

     (b) Upon receipt of an unsolicited Transaction Proposal, Harcourt General or any Shared Representative, as the case may be, shall, in Harcourt General's sole discretion, either (i) promptly reject such Transaction Proposal, subject to the fiduciary obligations of any Shared Representative to Neiman Marcus or its stockholders or to such Shared Representative's obligations as an executive officer of Neiman Marcus, or (ii) refer such Transaction Proposal to Walter J. Salmon or another Independent Director and to the Person designated pursuant to
Section 5.5 to receive copies of any notices delivered to Neiman Marcus and the

Independent Directors of Neiman Marcus. In the event that the Independent Directors determine that such Transaction Proposal should be discussed further with the party making such Transaction Proposal, the Independent Directors shall notify Harcourt General in writing, signed by a majority of the Independent Directors of Neiman Marcus. Harcourt General and the Shared Representatives shall be permitted to take such steps as they deem appropriate, in their good faith judgment, in connection with such Transaction Proposal without being deemed to violate this Section 4.6. The sole remedy for breach by Harcourt General or any of the Shared Representatives of this Section 4.6 shall be the elimination of the indemnity obligation of Neiman Marcus set forth in Section 2.4(c), as provided in the last sentence of Section 2.4(c), except as provided in the proviso to such last sentence of Section 2.4(c).

     SECTION 4.7 Registration Rights Agreement. On the Distribution Date, Harcourt General and Neiman Marcus will enter into a registration rights agreement providing for two demand registration rights and two shelf registration rights with respect to the shares of Class A Common Stock to be held by Harcourt General following the Distribution Date, and otherwise containing customary provisions reasonably acceptable to both Harcourt General and Neiman Marcus.

     SECTION 4.8 Disclosure of Indemnification Obligations. Neiman Marcus agrees to disclose from time to time, in its audited consolidated financial statements included in its Annual Report on Form 10-K, the existence, scope and material terms of its indemnification obligations pursuant to Section 2.4(c), for a period commencing on the Distribution Date and ending on the earlier to occur of (i) the date that is five years from the Distribution Date and (ii) such time as the Independent Directors of Neiman Marcus determine such disclosure is no longer necessary.

                                   ARTICLE V.

                                 MISCELLANEOUS

     SECTION 5.1 Complete Agreement; Construction. This Agreement and the Recapitalization Agreement, including the Exhibits and Schedules hereto and thereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     SECTION 5.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 5.3 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION 5.4 Expenses. Except as set forth on Schedule 5.4 or as otherwise set forth in this Agreement or in the Recapitalization Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and the Recapitalization Agreement, and the Distribution and the other transactions contemplated hereby and thereby shall be charged to and paid by the party incurring such costs and expenses.

     SECTION 5.5 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

       To Harcourt General:

        Harcourt General, Inc.
        27 Boylston Street
        Chestnut Hill, Massachusetts 02467
        Telecopy: 617-278-5567
        Attn: Chief Executive Officer
       with a copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, New York 10017
        Telecopy: 212-455-2502
        Attn: John G. Finley, Esq.

        To Neiman Marcus:

        The Neiman Marcus Group, Inc.
        27 Boylston Street
        Chestnut Hill, Massachusetts 02467
        Telecopy: 617-278-5567
        Attn: Chief Executive Officer

        and

        The Independent Directors of Neiman Marcus
        c/o The Secretary of Neiman Marcus
        The Neiman Marcus Group, Inc.
        27 Boylston Street
        Chestnut Hill, Massachusetts 02467
        Telecopy: 617-278-5567

        with a copy to:

        Choate Hall & Stewart
        Exchange Place
        53 State Street
        Boston, Massachusetts 02109
        Telecopy: 617-248-4000
        Attn: Andrew L. Nichols, Esq.

     SECTION 5.6 Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION 5.7 Amendments. Subject to the terms of Section 5.10 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

     SECTION 5.8 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     SECTION 5.9 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. In addition, the provisions of this Agreement shall be binding upon any person that acquires, directly or indirectly, 50% or more of the (i) voting power, in an election of directors or otherwise, represented by the outstanding common stock, (ii) shares of outstanding common stock or (iii) assets of Neiman Marcus on or after the Distribution Date, but Neiman Marcus shall not enter into any agreement with respect to the foregoing or permit to be consummated any such transaction unless and until a writing shall be signed by any such person and delivered to Harcourt General whereby such person agrees to assume the obligations of Neiman Marcus hereunder.

     SECTION 5.10 Termination. This Agreement (including Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the filing of the certificate of merger relating to the Recapitalization by and in the sole discretion of Harcourt General without the approval of Neiman Marcus or the stockholders of Neiman Marcus; provided that if, at the time of such termination Neiman Marcus is not in breach of any of its obligations hereunder or under the Recapitalization Agreement, Harcourt General shall pay the reasonable out-of-pocket expenses of Neiman Marcus incurred in connection with this Agreement, the Recapitalization Agreement and the transactions contemplated hereby and thereby. This Agreement may be terminated by Neiman Marcus only upon material breach by Harcourt General of a representation, warranty or covenant contained in this Agreement, which breach would result in a Material Adverse Effect with respect to Neiman Marcus after giving effect to the Distribution. In the event of termination of this Agreement by either party hereto, except as set forth in the next preceding sentence, no party shall have any liability of any kind to any other party or any other person. After the filing of the certificate of merger relating to the Recapitalization, this Agreement may not be terminated except by an agreement in writing signed by both parties and a majority of the Independent Directors of Neiman Marcus.

     SECTION 5.11 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on or after the Distribution Date.

     SECTION 5.12 Third Party Beneficiaries. Except as provided in Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 5.13 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION 5.14 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 5.15 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed in the Commonwealth of Massachusetts.

     SECTION 5.16 Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the Commonwealth of Massachusetts, and (b) the United States District Court for the District of Massachusetts, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Massachusetts or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the Commonwealth of Massachusetts. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Massachusetts with respect to any matters to which it has submitted to jurisdiction in this Section 5.16. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the Commonwealth of Massachusetts, or (ii) the United States District Court for the District of Massachusetts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 5.17 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                         HARCOURT GENERAL, INC.


                                         By:       /s/ JOHN R. COOK
                                           -------------------------------------
                                           Name:   John R. Cook
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer


                                         THE NEIMAN MARCUS GROUP, INC.


                                         By:      /s/ ERIC P. GELLER
                                           -------------------------------------
                                           Name:   Eric P. Geller
                                           Title:  Senior Vice President,
                                                   General Counsel and Secretary

                                                                      APPENDIX C

           PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         THE NEIMAN MARCUS GROUP, INC.

     (ORIGINALLY INCORPORATED AS SPECIALTY STORE COMPANY, ON JUNE 2, 1987)

     The following represents a restatement of the current Certificate of Incorporation of The Neiman Marcus Group, Inc. (the "Corporation"), together with proposed changes as indicated by the italicized text:

     THE NEIMAN MARCUS GROUP, INC., a Delaware corporation organized on June 2, 1987 under the name Specialty Store Company (the "Corporation") does hereby certify that, pursuant to Section 245 of the General Corporation Law of the State of Delaware, the Corporation's Certificate of Incorporation is hereby restated to read in its entirety as follows:

     First: The name of the Corporation is The Neiman Marcus Group, Inc. (hereinafter the "Corporation").

     Second: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

     Fourth:

     1. AUTHORIZED STOCK. The total number of shares which the Corporation is authorized to issue is [three hundred million (300,000,000) shares](1) [two hundred million shares (200,000,000)](2). [Two hundred fifty million (250,000,000)](3) [One Hundred fifty million (150,000,000)](4) shares shall be designated common stock (the "Common Stock") [, of which [one hundred million (100,000,000)](5) [Seventy-Five million (75,000,000)](6) shares shall be designated Class A Common Stock (the "Class A Common Stock"), [one hundred million (100,000,000)](7)[Seventy-Five million (75,000,000)](8) shares shall be designated Class B Common Stock (the "Class B Common Stock") [and fifty million (50,000,000) shares shall be designated Class C Common Stock (the "Class C Common Stock")].(9) Fifty million (50,000,000) shares shall be designated preferred stock (the "Preferred Stock"), all of which are presently undesignated as to series. Each

---------------
 (1)If the Merger Agreement is adopted and the Authorized Capital Amendment is approved, the total number of authorized shares will be increased from 200,000,000 to 300,000,000.
 (2)If either the Merger Agreement is not adopted or the Authorized Capital Amendment is not approved, the total number of authorized shares will remain unchanged.
 (3)If the Merger Agreement is adopted and the Authorized Capital Amendment is approved, the total number of authorized shares of Common Stock will be increased from 150,000,000 to 200,000,000.
 (4)If either the Merger Agreement is not adopted or the Authorized Capital Amendment is not approved, the total number of authorized shares of Common Stock will remain unchanged.
 (5)If the Merger Agreement is adopted and the Authorized Capital Amendment is approved, the total number of authorized shares of Class A Common Stock will be 100,000,000.
 (6)If the Merger Agreement is adopted and the Authorized Capital Amendment is not approved, the total number of authorized shares of Class A Common Stock will be 75,000,000.
 (7)If the Merger Agreement is adopted and the Authorized Capital Amendment is approved, the total number of authorized shares of Class B Common Stock will be 100,000,000.
 (8)If the Merger Agreement is adopted and the Authorized Capital Amendment is not approved, the total number of authorized shares of Class B Common Stock will be 75,000,000.
 (9)If the Merger Agreement is adopted and the Authorized Capital Amendment is approved, then the Restated Certificate of Incorporation will be amended to authorize the creation of a new Class C Common Stock.

     share of Preferred Stock shall have a par value of $0.01 and each share of Common Stock shall have a par value of $0.01.

     [2. Common Stock.(10) The Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be identical in all respects, except as otherwise expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be as follows:

          (a) CASH DIVIDENDS. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to this Article Fourth, and except as otherwise provided for herein, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; PROVIDED that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Class A Common Stock, Class B Common Stock and Class C Common Stock.

          (b) STOCK DIVIDENDS. If at any time a dividend is to be paid in shares of Class A Common Stock, shares of Class B Common Stock or shares of Class C Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: only Class A Common Stock may be paid to holders of Class A Common Stock, only Class B Common Stock may be paid to holders of Class B Common Stock and only Class C Common Stock may be paid to holders of Class C Common Stock. Whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock, Class B Common Stock and Class C Common Stock.

          (c) PROPERTY DIVIDENDS. If at any time a dividend is to be paid in rights to purchase shares of Series A Preferred Stock, shares of Series B Preferred Stock or shares of Series C Preferred Stock (a "rights dividend") (including in each case with adjustments that will, under certain circumstances, constitute rights to purchase Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively), such rights dividend may be declared and paid only as follows: only rights to purchase Series A Preferred Stock may be paid to holders of Class A Common Stock, only rights to purchase Series B Preferred Stock may be paid to holders of Class B Common Stock and only rights to purchase Series C Preferred Stock may be paid to holders of Class C Common Stock. Whenever any other property dividend is paid, the same rate or ratio of shares or other property shall be paid in respect of each outstanding share of Class A Common Stock, Class B Common Stock and Class C Common Stock. The references in this paragraph to any series of preferred stock contemplate the issuance of such preferred stock pursuant to a stockholders rights plan adopted by the Corporation.

          (d) STOCK SUBDIVISIONS AND COMBINATIONS. The Corporation shall not subdivide, reclassify or combine stock of any class of Common Stock without at the same time making a proportionate subdivision, reclassification or combination of shares of the other classes.

          (e) VOTING. Voting power shall be divided between the classes of stock as follows:

             (i) Subject to Sections (2)(e)(ii) and (2)(e)(iv) of this Article Fourth, with respect to the election of directors, holders of Class A Common Stock and holders of Class C Common Stock, voting together as a class, shall be entitled to elect that number of directors which constitutes 18% of the authorized number of members of the Board of Directors (or, if such 18% is not a whole number, then the nearest lower whole number) (the "Class A Directors"). Each share of Class A Common Stock shall have one vote in the election of the Class A Directors and each share of Class C Common Stock shall have one-tenth (1/10th) of one vote in the election of the Class A Directors. Subject to Section
        (2)(e)(ii) of this Article Fourth, holders of Class B Common Stock shall be entitled to elect

---------------

(10)This new Section 2 of Article Fourth will be added to the Restated Certificate of Incorporation if the Merger Agreement and the Authorized Capital Amendment are approved. This new Section 2 specifies the relative rights of the Class A, Class B and Class C Common Stock.

        the remaining directors (the "Class B Directors"). The initial Class A Director shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Amendment, and the holders of Class A Common Stock and Class C Common Stock, voting together as a class, shall be entitled to vote for the election or replacement of such Class A Director in satisfaction of their "Special Voting Rights" as defined in clause (ii) below, at the next election of directors of the Class (e.g. Class I, Class II or Class III) in which such director serves are elected. Each share of Class B Common Stock shall have one vote in the election of Class B Directors. For purposes of this Section
        (2)(e)(i), references to the authorized number of members of the Board of Directors shall not include any directors which the holders of any shares of any series of Preferred Stock have the right to elect.

             (ii) For purposes of this Section (2)(e)(ii), "Special Voting Rights" means the different voting rights of the holders of Class A Common Stock and Class C Common Stock, on the one hand, and holders of Class B Common Stock, on the other hand, with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in Section (2)(e)(i). If approved by the Board of Directors, at any annual or special meeting of stockholders of the Corporation held at any time after the fifth anniversary of the distribution by Harcourt General, Inc. to its stockholders of all of the Class B Common Stock owned by it (the "Fifth Year Anniversary"), a majority of the outstanding shares of the Class A Common Stock and Class C Common Stock, voting together as a class, and a majority of the outstanding shares of the Class B Common Stock, voting separately as a class, may vote to eliminate the Special Voting Rights, in which case Section (2)(e)(i) of this Article Fourth shall have no further force or effect, and thereafter holders of Common Stock shall have voting rights as are specified in Section (2)(e)(iv) of this Article Fourth and shall be entitled to elect all members of the Board of Directors. This Section
        (2)(e)(ii) shall not be amended prior to the Fifth Year Anniversary without the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the Voting Stock, voting together as a single class, together with any vote of the holders of any class of stock required by law.

             (iii) Unless the Special Voting Rights have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Class A Directors and Class B Directors such that at all times the number of Class A directorships shall be 18% of the authorized number of members of the Board of Directors (or, if such 18% is not a whole number, then the nearest lower whole number) and the remaining directorships shall be Class B directorships.

             (iv) Except as otherwise specified herein or required by law, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall in all matters not otherwise specified in this Section
        (2)(e) of this Article Fourth vote together as one class (including, without limitation, with respect to increases or decreases in the authorized number of shares of any class of stock of the Corporation and without the vote of any class voting separately as a class), with each share of Class A Common Stock and Class B Common Stock having one vote and each share of Class C Common Stock having one-tenth (1/10th) vote.

             (v) Every reference in this Restated Certificate of Incorporation or the Corporation's Amended and Restated By-laws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

          (f) MERGER OR CONSOLIDATION. The Corporation shall not enter into any consolidation of the Corporation with one or more other corporations, a merger of the Corporation with another corporation, a reorganization of the Corporation or other similar combination of the Corporation with one or more third parties, in which each holder of a share of Class A Common Stock, Class B Common Stock and Class C Common Stock is not entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, reorganization or other combination as each other holder of a share of Class A Common Stock,

     Class B Common Stock and Class C Common Stock; PROVIDED that, in any such transaction, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock may each receive different kinds of shares of stock that differ to the extent and only to the extent that the Board of Directors determines in good faith that such shares differ with respect to the rights of holders of such shares as the Class A Common Stock, Class B Common Stock and Class C Common Stock differ as provided herein.

          (g) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.]

     [2. COMMON STOCK.(11) The Class A Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock shall be as follows:

          (a) CASH DIVIDENDS. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to this Article Fourth, and except as otherwise provided for herein, the holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; PROVIDED that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

          (b) STOCK DIVIDENDS. If at any time a dividend is to be paid in shares of Class A Common Stock or shares of Class B Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: only Class A Common Stock may be paid to holders of Class A Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock. Whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

          (c) PROPERTY DIVIDENDS. If at any time a dividend is to be paid in rights to purchase shares of Series A Preferred Stock or shares of Series B Preferred Stock (a "rights dividend") (including in each case with adjustments that will, under certain circumstances, constitute rights to purchase Class A Common Stock and Class B Common Stock, respectively), such rights dividend may be declared and paid only as follows: only rights to purchase Series A Preferred Stock may be paid to holders of Class A Common Stock and only rights to purchase Series B Preferred Stock may be paid to holders of Class B Common Stock. Whenever any other property dividend is paid, the same rate or ratio of shares or other property shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock. The references in this paragraph to any series of preferred stock contemplate the issuance of such preferred stock pursuant to a stockholders rights plan adopted by the Corporation.

          (d) STOCK SUBDIVISIONS AND COMBINATIONS. The Corporation shall not subdivide, reclassify or combine stock of either class of Common Stock without at the same time making a proportionate subdivision, reclassification or combination of shares of the other class.

          (e) VOTING. Voting power shall be divided between the classes of stock as follows:

             (i) Subject to Sections (2)(e)(ii) and (2)(e)(iv) of this Article Fourth, with respect to the election of directors, holders of Class A Common Stock shall be entitled to elect that number of directors which constitutes 18% of the authorized number of members of the Board of Directors (or, if such 18% is not a whole number, then the nearest lower whole number) (the "Class A Directors"). Each share of Class A Common Stock shall have one vote in the election of the Class A Directors.

---------------

(11)This new Section 2 of Article Fourth will be added to the Restated Certificate of Incorporation if the Merger Agreement is approved, but the Authorized Capital Amendment is not approved. This new Section 2 specifies the relative rights of the Class A Common Stock and the Class B Common Stock.

        Subject to Section (2)(e)(ii) of this Article Fourth, holders of Class B Common Stock shall be entitled to elect the remaining directors (the "Class B Directors"). The initial Class A Director shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Amendment, and the holders of Class A Common Stock shall be entitled to vote for the election or replacement of such Class A Director in satisfaction of their "Special Voting Rights" as defined in clause (ii) below, at the next election of directors of the Class (e.g. Class I, Class II or Class III) in which such director serves are elected. Each share of Class B Common Stock shall have one vote in the election of Class B Directors. For purposes of this Section (2)(e)(i), references to the authorized number of members of the Board of Directors shall not include any directors which the holders of any shares of any series of Preferred Stock have the right to elect.

             (ii) For purposes of this Section (2)(e)(ii), "Special Voting Rights" means the different voting rights of the holders of Class A Common Stock, on the one hand, and holders of Class B Common Stock, on the other hand, with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in Section (2)(e)(i). If approved by the Board of Directors, at any annual or special meeting of stockholders of the Corporation held at any time after the fifth anniversary of the distribution by Harcourt General, Inc. to its stockholders of all of the Class B Common Stock owned by it (the "Fifth Year Anniversary"), a majority of the outstanding shares of the Class A Common Stock and a majority of the outstanding shares of the Class B Common Stock, voting separately, may vote to eliminate the Special Voting Rights, in which case Section (2)(e)(i) of this Article Fourth shall have no further force or effect, and thereafter holders of Common Stock shall have voting rights as are specified in Section (2)(e)(iv) of this Article Fourth and shall be entitled to elect all members of the Board of Directors. This Section (2)(e)(ii) shall not be amended prior to the Fifth Year Anniversary without the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the Voting Stock, voting together as a single class, together with any vote of the holders of any class of stock required by law.

             (iii) Unless the Special Voting Rights have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Class A Directors and Class B Directors such that at all times the number of Class A directorships shall be 18% of the authorized number of members of the Board of Directors (or, if such 18% is not a whole number, then the nearest lower whole number) and the remaining directorships shall be Class B directorships.

             (iv) Except as otherwise specified herein or required by law, the holders of Class A Common Stock and Class B Common Stock shall in all matters not otherwise specified in this Section (2)(e) of this Article Fourth vote together as one class (including, without limitation, with respect to increases or decreases in the authorized number of shares of any class of stock of the Corporation and without the vote of any class voting separately as a class), with each share of Class A Common Stock and Class B Common Stock having one vote.

             (v) Every reference in this Restated Certificate of Incorporation or the Corporation's Amended and Restated By-laws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

          (f) MERGER OR CONSOLIDATION. The Corporation shall not enter into any consolidation of the Corporation with one or more other corporations, a merger of the Corporation with another corporation, a reorganization of the Corporation or other similar combination of the Corporation with one or more third parties, in which each holder of a share of Class A Common Stock and Class B Common Stock is not entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, reorganization or other combination as each other holder of a share of Class A Common Stock and Class B Common Stock; PROVIDED that, in any such transaction, the holders of shares of Class A Common Stock and Class B Common Stock may each receive different kinds of shares of stock that differ to the extent and only to the extent that the Board of Directors determines in good faith that such shares differ with respect to the rights of holders of such shares as the Class A Common Stock and Class B Common Stock differ as provided herein.

          (g) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.]

     The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by this Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating thereto; including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

     Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be made under seal of the Corporation and signed by and shall be filed and a copy thereof recorded in the manner prescribed by the GCL. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

     Fifth: The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     Sixth: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     Seventh: Except as otherwise fixed pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation to call an annual or special meeting of stockholders, special meetings of the stockholders of the Corporation may not be called by the stockholders of the Corporation.

     Eighth: Notwithstanding the GCL, any action required to be taken or which may be taken by the holders of the Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders.

     Ninth: The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At the annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. [Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.](12) [Any vacancy in the office of a director created by the death, resignation, retirement, disqualification, removal from office of a director or other cause, elected by (or appointed on behalf of) the holders of the Class B Common Stock, on the one hand, or the holders of the Class A Common Stock and [any other class of stock entitled to vote for the class of directors elected by the holders of the Class A Common Stock](13), on the other hand, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Class B Common Stock, on the one hand, or Class A Common Stock and [any other class of stock entitled to vote for the class of directors elected by the holders of the Class A Common Stock](14), on the other hand (or on behalf of whom that director was appointed), as the case may be, unless there are no such directors in such Class, in which case such vacancy shall be filled by the stockholders of such Class, or the Special Voting Rights have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director), regardless of any quorum requirements set out in the By-laws. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Unless the Special Voting Rights have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated pursuant to Section (2)(e)(iii) of Article Fourth. Once such newly-created directorships have been allocated as Class A Directors or Class B Directors, such newly-created directorships shall be filled by the vote of the majority of the directors in such Class (or the sole remaining director in such Class), as the case shall be, unless there are no such directors in such Class, in which case such vacancy shall be filled by the

---------------

(12)If the Merger Agreement is not adopted, this provision shall continue to apply and no new language will be added to Article Ninth. If the Merger Agreement is adopted, this provision will be deleted.

(13)This provision will include the Class C Common Stock if the Authorized Capital Amendment is approved.

(14)This provision will include the Class C Common Stock if the Authorized Capital Amendment is approved.

stockholders of such Class, or the Special Voting Rights have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director), regardless of any quorum requirements set out in the By-laws.

     In the event that there are no remaining directors, any vacancy in the office of a director shall be filled by the vote of the majority of stockholders who elected such director (or on whose behalf such director was appointed.)](15)

     Notwithstanding the foregoing, whenever pursuant to the provisions of Article Fourth of this Certificate of Incorporation, the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Ninth unless expressly provided by such terms.

     Tenth: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Tenth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

     Eleventh: Subject to Article Fifth and notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the Voting Stock, voting together as a single class, shall be required to alter, amend, rescind or repeal (A) Article Seventh, Article Eighth, Article Ninth or this Article Eleventh or to adopt any provision inconsistent therewith or (B)
Section 3 of Article II, Sections 1, 2 and 10 of Article III, Article VIII or
Article IX of the By-Laws of the Corporation or to adopt any provision inconsistent therewith.

     "Voting Stock" shall mean the securities of the Corporation which are entitled to vote generally for the election of directors of the Corporation.

     [Twelfth:(16) Except as otherwise fixed pursuant to Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation acting separately by class or series, to elect, under specified circumstances, directors at an annual or special meeting of stockholders, the Board of Directors shall consist of not less than six nor more than nine persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. The affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the Voting Stock, voting together as a single class, shall be required to alter, amend, rescind or repeal this Article or to adopt any provision inconsistent therewith.]

     [Thirteenth:(17) Notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the Voting Stock, voting together as a single class, shall be required for the Corporation to effect or consummate:

          (1) any merger or consolidation of the Corporation with or into any other corporation;

---------------

(15)If the Merger Agreement is adopted, the Restated Certificate of Incorporation will be amended to include these provisions regarding the filling of vacancies on the Board of Directors.

(16)If the Merger Agreement is adopted and the Board Size Amendment is approved, this new Article Twelfth will be added to the Restated Certificate of Incorporation.

(17)If the Merger Agreement is adopted and the Supermajority Voting Amendment is approved, this new Article Thirteenth will be added to the Restated Certificate of Incorporation. If the Board Size Amendment is not adopted, this Article will be renumbered as Article Twelfth.

          (2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or

          (3) any issuance by the Corporation of any voting securities of the Corporation which issuance would require approval by the stockholders of the Corporation pursuant to the GCL or the rules of any exchange on which the voting securities of the Corporation are listed, other than an issuance by the Corporation of voting securities as required by any stockholder rights plan adopted by the Corporation, unless such issuance has been approved by a resolution adopted by not less than two-thirds of all the directors then in office;

     PROVIDED, HOWEVER, that the foregoing requirement shall not apply, and the provisions of the GCL relating to the percentage of stockholder approval, if any, shall apply to any merger or other transaction described in the preceding subparagraphs (1), (2) or (3) if the other party to the merger or other transaction is a Subsidiary of the corporation.

     For purposes of this Article Thirteenth a "Subsidiary" is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.

     The affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the Voting Stock, voting together as a single class, shall be required to alter, amend, rescind or repeal this Article or to adopt any provision inconsistent therewith.

     This Article Thirteenth shall be of no further force and effect from and after the Fifth Year Anniversary.]

                                                                      APPENDIX D

                               BY-LAWS AMENDMENT

                         THE NEIMAN MARCUS GROUP, INC.

     1. The By-laws of the Company in effect as of May 14, 1999 have been amended by adding a new Section 7 at the end of Article II, as follows:

     "Section 7. Business Brought Before Meetings. At any Annual Meeting of Stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2. For business to be properly brought before an Annual Meeting of Stockholders pursuant to clause (c) above, the stockholder must have given written notice thereof to, either by personal delivery or by United States mail, postage prepaid, and such notice must have been received by, the Secretary of the Corporation, not later than ninety days prior to the anniversary date of the immediately preceding Annual Meeting. Such notice shall set forth: (a) the name and address, as they appear on the Corporation's books, of the stockholder who is proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (b) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by the stockholder, or the beneficial owner on whose behalf the proposal is made; (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (d) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
     (e) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such business and
     (f) a statement as to whether such stockholder of record, and the beneficial owner, if any, intend to solicit proxies in support of such proposal. The presiding officer of the meeting shall determine and declare to the meeting whether or not such business was properly brought before the meeting in accordance with the procedures prescribed by these By-laws, and at such officer's discretion, may declare such business not properly brought before the meeting and shall not recognize the bringing of such business.

     At any Special Meeting of Stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of Special Meeting."

     2. The By-laws of the Company in effect as of May 14, 1999 have been amended by replacing the first and second sentences of Article IV, Section 1 with the following:

     "The officers of the Corporation shall be chosen by the Board of Directors and shall be one or more Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Chief Executive Officers, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers."

     3. Article III, Section 1 of the By-laws has been amended(1) by deleting the word "three" in the phrase "not less than three nor more than nine persons" in the first sentence of such section and substituting in lieu thereof the word "six", and by deleting the second sentence of such section and substituting in lieu thereof the following:

---------------

    (1) This provision of the By-laws Amendment is subject to the adoption by the Neiman Marcus stockholders of the Merger Agreement and each of the Governance and Authorized Capital Amendments, and shall be effective immediately prior to the filing of the Certificate of Merger.

     "Except as provided in the Certificate of Incorporation or Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders by the stockholders entitled to vote for the election of directors (or for the election of directors of a given class, as applicable), and each director so elected shall hold office until the annual meeting for the year in which his term expires and until a director of the same class succeeding such director is duly elected and qualified, or until his earlier resignation or removal."

     4. Article III, Section 2 of the By-laws has been amended(2) by deleting such section in its entirety and substituting in lieu thereof the following:

     "Section 2. Vacancies. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, acting separately by class or series, to elect, under specified circumstances, directors at an annual or special meeting of stockholders, and except as otherwise provided pursuant to the provisions of Article Ninth thereof, relating to the power of the Board of Directors to fill newly-created directorships and vacancies in the Board of Directors, any vacancy in the office of a director created by the death, resignation, retirement, disqualification, removal from office of a director or other cause, elected by (or appointed on behalf of) the holders of the Class B Common Stock, par value $.01 per share, of the Corporation (the "Class B Common Stock") on the one hand, or the holders of the Class A Common Stock, par value $.01 per share, of the Corporation (the "Class A Common Stock"), and the Class C Common Stock, par value $.01 per share, of the Corporation (the "Class C Common Stock"), on the other hand, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Class B Common Stock, on the one hand, or Class A Common Stock and Class C Common Stock, on the other hand (or on behalf of whom that director was appointed), as the case may be, unless there are no such directors in such Class, in which case such vacancy shall be filled by the stockholders of such Class, or the Special Voting Rights (as defined in Section 2(e)(ii) of Article Fourth of the Certificate of Incorporation) have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth of the Certificate of Incorporation, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director), regardless of any quorum requirements set out in these By-laws. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Unless the Special Voting Rights have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth of the Certificate of Incorporation, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated pursuant to Section
     (2)(e)(iii) of Article Fourth of the Certificate of Incorporation. Once such newly-created directorships have been allocated as Class A Directors or Class B Directors (as such terms are defined in Section (2)(e)(ii) of Article Fourth of the Certificate of Incorporation), such newly-created directorships shall be filled by the vote of the majority of the directors in such Class (or the sole remaining director in such Class), as the case shall be, unless there are no such directors in such Class, in which case such vacancy shall be filled by the stockholders of such Class, or the Special Voting Rights have been eliminated in accordance with Section
     (2)(e)(ii) of Article Fourth of the Certificate of Incorporation, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director), regardless of any quorum requirements set out in these By-laws. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting for the year in which his term expires and until a director of the same Class succeeding such director shall have been elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director."

---------------

    (2) This provision of the By-laws Amendment is subject to the adoption by the Neiman Marcus stockholders of the Merger Agreement and each of the Governance and Authorized Capital Amendments, and shall be effective immediately prior to the filing of the Certificate of Merger.

                                                                      714-SPS-99

                                   DETACH HERE
                                   -----------


                                      PROXY

                          THE NEIMAN MARCUS GROUP, INC.

                         SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 15, 1999


     Richard A. Smith, John R. Cook and Eric P. Geller, and each of them singly, each with power of substitution, are hereby authorized to represent and vote all shares of Common Stock of the undersigned at the Special Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at Company headquarters, 27 Boylston Street, Chestnut Hill, Massachusetts, on September 15, 1999 at 10:00 a.m. and at any adjournments or postponements thereof (the "Special Meeting"). The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated August 10, 1999.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED WITH RESPECT TO ALL MATTERS SET FORTH BELOW AND, WITH RESPECT TO ALL OTHER MATTERS PROPERLY COMING BEFORE THE SPECIAL MEETING, WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS NAMED ABOVE. THE BOARD OF DIRECTORS OF THE NEIMAN MARCUS GROUP, INC. RECOMMENDS A VOTE "FOR" EACH OF PROPOSAL ONE, PROPOSAL TWO, PROPOSAL THREE AND PROPOSAL FOUR. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON THE PROPOSALS, THE PROXY WILL BE SO VOTED.

---------------                                                  ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
---------------                                                  ---------------

                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

                    The Board of Directors recommends a vote "FOR" Proposals 1-4

                                                          FOR   AGAINST  ABSTAIN
                    1. Approval of proposal to adopt      [ ]     [ ]      [ ]
                       Amended and Restated Agreement
                       and Plan of Merger

                    2. Approval of Board Size Proposal    [ ]     [ ]      [ ]

                    3. Approval of Supermajority Voting   [ ]     [ ]      [ ]
                       Proposal

                    4. Approval of Authorized Capital     [ ]     [ ]      [ ]
                       Proposal

                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]

                         For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.


Signature: ______________ Date: _______  Signature: ______________ Date: _______

                                   DETACH HERE
                                   -----------


                        CONFIDENTIAL VOTING INSTRUCTIONS
                      TO: FIDELITY INVESTMENT TRUST COMPANY
                                AS TRUSTEE UNDER

                          THE NEIMAN MARCUS GROUP, INC.

                              EMPLOYEE SAVINGS PLAN
             WITH RESPECT TO THE SPECIAL MEETING OF STOCKHOLDERS OF
               THE NEIMAN MARCUS GROUP, INC. -- SEPTEMBER 15, 1999

     I hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of The Neiman Marcus Group, Inc. which are credited to my account under the above-referenced Plan at the Special Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at the Company headquarters, 27 Boylston Street, Chestnut Hill, Massachusetts, on September 15, 1999 at 10:00 a.m. and at any adjournments or postponements thereof. The undersigned hereby revokes any voting instruction previously given and acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated August 10, 1999.

     THE SHARES REPRESENTED BY THIS INSTRUCTION CARD WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY THE UNDERSIGNED. FIDELITY MANAGEMENT TRUST COMPANY MAKES NO RECOMMENDATION CONCERNING YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS OF THE NEIMAN MARCUS GROUP, INC. RECOMMENDS A VOTE "FOR" EACH OF PROPOSAL ONE, PROPOSAL TWO, PROPOSAL THREE AND PROPOSAL FOUR. IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THIS INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. IF THIS INSTRUCTION CARD IS NOT RECEIVED BY SEPTEMBER 14, 1999, THE SHARES CREDITED TO YOUR ACCOUNT WILL NOT BE VOTED.

---------------                                                  ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
---------------                                                  ---------------

                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.
                    This Instruction Card is solicited by the Plan Trustee.

                    The Board of Directors recommends a vote "FOR" Proposals 1-4

                                                          FOR   AGAINST  ABSTAIN
                    1. Approval of proposal to adopt      [ ]     [ ]      [ ]
                       Amended and Restated Agreement
                       and Plan of Merger

                    2. Approval of Board Size Proposal    [ ]     [ ]      [ ]

                    3. Approval of Supermajority Voting   [ ]     [ ]      [ ]
                       Proposal

                    4. Approval of Authorized Capital     [ ]     [ ]      [ ]
                       Proposal

                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]

                         For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.


Signature: ______________ Date: _______  Signature: ______________ Date: _______

---------------------------------------       FIDELITY MANAGEMENT TRUST COMPANY

FIDELITY MANAGEMENT TRUST COMPANY
82 DEVONSHIRE STREET
BOSTON, MASSACHUSETTS 02109

TO:    PARTICIPANTS IN THE NEIMAN MARCUS GROUP, INC.
       EMPLOYEE SAVINGS PLAN

FROM:  FIDELITY MANAGEMENT TRUST COMPANY
       TRUSTEE OF THE NEIMAN MARCUS GROUP, INC. EMPLOYEE SAVINGS PLAN

DATE:  AUGUST 10, 1999.

     As a participant in the Neiman Marcus Group, Inc. Employee Savings Plan, which owns shares of Neiman Marcus Common Stock, you are entitled to instruct the Trustee on how to vote the shares of Common Stock credited to your account on matters scheduled to come before the Special Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held on September 15, 1999.

     A proxy statement, confidential voting instruction card and return envelope are enclosed. Please complete, date and sign the voting instruction card and mail it promptly in the return envelope to exercise your right to direct the trustee with respect to shares of The Neiman Marcus Group, Inc. credited to your account. The completed and signed voting instruction card must be received by September 14, 1999. If your card is not received by September 14, 1999, the shares credited to your account will not be voted.

     If you own shares of The Neiman Marcus Group, Inc. outside of the Employee Savings Plan, you will receive similar materials for those shares in a separate mailing. Please return both cards in their separate return envelopes if you wish to fully participate in the matters being submitted to the stockholders of The Neiman Marcus Group, Inc.

Enclosures